EXECUTION COPY
EXHIBIT 10.53
PREFERRED STOCK PURCHASE AGREEMENT
among
NUVASIVE, INC.,
PROGENTIX ORTHOBIOLOGY, B.V.
and
The Sellers listed on Schedule A attached hereto
January 13, 2009

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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SCHEDULES AND EXHIBITS

Schedule A	Sellers Schedule

Exhibit A	Option Purchase Agreement
Exhibit B	Facility Agreement
Exhibit C	Amended Articles of Association
Exhibit D	Notarial Deed
Exhibit E	Form of Proprietary Inventions Agreement
Exhibit F	Opinion of Counsel
Exhibit G	Distribution Agreement
Exhibit H	Revos License Agreement
Exhibit I	Pledge Agreement
Exhibit J	Shareholders’ Agreement
Exhibit K	Founders’ Non-competition Agreement (Bruijn)
Exhibit L	Founders’ Non-competition Agreement (Blitterswijk)
Exhibit M	Investor Non-competition Agreement

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PREFERRED STOCK PURCHASE AGREEMENT
     THIS PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of January 13, 2009 (the “Effective Date”), by and among NuVasive, Inc., a Delaware corporation (“Purchaser”), Progentix Orthobiology B.V., a company organized under the laws of the Netherlands (the “Company”), and the shareholders of the Company as set forth on Schedule A attached hereto (each a “Seller,” and collectively, the “Sellers,” and along with the Company, the “Seller Parties”).
RECITALS
     The Sellers desire to sell, and Purchaser desires to purchase, 7,200 ordinary shares, €1.00 par value per share, and 1,600 cumulative preference shares, €1.00 par value per share, of the Company, for an aggregate purchase price of $10,000,000, which shares represent, immediately after such issuance, forty percent (40%) of the outstanding capital stock of the Company on a fully-diluted basis (the “Initial Shares”).
     Purchaser and the Seller Parties have entered into an Option Purchase Agreement, dated as of the date hereof, in the form attached hereto as Exhibit A (the “Option Purchase Agreement”), pursuant to which, and subject to certain exceptions set forth therein, (i) Purchaser may elect, in its sole discretion, to cause the Sellers to sell to Purchaser the remaining issued and outstanding shares of the capital stock of the Company held by the Sellers (the “Remaining Shares,” and along with the Initial Shares, the “Seller Shares”) upon delivery of a Purchase Election Notice (as defined therein) to the Sellers’ Representative (as defined in the Option Purchase Agreement) at any time between the second anniversary of the date of the Option Purchase Agreement and the fourth anniversary thereof (the “Call Option Period”), and (ii) Purchaser shall be obligated to purchase from the Sellers all of the Remaining Shares in the event (A) the Sellers’ Representative (as defined in the Option Purchase Agreement) delivers a Milestone Completion Notice (as defined therein) to Purchaser at any time between the date of the Option Purchase Agreement and the second anniversary thereof (the “Put Option Period”) or (B) Purchaser’s *** (as defined in the Option Purchase Agreement) is greater than *** at any time during the Call Option Period. Any purchase of the Remaining Shares by the Purchaser pursuant to the Option Purchase Agreement shall be referred to herein as an “Acquisition.” The period from the date of the Option Agreement through the expiration of the Call Option Period shall be referred to herein as the “Option Period.”
     In connection with this Agreement and the Option Purchase Agreement, Purchaser has entered into a Facility Agreement with the Company, dated as of the date hereof, in the form attached hereto as Exhibit B (the “Facility Agreement”) pursuant to which Purchaser is lending up to $5,000,000 to the Company.
     In connection with this Agreement and the Option Purchase Agreement, pursuant to a notarial deed of amendment to the Company’s Articles of Association in the form attached hereto as Exhibit C (the “Amended Articles”), which includes among other things, the creation

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

of cumulative preference shares A (the “Series A Preferred Stock”) and cumulative preference shares B (the “Series B Preferred Stock”), and pursuant to the execution of the notarial deed with respect to the Amended Articles, (i) the cumulative preference shares held by the Sellers shall be converted into shares of Series A Preferred Stock, and (ii) the Initial Shares purchased by Purchaser pursuant to the terms herein shall be converted into shares of Series B Preferred Stock, such that Purchaser will own shares of the Series B Preferred Stock, representing, immediately after such issuance, forty percent (40%) of the outstanding capital stock of the Company on a fully-diluted basis (the “Recapitalization”). The Company has filed a declaration of no-objection with the Dutch Ministry of Justice with respect to the Amended Articles.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
1. SALE AND TRANSFER OF THE INITIAL SHARES.
     1.1 Sale and Transfer of the Initial Shares.
          (a) On the Closing Date (as defined below), subject to the conditions set forth in this Section 1, Purchaser or its designee shall purchase, and the Sellers shall sell and issue to Purchaser, the Initial Shares for the aggregate purchase price of $10,000,000 (the “Purchase Price”) as set forth on Schedule A attached hereto. At the Closing (as defined below), Purchaser shall transfer (i) an amount of cash (in United States dollars of immediately available funds) equal to the Purchase Price minus the Seller Funded Expenses (the “Upfront Payment”) to the third party account of the Notary in accordance with the instructions in the Notary Instruction Letter, and (ii) on behalf of the Sellers, the amounts set forth on the Estimated Closing Certificate to the persons listed therein.. Prior to the transfer of the Initial Shares, the Notary shall hold the Upfront Payment on behalf of Purchaser. After the transfer of the Initial Shares, the Notary shall hold the Upfront Payment on behalf of the Sellers. As soon as possible after the Closing, but in any event within one (1) Business Day of the Closing Date, the Notary shall pay to the Sellers an amount equal to the Upfront Payment, pursuant to the allocation set forth on Schedule A attached hereto (the “Pro Rata Allocation”)
          (b) The parties acknowledge and agree that the aggregate fair market value of the Initial Shares as of the Closing Date is equal to the Purchase Price for the Initial Shares, and the parties agree to file all Tax Returns in a manner consistent with this sentence and not to take any Tax position inconsistent with this sentence.
     1.2 Closing of the Purchase of the Initial Shares. The closing of the purchase and sale of the Initial Shares (the “Closing”) shall take place at the offices of DLA Piper Nederland N.V., ‘Meerparc’, Amstelveenseweg 638, 1081 JJ Amsterdam, the Netherlands, as soon as practicable, or at such other time, date and place as are mutually agreed upon by the Company and Purchaser (the “Closing Date”). At the Closing, the Notary shall execute the deed of transfer of the Initial Shares through the notarial deed in the form substantially attached hereto as Exhibit D. Immediately thereafter, the Notary shall transfer the Upfront Payment to the Sellers, all in accordance with the instruction letter from the Notary.

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     1.3 Notary. The Seller Parties are aware that the Notary is a civil law notary working at DLA Piper Nederland N.V., the firm that advises Purchaser in respect of the matters set out in this Agreement. With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) established by the Royal Notarial Professional Organization (Koninklijke Notariële Beroepsorganisatie), parties hereby acknowledge and confirm that (i) the Notary shall execute any and all deeds related to the Closing Documents; and (ii) Purchaser is assisted and represented by DLA Piper Nederland N.V. in relation to the Closing Documents and any other agreements that may be concluded, or disputes that may arise, in connection therewith.
2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT TO THE SELLER SHARES
     Each Seller, severally but not jointly, hereby represents and warrants to Purchaser as to such Seller and the Seller Shares owned by such Seller, as of the Effective Date and as of the Closing Date, as set forth below. Each exception to such representations and warranties set forth in the Seller Parties Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific section of this Agreement, and the disclosures in any section or subsection of the Seller Parties Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
     2.1 Authority; Execution and Delivery; Enforceability. Each Seller has full power, authority and capacity to execute and deliver this Agreement and to perform such Seller’s respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles.
     2.2 Non-Contravention. The execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof, will not (or would not with the giving of notice or the passage of time):
          (a) constitute a default under or a violation or breach (with or without notice) of, result in the acceleration of any obligation under, any provision of any contract or other instrument to which such Seller is a party or result in the termination or revocation of any authorization held by such Seller or the Company necessary to the ownership of the Seller Shares or the operation of the business of the Company;
          (b) violate any Order or any Legal Requirement affecting such Seller; or
          (c) result in the creation of any Encumbrance on the Seller Shares.
     2.3 Title to Seller Shares. Each Seller is and will be on the Closing Date the holder and beneficial owner of the Seller Shares owned by such Seller. The Seller Shares owned by such Seller as of the Effective Date are as set forth on Part 2.3 of the Seller Parties Disclosure Schedule. Each Seller has good and valid title to the Seller Shares owned by such Seller as set forth on Part 2.3 of the Seller Parties Disclosure Schedule, free and clear of all Encumbrances.

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At the Closing, each Seller will transfer legal and beneficial, good and valid title to each of the Initial Shares owned by such Seller, free and clear of all Encumbrances. No Seller is currently bound by any contract, agreement, arrangement, commitment or understanding (written or oral) with, and has not granted any option or right currently in effect or which would arise after the Effective Date, any Person other than Purchaser with respect to the acquisition of any of Initial Shares.
     2.4 Consents and Approvals. Except as set forth in the Seller Parties Disclosure Schedule, no consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Body, and no consent, approval, waiver or other similar authorization of any other Person (including, without limitation, any Person who is a party to a Contract binding on or affecting the Company or any Subsidiary), is required to be obtained by or on behalf of such Sellers as a result of, or in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
     2.5 Litigation and Claims. There is no Action pending or, to the Knowledge of such Seller, Threatened, against or affecting such Seller that could reasonably be expected to affect such Seller’s ability to consummate the transactions contemplated hereby.
     2.6 No Finder. Except as set forth in the Seller Parties Disclosure Schedule, neither such Seller nor any party acting on such Seller’s behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby, and the Company will not be liable or obligated in any way whatsoever with respect to any such fee or commission.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to Purchaser, as of the Effective Date and as of the Closing Date, as set forth below. Each exception to such representations and warranties set forth in the Seller Parties Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific section of this Agreement, and the disclosures in any section or subsection of the Seller Parties Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
     3.1 Organization and Good Standing.
          (a) Part 3.1 of the Seller Parties Disclosure Schedule contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is a private company with limited liability duly qualified to do business as a foreign corporation and is in good standing under the

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laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
          (b) The Company made available to Purchaser in the Data Room copies of the Organizational Documents of the Company, as currently in effect.
     3.2 Authority; No Conflict.
          (a) The Closing Documents to which the Company is a party have been authorized by the board of directors (“Board of Directors”) of the Company and, to the extent required, by the shareholders of the Company. Upon the execution and delivery by the Company of such Closing Documents, such Closing Documents will constitute the legal, valid, and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditor’s rights and to general equity principles. The execution and delivery of such Closing Documents by the Company and the performance of the Contemplated Transactions by it does not conflict with any provision of the Organizational Documents of the Company.
          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;
               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;
               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;
               (iv) cause the Company to become subject to, or to become liable for the payment of, any Tax;
               (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;
               (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to

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accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or
               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company, other than Permitted Encumbrances.
Except as set forth in Part 3.2 of the Disclosure Schedule the Company is not nor will it be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
     3.3 Capitalization. As of immediately prior to the Closing (without giving effect to the Recapitalization), the authorized equity securities of the Company consist of 60,000 ordinary shares, par value €1 per share, of which 18,000 shares are issued and outstanding and 30,000 cumulative preference shares, par value €1 per share, of which 4,000 shares are issued and outstanding. No shares or classes of the Company’s capital are reserved for issuance. No reference to any purported Encumbrance appears in the shareholders’ register of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid. Except as set forth in Part 3.3 of the Seller Parties Disclosure Schedule, there are no Contracts relating to the issuance, sale, transfer or voting of any issued or issuable equity securities or other securities (including, but not limited, to any options, stock appreciation rights, warrants or other instruments or securities exercisable or exchangeable for, or convertible into, equity securities) of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of any Legal Requirement. The Company does not own, nor does it have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The Company does not have any Subsidiaries.
     3.4 Financial Statements. The Company has made available to Purchaser in the Data Room the unaudited balance sheet of the Company and the related unaudited statements of income, changes in stockholders’ equity, and cash flow balance sheet of the Company as of December 31, 2008 (the “Balance Sheet”) and the related unaudited statements of income, changes in shareholders’ equity, and cash flow for the twelve (12) months then ended (collectively, the “Financial Statements”), including in each case the notes thereto (except that the unaudited Financial Statements may not contain all required footnotes and the interim Financial Statements are subject to year-end adjustments). The Financial Statements fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods referred to in the Financial Statements. The Financial Statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements. No financial statements of any Person other than the Company are required to be included in the consolidated financial statements of the Company.
     3.5 Books and Records. The books and records of the Company, all of which have been made available to Purchaser in the Data Room, are complete and correct in all material

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respects and have been maintained in accordance with sound business practices in the Netherlands, including the maintenance of an adequate system of internal controls. The minute books of the Company contain materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and the Supervisory Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.
     3.6 Title to Properties; Encumbrances. The Company does not currently own, nor has it ever owned (a) any real property, (b) any leasehold interests or (c) any buildings, plants, structures and/or equipment. Part 3.6 of the Seller Parties Disclosure Schedule contains a complete and accurate list of all (A) the Assets that the Company purports to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Seller Parties Disclosure Schedule and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and (B) all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Seller Parties Disclosure Schedule. The Company is the sole owner and has good and marketable title (or leasehold title, as the case may be) to the Assets free and clear of all Encumbrances, and the Assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (i) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) liens for current taxes not yet due, and (iv) Encumbrances pursuant to the Pledge Agreement (as defined below) or the Facility Agreement and (v) Encumbrances incurred in the Ordinary Course of the Business, consistent with past practice, or created by the express provisions of the Contracts, each of the type identified on Part 3.6 of the Seller Parties Disclosure Schedule (together, the “Permitted Encumbrances”). All such assets are suitable for the uses to which they are being put or have been put in the Ordinary Course of Business and are in good working order, ordinary wear and tear excepted.
     3.7 Condition and Sufficiency of Assets. Except as set forth on Part 3.7 of the Seller Parties Disclosure Schedule, the Assets are all assets of the Company used in or related to the processing and manufacturing of the Products. Xpand Biotechnology B.V., a private company with limited liability (“Xpand”), transferred to the Company the Company Proprietary Rights and prior to such transfer of the Company Proprietary Rights, Xpand was the sole and rightful owner of the Company Proprietary Rights. Except as set forth on Part 3.7 of the Seller Parties Disclosure Schedule, the Assets and the Company Proprietary Rights of the Company

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constitute all of the assets, property, real personal or mixed, tangible or intangible, of the Company used in or held for use in for the operation of the Business as presently conducted.
     3.8 Accounts Receivable. The Company currently has no accounts receivable, nor has it previously had any accounts receivable prior to the Closing Date.
     3.9 Inventory. The Company currently has no inventory, nor has it previously had any inventory prior to the Closing Date.
     3.10 No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Balance Sheet, (b) liabilities or obligations incurred since the Balance Sheet Date in the Ordinary Course of Business, (c) liabilities of a type or nature not required to be reflected in the Financial Statements, which are not material, individually or in the aggregate, or (d) liabilities or obligations set forth in Part 3.10 of the Seller Parties Disclosure Schedule. Except as set forth in Part 3.10 of the Seller Parties Disclosure Schedule the Company is not a guarantor or indemnitor of any Indebtedness of any other Person.
     3.11 Taxes.
          (a) The Company has paid on a timely basis all Taxation that was due and payable on or before the Closing Date. The unpaid taxes of the Company for all Tax periods through the Balance Sheet Date do not exceed the accruals and reserves for Taxation (excluding accruals and reserves for deferred Taxation established to reflect timing differences between book and Tax income) set forth on the Balance Sheet.
          (b) All notices and returns required to have been given or made, have been properly and duly submitted by the Company to the relevant Governmental Body and all information, notices, computations and returns submitted to such Governmental Body are true, accurate and complete and are not the subject of any dispute nor are likely to become the subject of any dispute with such Governmental Body. The Company has not been informed by any Governmental Body that such Governmental Body formally asserts that the Company was required to file any Tax Return that was not filed, and, to the Sellers’ Knowledge, no such assertion is planned by any Governmental Body. The Company has not (i) waived any statute of limitations with respect to Taxation, (ii) requested any extension of time within which to file any Tax Return, or (iii) executed or filed any power of attorney with any taxing authority. All records that the Company is required to keep for Taxation purposes, have been duly kept and are available for inspection at the Company premises.
          (c) The amount of Taxation chargeable to the Company has not been affected by any concession, arrangements, agreement or other formal or informal arrangement with any Governmental Body (not being a concession, agreement or arrangement available to companies generally). The Company is not subject to a special Tax regime. The Company is not required to include any amounts in income, or to exclude any items of deduction in a taxable period beginning after the Closing Date as a result of (i) an instalment sale or open transaction arising in a taxable period ending on or before the Closing Date; (ii) a prepaid amount received, or paid, in

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a taxable period ending on or before the Closing Date; (iii) deferred gains that could be recognized in a taxable period ending after the Closing Date; or (iv) any similar item of deferred income or expense.
          (d) In relation to Tax, the Company has not been subject to and is not currently subject to any investigation, audit or visit by any Governmental Body, and, to the Sellers’ Knowledge, no such investigation, audit or visit is planned by any Governmental Body.
          (e) Since its incorporation, the Company has not been involved in any Taxation controversy and/or litigation with or against any Governmental Body.
          (f) The Company has made all deductions and/or withholdings in respect, or in account, of any Taxation from any payments made by the Company that it is obliged or entitled to have made and has accounted in full to the appropriate authority for all amounts so deducted and/or withheld.
          (g) The Company has not received any notice from any Governmental Body that required or will require the Company to withhold Taxation from any payment made since the Balance Sheet Date in respect of which such withheld Taxation has not been accounted for in full to the appropriate authority.
          (h) The Company has not claimed or been granted exemptions from Taxation that may give rise to the assessment and/or payment of Taxation in connection with any transactions involving the Company, including but not limited to this Agreement, reorganisations, mergers and/or disposals of the Company.
          (i) All applications by the Company for governmental subsidies, which have been made or are reflected in the Balance Sheet have been duly and correctly made and no refunds and no interest, penalties or additions regarding such refunds are or will be due in respect of governmental subsidies.
          (j) The Company
               (i) has always been resident, for Tax purposes, in the Netherlands;
               (ii) is not and has never been resident, for Tax purposes, in any other jurisdiction;
               (iii) does not have and has never had a taxable presence outside the Netherlands; and
               (iv) is not deemed to have and has never been deemed to have had a taxable presence outside the Netherlands.
          (k) No Taxation, for which any other person or entity is or may be liable, will be charged in any way to the Company, and the Company is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

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          (l) Each transaction between the Sellers or any Affiliate of the Sellers on the one hand and the Company on the other hand is and has been done at an arm’s length basis.
          (m) The Company is not liable for Taxation imposed on or due by any third party, including, without limitation, any sub-contractor, the Sellers or any Affiliate of the Sellers, except to the extent that full provision has been made in the Financial Statements of the Company.
          (n) Other than by their own expiration over time, there is no limitation on the utilization by the Company of its net operating losses, built-in losses, Tax credits or similar items under the Tax laws of any jurisdiction (other than any such limitations arising as a result of the consummation of the Contemplated Transactions).
          (o) The Company does not own any interest in any entity that is characterized as a partnership for Tax purposes.
          (p) There are no Tax liens or other Encumbrances with respect to Taxation upon any of the Assets of the Company, other than Permitted Encumbrances.
          (q) The Company has delivered or made available to Purchaser in the Data Room for inspection (i) complete and correct copies of all Tax Returns of the Company relating to Taxation and (ii) complete and correct copies of all documents from any Governmental Body received by or agreed to by or on behalf of the Company relating to Taxation since the Company’s formation.
     3.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been a Material Adverse Effect.
     3.13 Pensions. The Company has no, and has never had any retirement benefit schemes, early retirement schemes, pre-pension schemes or other pension arrangements, relating to the Business (the “Pension Schemes”), in operation or proposed.
     3.14 Legal Proceedings; Orders.
          (a) There is no pending Proceeding:
               (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or
               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
To Sellers’ Knowledge, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller Parties have made available to Purchaser in the Data Room copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.14(a) of the Seller Parties Disclosure Schedule. The Proceedings listed in Part 3.14(a)

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of the Seller Parties Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect.
          (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.
          (c) No officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.
          (d) The Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.
          (e) No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject.
          (f) The Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.
     3.15 Absence of Certain Changes and Events. Except as set forth in Part 3.15 of the Seller Parties Disclosure Schedule, since the Balance Sheet Date, the Company has conducted its business only in the Ordinary Course of Business and none of the following actions or events has occurred:
          (a) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect;
          (b) (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of the Company, or (ii) any repurchase, redemption or other acquisition by the Company of any shares of capital stock or other securities;
          (c) any sale, issuance or grant, or authorization of the issuance of, (i) shares or other securities of the Company, (ii) any option, warrant or right to acquire any shares or any other securities of the Company, or (iii) any instrument convertible into or exchangeable for shares or other securities of the Company;
          (d) any amendment or waiver of any of the rights of the Company under any share purchase agreement;

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          (e) any amendment to any Organizational Document of the Company, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, share split, reverse share split or similar transaction involving the Company;
          (f) any creation of any Subsidiary of the Company or acquisition by the Company of any equity interest or other interest in any other Person;
          (g) any capital expenditure by the Company which, when added to all other capital expenditures made on behalf of the Company since the Balance Sheet Date, exceeds €10,000 in the aggregate;
          (h) except in the Ordinary Course of Business, any action by the Company to (i) enter into or suffer any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 3.16), or (ii) amend or terminate, or waive any material right or remedy under, any Material Contract;
          (i) any (i) acquisition, lease or license by the Company of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by the Company of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by the Company of any right, except for rights or other assets acquired, leased, licensed or disposed of in the Ordinary Course of Business;
          (j) any write-off as uncollectible, or establishment of any extraordinary reserve with respect to, any Indebtedness of the Company;
          (k) any pledge of any assets of or sufferance of any of the assets of the Company to become subject to any Encumbrance, except for Permitted Encumbrances and pledges of immaterial assets made in the Ordinary Course of Business;
          (l) any (i) loan by the Company to any Person, or (ii) the incurrence or guarantee by the Company of any Indebtedness by the Company;
          (m) any (i) adoption, establishment, entry into or amendment by the Company of any Pension Scheme or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors or officers of the Company;
          (n) any change of the methods of accounting or accounting practices of the Company in any material respect;
          (o) any material Tax election by the Company;
          (p) any commencement or settlement of any Proceeding by the Company; and
          (q) any agreement or commitment to take any of the actions referred to in clauses (c) through (p) above.

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     3.16 Contracts; No Defaults.
          (a) Part 3.16(a) of the Seller Parties Disclosure Schedule contains a complete and accurate list, and Seller Parties have made available to Purchaser in the Data Room true and complete copies of, each Contract, other instrument or document (including of any amendments) to which the Company is a party or by which its assets are subject or bound:
               (i) with any director, officer or Affiliate of the Company;
               (ii) evidencing, governing or relating to Indebtedness;
               (iii) not entered into in the Ordinary Course of Business that involves expenditures or receipts;
               (iv) that in any way purports to restrict the business activity of the Company or any of its Affiliates or to limit the freedom of the Company or any of its Affiliates to engage in any line of business or to compete with any Person or in any geographic area or to hire or retain any Person;
               (v) relating to the employment of, or the performance of services by, any employee or consultant, or pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) to any current or former employee or director;
               (vi) (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Rights (except for any Contract pursuant to which (1) any Proprietary Rights is licensed to the Company under any third party software license generally available to the public, or (2) any Proprietary Rights is licensed by the Company to any Person on a non exclusive basis); or (B) of the type referred to in Section 3.20(d);
               (vii) providing for indemnification of any officer, director, employee or agent;
               (viii) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;
               (ix) incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end user licenses made available by Seller Parties to Purchaser in the Data Room;
               (x) relating to any currency hedging;

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               (xi) (A) imposing any confidentiality obligation on the Company or any other Person, or (B) containing “standstill” or similar provisions;
               (xii) (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);
               (xiii) contemplating or involving the payment or delivery of cash or other consideration in an amount or having a value in excess of €5,000 in the aggregate, or contemplating or involving the performance of services having a value in excess of €5,000 in the aggregate; and
               (xiv) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect.
          (b) Each of the foregoing is a “Material Contract.”
               (i) Each Material Contract is valid and in full force and effect, and is enforceable against the Company in accordance with its terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles.
               (ii) The Company has not violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect; and, to Sellers’ Knowledge, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect.
               (iii) Except as set forth on Part 3.16(b) of the Seller Parties Disclosure Schedule, to Sellers’ Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance under any Material Contract, (E) result in the disclosure, release or delivery of the Company Source Code, or (F) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect.
               (iv) The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect.

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     3.17 Insurance.
          (a) Seller Parties have made available to Purchaser in the Data Room:
               (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, in his capacity as such, is or has been covered at any time preceding the date of this Agreement;
               (ii) true and complete copies of all pending applications for policies of insurance; and
               (iii) any statement by the auditor of the Company’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.
          (b) The Company:
               (i) has no self-insurance arrangements by or affecting the Company, including any reserves established thereunder;
               (ii) has not concluded contracts or arrangements, other than a policy of insurance, for the transfer or sharing of any risk by the Company;
               (iii) has made available to Purchaser in the Data Room all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided; and
               (iv) has not suffered any loss experience or received any claim under any policy for the current policy year.
          (c) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the Company in his capacity as such:
               (i) are valid, outstanding, and enforceable;
               (ii) are issued by an insurer that is financially sound and reputable;
               (iii) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;
               (iv) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;
               (v) will continue in full force and effect following the consummation of the Contemplated Transactions; and
               (vi) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

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          (d) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
          (e) The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.
          (f) The Company has given notice to the insurer of all claims that may be insured under any policy provided by such insurer.
     3.18 Environmental Matters.
          (a) The Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law. To Sellers’ Knowledge, there is no actual order, written notice, or other written communication from, nor has any order, notice, or other communication been Threatened from (i) any Governmental Body or private citizen, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.
          (b) There are no pending or, to Sellers’ Knowledge, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.
          (c) The Company has not received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

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          (d) The Company has no Environmental, Health, and Safety Liabilities with respect to the Facilities or, with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.
          (e) Except as set forth on Part 3.18(e) of the Seller Parties Disclosure Schedule, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. The Company has not permitted or conducted any, and to Sellers’ Knowledge there is no, Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.
          (f) There has been no Release or, to Sellers’ Knowledge, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or any geologically or hydrologically adjoining property.
          (g) The Company has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company with Environmental Laws.
     3.19 Employees. The Company has no employees, nor has it ever had any employees, prior to the Closing Date. The Company is not a party to any collective labour agreement.
     3.20 Intellectual Property.
          (a) With respect to Proprietary Rights of the Company:
               (i) Part 3.20(a)(i)(A) of the Seller Parties Disclosure Schedule lists all of the Patents owned by the Company, setting forth in each case the jurisdictions in which Issued Patents have been issued and Patent Applications have been filed. Part 3.20(a)(i)(B) of the Seller Parties Disclosure Schedule lists all of the Patents in which the Company has any right, title or interest (including without limitation interest acquired through a license or other right to use) other than those owned by the Company, setting forth in each case the jurisdictions in which the Issued Patents have been issued and Patent Applications have been filed, and the nature of the right, title or interest held by the Company. Except as set forth on Part 3.20(a)(i)(A) of the Seller Parties Disclosure Schedule, the Company has obtained a Patent with respect to each Product;
               (ii) Part 3.20(a)(ii)(A) of the Seller Parties Disclosure Schedule lists all of the Registered Trademarks owned by the Company, setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration

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have been filed. Part 3.20(a)(ii)(B) of the Seller Parties Disclosure Schedule lists all of the Registered Trademarks in which the Company has any right, title or interest, other than those owned by the Company (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration have been filed, and the nature of the right, title or interest held by the Company;
               (iii) Part 3.20(a)(iii)(A) of the Seller Parties Disclosure Schedule lists all of the Registered Copyrights owned by the Company, setting forth in each case the jurisdictions in which Copyrights have been registered and applications for copyright registration have been filed. Part 3.20(a)(iii)(B) of the Seller Parties Disclosure Schedule lists all of the Registered Copyrights in which the Company has any right, title or interest, other than those owned by the Company (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which the Registered Copyrights have been registered and applications for copyright registration have been filed, and the nature of the right, title or interest held by the Company; and
               (iv) The Company has good and valid title to all of the Company Proprietary Rights identified in Parts 3.20(a)(i)(A), 3.20(a)(ii)(A) and 3.20(a)(iii)(A) of the Seller Parties Disclosure Schedule and all Trade Secrets owned by the Company, free and clear of all Encumbrances, except for Permitted Encumbrances. The Company has a valid right to use, license and otherwise exploit all Proprietary Rights identified in Parts 3.20(a)(i)(B), 3.20(a)(ii)(B), and 3.20(a)(iii)(B) of the Seller Parties Disclosure Schedule and all Trade Secrets used by the Company, other than those owned by the Company (including without limitation interest acquired through a license or other right to use). Except as set forth on Part 3.20(a)(iv) of the Seller Parties Disclosure Schedule, the Company Proprietary Rights identified in Part 3.20(a) of the Seller Parties Disclosure Schedule, together with the Trade Secrets used by the Company, constitutes (A) all Proprietary Rights used or proposed as of the Effective Date to be used in the business of the Company as conducted prior to or on the Effective Date or as proposed to be conducted by Company as of the Effective Date and (B) all Proprietary Rights necessary or appropriate to make, use, offer for sale, sell or import the Product(s).
          (b) Part 3.20(b) of the Seller Parties Disclosure Schedule lists all oral and written contracts, agreements, licenses and other arrangements relating to the Company Proprietary Rights or the Product(s), as follows:
               (i) Part 3.20(b)(i) lists: (A) any agreement granting any right to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute any Product(s), with or without the right to sublicense the same, on an exclusive basis; (B) any license of Proprietary Rights to or from the Company, with or without the right to sublicense the same, on an exclusive basis; (C) joint development agreements; (D) any agreement by which the Company grants any ownership right to the Company Proprietary Rights owned by the Company; (E) any agreement under which the Company undertakes any ongoing royalty or payment obligations with respect to an Company Proprietary Right; (F) any agreement under which the Company grants an option relating to the Company Proprietary Rights; (G) any agreement under which any party is granted any right to access Company Source Code or to use Company Source Code to create derivative works of the Products; (H) any Agreement pursuant

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to which the Company has deposited or is required to deposit with an escrow agent or any other Person the Company Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of the Company Source Code; and (I) any agreement or other arrangement limiting any of the Company’s ability to transact business in any market, field or geographical area or with any Person, or that restricts the use, transfer, delivery or licensing of Company Proprietary Rights (or any tangible embodiment thereof);
               (ii) Part 3.20(b)(ii) of the Seller Parties Disclosure Schedule lists all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any Proprietary Rights owned by any Person, excluding standardized nonexclusive licenses for “off the shelf” or other software widely available through regular commercial distribution channels on standard terms and conditions and were obtained by the Company in the Ordinary Course of Business. Except as set forth in 3.20(b)(iii) of the Seller Parties Disclosure Schedule, there are no royalties, fees or other amounts payable by the Company to any Person by reason of the ownership, use, sale or disposition of Company Proprietary Rights;
               (iii) Except as set forth in Part 3.20(b)(iii) of the Seller Parties Disclosure Schedule, the Company has not entered into any written or oral contract, agreement, license or other arrangement to indemnify any other person against any charge of infringement of the Company Proprietary Rights, other than indemnification provisions contained in standard sales or agreements to customers or end users arising in the Ordinary Course of Business, the forms of which have been delivered to Purchaser or its counsel;
               (iv) Part 3.20(b)(iv) of the Seller Parties Disclosure Schedule lists any Product that contains any software that may be subject to an open source or general public license, a description of such Product and the open source or general public license applicable to such Product. Except as set forth in Part 3.20(b)(iv) of the Seller Parties Disclosure Schedule, none of the Products contains any software that may be subject to an open source or general public license; and
               (v) There are no outstanding obligations other than as disclosed in Part 3.20(b) of the Seller Parties Disclosure Schedule to pay any amounts or provide other consideration to any other Person in connection with the Company Proprietary Rights (or any tangible embodiment thereof).
          (c) Except as set forth in Part 3.20(c) of the Seller Parties Disclosure Schedule:
               (i) The Company does not jointly own, license or claim any right, title or interest with any other Person of the Company Proprietary Rights. No current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Company has any right, title or interest in, to or under the Company Proprietary Rights in which the Company has (or purports to have) any right, title or interest that has not been exclusively assigned, transferred or licensed to Company;

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               (ii) No Person has asserted or Threatened a claim, nor, to Sellers’ Knowledge, are there any facts which could give rise to a claim, which would adversely affect the Company’s ownership rights to, or rights under, the Company Proprietary Rights, or any contract, agreement, license or and other arrangement under which the Company claims any right, title or interest under the Company Proprietary Rights or restricts in any material respect the use, transfer, delivery or licensing by the Company of the Company Proprietary Rights or Products;
               (iii) The Company is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of the Company Proprietary Rights by the Company, the use, transfer or licensing of any Product by the Company, or which may affect the validity, use or enforceability of the Company Proprietary Rights; and
               (iv) To Sellers’ Knowledge, no Company Proprietary Rights have been infringed or misappropriated by any Person and there is no unauthorized use, disclosure or misappropriation of the Company Proprietary Rights by any current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Company.
          (d) Except as set forth in Part 3.20(d) of the Seller Parties Disclosure Schedule:
               (i) all Patents in which the Company has any right, title or interest have been duly filed or registered (as applicable) with the applicable Governmental Body, and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate Governmental Body, and have not lapsed, expired or been abandoned;
               (ii) (A) all Patents in which the Company has any right, title or interest, disclose patentable subject matter, have been prosecuted in good faith and are in good standing, (B) there are no inventorship challenges to any such Patents, (C) no interference has been declared or provoked relating to any such Patents, (D) all Issued Patents in which the Company has any right, title or interest are valid and enforceable, and (E) all maintenance and annual fees have been fully paid, and all fees paid during prosecution and after issuance of any patent have been paid in the correct entity status amounts, with respect to Issued Patents in which the Company has any right, title or interest;
               (iii) To Sellers’ Knowledge, there is no material fact with respect to any Patent Application in which the Company has any right, title or interest that would (A) preclude the issuance of an Issued Patent from such Patent Application (with valid claims no less broad in scope than the claims as currently pending in such Patent Application), (B) render any Issued Patent issuing from such Patent Application invalid or unenforceable, or (C) cause the claims included in such Patent Application to be narrowed; and
               (iv) No Person has asserted or Threatened a claim, nor, to Sellers’ Knowledge, are there any facts which could give rise to a claim, that the Product (or the

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Company Proprietary Right embodied in the Product) infringes or misappropriates any third party Proprietary Rights.
          (e) The Company has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Trade Secrets in which the Company has any right, title or interest and otherwise to maintain and protect the full value of all such Trade Secrets. Without limiting the generality of the foregoing, except as set forth in Part 3.20(e) of the Seller Parties Disclosure Schedule:
               (i) All current and former consultants and independent contractors to the Company or to any entity that assigned Company Proprietary Rights to the Company, including but not limited to Xpand, who are or were involved in, or who have contributed to, the creation or development of the Company Proprietary Rights have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Nondisclosure Agreement made available to Purchaser in the Data Room. Each current and former consultant or independent contractor of the Company is obligated to assist the Company with respect to the protection of the Company Proprietary Rights. No current or former employee, officer, director, stockholder, consultant or independent contractor to the Company has any right, claim or interest in or with respect to the Company Proprietary Rights; and
               (ii) Except as disclosed as required under Section 3.20(b)(i) above, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any Person of the Company Source Code.
          (f) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person, including without limitation the Product(s), contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.
     3.21 Certain Payments. Neither the Company or any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.
     3.22 Authorizations; Regulatory Compliance. Part 3.22 of the Seller Parties Disclosure Schedule sets forth a complete list of all material approvals, clearances, authorizations, licenses or registrations required by any Governmental Body in the European Union or in the Netherlands having regulatory authority or jurisdiction over the Business and the

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Products, whether required of the Company or, to the Sellers’ Knowledge, required of any of its suppliers or manufacturers. Except as set forth on Part 3.22 of the Seller Parties Disclosure Schedule:
          (a) The Business and the Products are in compliance in all material respects with all current applicable laws, statutes, rules, regulations, ordinances, standards, guidelines or orders administered, issued or enforced by the FDA or any other Governmental Body having regulatory authority or jurisdiction over the Business and the Products.
          (b) The Company and, to Sellers’ Knowledge, its suppliers and manufacturers are in compliance in all material respects with all applicable laws, statutes, rules, regulations, ordinances, standards, guidelines or orders administered, issued or enforced by the FDA or any other Governmental Body, relating to the methods and materials used in, and the facilities and controls used for, the design, manufacture, processing, packaging, labeling, storage and distribution of the Products and all Products have been processed, manufactured, packaged, labeled, stored, handled and distributed by the Company in compliance with the quality control procedures and specifications made available by the Company to Purchaser in the Data Room and all applicable laws, statutes, rules, regulations, ordinances, standards, guidelines or orders administered, issued or enforced by the FDA or any other Governmental Body. Further, no action has been taken by any Governmental Body or, to Sellers’ Knowledge, is in the process of being taken that will slow, halt or enjoin the manufacturing of the Products or the operation of the Business or subject the manufacturing of the Products or the Business to regulatory enforcement action.
          (c) The Company has not received and, to Sellers’ Knowledge, its manufacturers or suppliers have not received from the FDA or any other Governmental Body, and to Sellers’ Knowledge, there are no facts which would furnish any reasonable basis for, any notice of adverse findings, FDA warning letters, regulatory letters, notices of violations, warning letters, Section 305 criminal proceeding notices under the FDCA or other similar communication from the FDA or other Governmental Body, and there have been no seizures conducted or, to Sellers’ Knowledge, Threatened by the FDA or other Governmental Body, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, or safety alerts conducted, requested or Threatened by the FDA or other Governmental Body relating to the Business or to the Products.
          (d) Except as set forth on Part 3.22(d) of the Seller Parties Disclosure Schedule, for each of the Products, no pre-market notification (“510(k)”) submission is required and no 510(k) submission has been filed with the FDA or any other Governmental Body on or prior to Closing Date.
          (e) To Sellers’ Knowledge, there are no currently existing facts that will (i) cause the withdrawal or recall, or require suspension or additional approvals or clearances, of any Products currently sold by the Company, (ii) require a change in the manufacturing, marketing classification, labeling or intended use of any such Products, or (iii) require the termination or suspension of marketing of any such Products.

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          (f) Except as set forth on Part 3.22 (f) of the Seller Parties Disclosure Schedule: (i) none of the Products manufactured, marketed or sold by the Company have been recalled or subject to a field safety notification (whether voluntarily or otherwise); (ii) to Sellers’ Knowledge, none of the Products manufactured, marketed or sold by the Company’s manufacturers and suppliers on the Company’s behalf has been recalled or subject to a field safety notification (whether voluntary or otherwise); and (iii) Seller Parties have not received written notice (whether completed or pending) of any proceeding seeking recall, suspension or seizure of any Products sold or proposed to be sold by the Company.
          (g) The Company has submitted to the FDA all Biological Product Deviation Reports relating to performance issues that could lead to serious injury or death that the Company has been required to submit under applicable federal statutes, rules, regulations, standards, guides or orders administered or promulgated by the FDA related to the Products. To Sellers’ Knowledge, except as set forth on Part 3.22(g) of the Seller Parties Disclosure Schedule, no circumstances have arisen that would require Company to submit a Biological Product Deviation Report to the FDA.
     3.23 Products; Product Liability.
          (a) Each of the Products (including all Finished Inventory): (i) is, and at all times up to and including the sale thereof has been processed, manufactured, packaged, labeled, stored, handled, distributed, shipped, marketed and promoted, and in all other respects has been, in compliance with all applicable laws, statutes, rules, regulations, ordinances or orders administered, issued or enforced by the FDA or any other governmental entity, and (ii) is, and at all relevant times has conformed in all material respects to all specifications and any promises, warranties or affirmations of fact made in all regulatory filings or set forth in any regulatory approvals, authorizations or clearances pertaining thereto or made on the container or label for such Product or in connection with its sale. There is no design or manufacturing defect with respect to the Products.
          (b) Part 3.23(b) of the Seller Parties Disclosure Schedule sets forth the forms of the Company’s service or product warranties that are currently applicable to services or merchandise related to the Business (including, without limitation, the Products). Except as set forth on Part 3.23(b) of the Seller Parties Disclosure Schedule, there are no existing or, to Sellers’ Knowledge, Threatened, claims against the Company for services or merchandise related to the Business which are defective or fail to meet any service or product warranties other than in the Ordinary Course of Business consistent with past experience. The Company has not incurred liability arising out of any injury to individuals as a result of the ownership, possession, or use of any Product and, to Sellers’ Knowledge, there has been no inquiry or investigation made in respect thereof by any Governmental Body.
     3.24 Customers and Suppliers. The Company does not currently have customers, nor has it ever had any customers prior to the Closing Date. Part 3.24 of the Seller Parties Disclosure Schedule identifies the Business’ ten (10) largest suppliers (measured by euro volume in each case) during the period from the formation of the Company through December 31, 2008, showing with respect to each, the name and address, euro volume and nature of the relationship. The Company is not required to provide any bonding or other financial security arrangements in

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connection with any of the transactions with its suppliers. Seller Parties have not received any communication of any intention of any supplier identified on Part 3.24 of the Seller Parties Disclosure Schedule to discontinue its relationship as a supplier of, or materially reduce its sales to the Company (or, post- Closing, from or to Purchaser).
     3.25 Capital Expenditures. Set forth on Part 3.25 of the Seller Parties Disclosure Schedule is a list of the Company’s approved capital expenditure projects related to the Business including: (i) projects which have been commenced but are not yet completed; (ii) projects which have not been commenced; and (iii) projects which have been completed in respect of which payment has been made, since the formation of the Company.
     3.26 Relationships with Affiliates. Neither Sellers nor, to Sellers’ Knowledge, any Affiliate of any Seller has or had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s businesses. Neither Sellers nor, to Sellers’ Knowledge, any Affiliate of any Seller owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company. Except as set forth in Part 3.26 of the Seller Parties Disclosure Schedule, neither Seller nor, to Sellers’ Knowledge, any Affiliate of Sellers is a party to any Contract with, or has any claim or right against, the Company.
     3.27 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company.
     3.28 Disclosure. Except as set forth in Part 3.28 of the Seller Parties Disclosure Schedule:
          (a) No representation or warranty of Seller Parties in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
          (b) There is no fact known to Seller Parties that has specific application to Seller Parties (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller Parties can reasonably foresee, materially Threatens, the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement or the Seller Parties Disclosure Schedule.
4. REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Purchaser represents and warrants to Seller Parties as follows:
     4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has

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full corporate power and authority to execute and deliver this Agreement and the Closing Documents, to perform its obligations hereunder and thereunder and to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except whether the failure to do so would not have a material adverse effect on Purchaser’s ability to perform its obligations hereunder.
     4.2 Authority; No Conflict.
          (a) This Agreement and the Closing Documents have been authorized by Purchaser’s board of directors and, to the extent required, the stockholders of Purchaser. This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the execution and delivery by Purchaser of the Closing Documents, the Closing Documents will constitute the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (b) Except as set forth in Part 4.2 of the Purchaser Disclosure Schedule, or as would not have a material adverse effect on Purchaser’s ability to perform its obligations hereunder, neither the execution and delivery of this Agreement by Purchaser nor the consummation or performance of any of the Contemplated Transactions by Purchaser will directly or indirectly (with or without notice or lapse of time):
               (i) contravene, conflict with or result in a violation of (A) any provision of Purchaser’s Organizational Documents or (B) any resolution adopted by the board of directors or the stockholders of Purchaser; or
               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or Order to which Purchaser, or any of the assets owned or used by Purchaser, may be subject.
Except as set forth in Part 4.2 of the Purchaser Disclosure Schedule, Purchaser is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
     4.3 Certain Proceedings. There is no Action or Proceeding pending or, to the knowledge of Purchaser, Threatened in writing, against or affecting Purchaser that could reasonably be expected to affect Purchaser’s ability to challenge, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the consummation of the

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Contemplated Transactions. To Purchaser’s knowledge, no such Proceeding has been Threatened.
     4.4 Brokers. Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Purchaser as a result of the action of Purchaser or its officers or agents.
     4.5 No Other Representations. Purchaser acknowledges that the Company does not make any representation or warranty with respect to any projections, estimates or budgets delivered to or made available to Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company.
5. CONDUCT OF BUSINESS DURING THE OPTION PERIOD
     5.1 Conduct of Business of the Company. The Company covenants and agrees that, during the period beginning on the date hereof and ending on the termination or expiration of the Option Period (as set forth in the Option Purchase Agreement), unless the Supervisory Board of Directors (including the director designated by Purchaser) shall approve or the Purchaser Representative (as defined below) shall otherwise consent in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the Ordinary Course of Business and in a manner consistent with past practice; and the Company shall use commercially reasonable efforts to preserve intact its business organization and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. Without limiting the foregoing, the Company shall not do, or enter into any agreement or understanding to do, any of the following prior to the expiration or termination of the Option Period without providing notice of such to a designated representative of Purchaser (the “Purchaser Representative”) and obtaining the approval of the Supervisory Board of Directors (including the director designated by Purchaser) or the prior written consent of Purchaser Representative. The Purchaser Representative shall use commercially reasonable efforts to respond to such request for written consent within five (5) Business Days of Purchaser’s receipt of the Company’s notice. The Purchaser Representative shall initially be Jason Hannon, who shall serve until Purchaser designates another individual upon two (2) Business Days prior written notice to the Company in accordance with Section 9.2 hereof. Each of the clauses below shall constitute an independent obligation of the Company, not qualified by any other such clause, and shall be deemed to be cumulative:
          (a) Organizational Documents. Cause or permit any amendments to its Articles of Association or other organizational documents to the extent such amendment would reasonably be expected to adversely affect the Purchaser.
          (b) Dividends; Repurchases; Changes in Capital Stock. Except as otherwise specifically contemplated in this Agreement (i) declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, (ii) issue or authorize the issuance of any other securities in respect of, in lieu of or in

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substitution for shares of its outstanding capital stock, or (iii) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than pursuant to repurchase rights of the Company that permit the Company to repurchase securities from the holders thereof at the original purchase price therefor in connection with the termination of services of such holder as an employee of or consultant to the Company);
          (c) Stock Option Plans, Warrants, Etc. Grant any options, warrants or other rights to directly or indirectly acquire shares of capital stock of the Company;
          (d) Material Contracts. Enter into any Material Contract or commitment, or violate, amend or otherwise modify or waive (other than in the Ordinary Course of Business) any of the terms of any Material Contract other than Contracts that are entered into in the Ordinary Course of Business;
          (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities or other instruments (including notes or other evidences of Indebtedness) convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible instruments or securities;
          (f) Company Proprietary Rights. Other than pursuant to the Distribution Agreement or the sale of the Company’s inventory in the Ordinary Course of Business:
               (i) (A) sell, license, assign or transfer any Company Proprietary Rights or other properties or assets which are material, individually or in the aggregate, when taken as a whole, to any other person other than Purchaser, or (B) except for Permitted Encumbrances, encumber any Company Proprietary Rights; or
               (ii) License, or otherwise acquire, any Company Proprietary Rights not owned by the Company or Purchaser from any third party on terms requiring any royalty payments;
          (g) Marketing or Other Rights. Except with the consent of Purchaser, such consent not to be unreasonably withheld, enter into or amend, in any material respect, any agreement pursuant to which any other party is granted manufacturing, marketing or other development or distribution rights of any type or scope with respect to any of the Company’s products or technology;
          (h) Indebtedness. Except for Indebtedness incurred pursuant to the Facility Agreement and trade payables incurred and paid in the Ordinary Course of Business, incur any Indebtedness or guarantee any such Indebtedness or issue or sell any debt securities or guarantee any debt securities of others;
          (i) Repayment of Indebtedness. Except for Indebtedness repaid pursuant to the Facility Agreement, repay in cash or repurchase for cash any Indebtedness to any Affiliate of the Company, or any securities representing Indebtedness convertible into capital stock of the Company;

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          (j) Leases. Enter into any operating lease with an annual commitment in excess of €10,000;
          (k) Insurance. Materially reduce the amount of any material insurance coverage provided by insurance policies in effect on the Effective Date;
          (l) Termination or Waiver. Terminate or waive any right that has material value to the Company, other than in the Ordinary Course of Business;
          (m) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit plan or arrangement, pay any special bonuses or special remuneration to any employee or director (other than pre-existing obligations) which in the aggregate exceed 20% of the Company’s then-current annual aggregate salary obligation, or, except in the Ordinary Course of Business consistent with past practices, increase the salaries, bonuses or wage rates of its employees;
          (n) Severance Arrangements. Adopt or approve any severance, bonus or benefit acceleration arrangements (whether individually or more broadly) that could be triggered after the consummation of the Acquisition;
          (o) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided, that it consults with Purchaser prior to the filing of such a suit, or (iii) against Purchaser with respect to this Agreement or the Closing Documents;
          (p) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or capital stock of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof which are material, individually or in the aggregate, to the Company’s business, taken as a whole;
          (q) Taxes. Make or change any election in respect of Taxes, adopt or request permission of any Taxation Authority to change any accounting method in respect of Taxes, enter into any closing agreement in respect of Taxes, settle any claim or assessment in respect of Taxes, surrender or allow to expire any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or take (or permit any Subsidiary to take) any such actions with respect to any Subsidiary;
          (r) Other Transactions. Except for an Acquisition pursuant to the Option Purchase Agreement, merge or consolidate with any entity, or liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;
          (s) Proprietary Inventions Agreements. Hire or employ, any employee or consultant having access to confidential or proprietary information of the Company unless such employee or consultant enters into, or has entered into, a proprietary information and inventions agreement or a confidentiality agreement, with the Company in the form of Exhibit E attached

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hereto, or amend or otherwise modify, or grant a waiver under, any such confidentiality or proprietary information agreement with any such person;
          (t) Related Party Transactions. Enter into any transaction with any director, officer, employee, significant stockholder or family member of or consultant to any such person, corporation or other entity of which any such person beneficially owns 10% or more of the equity interests or has 10% or more of the voting power, or Subsidiary or Affiliate of the Company, except (i) as approved by a majority of the disinterested directors of the Company on terms and conditions which are fair and reasonable to the Company and no less favorable to the Company as could be obtained from a third party on an arms-length basis and (ii) transactions with Purchaser;
          (u) Principal Business. Engage in any business other than the Business;
          (v) Other Activities. Knowingly engage in any other activity which could reasonably be expected to (i) materially impair the ability of Purchaser to exercise its Call Option (as defined in the Option Purchase Agreement) or (ii) materially impair the ability of Purchaser or the Company to consummate the Acquisition; or
          (w) Subsidiaries. Permit any Subsidiary of the Company to take any action from which the Company would be prohibited pursuant to this Section 5.1.
     5.2 Clinical Trials. From time to time and at the reasonable request of Purchaser, the Company shall provide Purchaser with updates concerning the progress of and developments in and results of the Company’s clinical trials. In addition, the Company shall (a) invite Purchaser to participate in all meetings with clinical investigators, (b) make available to Purchaser copies of all written communication provided to and from such investigators, and (c) make available to Purchasers copies of any interim data and data analysis generated with respect to its clinical trials. At least thirty (30) days prior to finalizing such protocols or delivering drafts or copies thereof to institutional review boards or regulatory authorities, selecting such clinical investigators and engaging in such clinical trials, the Company shall furnish to Purchaser for its review and comment and shall consult with Purchaser regarding, (i) clinical trial protocols, (ii) lists of clinical investigators, (iii) copies of all forms of clinical investigator contracts, and (iv) patient data forms for any of its proposed clinical trials. All information obtained by Purchaser pursuant to this Section 5.2 shall be kept confidential in accordance with Section 6.3 of this Agreement to the extent it constitutes “Confidential Information” thereunder.
     5.3 FDA Approval Matters.
     (a) The Company shall notify Purchaser of any material communications with the FDA or any corollary entity in any other jurisdiction, including outside of the United States of America, or any other Governmental Body, whether written or oral, as soon as reasonably practicable, but in no event later than five (5) Business Days after the receipt of such communication, and within such same time period, the Company shall provide Purchaser with copies of any such written communications and written summaries of any such oral communications.

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     (b) From time to time and at the reasonable request of Purchaser, the Company shall provide Purchaser with updates concerning the progress of the Company’s regulatory filings and strategy for obtaining necessary regulatory approvals to market and sell the products of the Company. The Company shall furnish to Purchaser for its review and comment, and shall consult with Purchaser regarding, any material regulatory filing prior to finalizing such filings and delivering them to the relevant regulatory authorities.
     5.4 Payment of Taxes, Etc. The Company shall, and shall cause each of its Subsidiaries to, timely file all of its Tax Returns as they become due (taking all timely filed proper extension requests into account), all such Tax Returns to be true, correct and complete, and the Company shall, and shall cause each of its Subsidiaries to, timely pay and discharge as they become due and payable all Taxes (other than Taxes contested in good faith by the Company or its Subsidiaries in appropriate proceedings), assessments and other governmental charges or levies imposed upon it or its income or any of its property as well as all claims of any kind (including claims for labor, materials and supplies) that, if unpaid, may by law become an Encumbrance, other than a Permitted Encumbrance.
6. ADDITIONAL AGREEMENTS
     6.1 Access to Properties and Information. At all times until the earlier of (i) the expiration of the Option Period and (ii) the consummation of the Acquisition, the Company will afford to Purchaser and its authorized representatives, upon reasonable notice, reasonable access during normal business hours to all properties, books, records, contracts and documents of the Company as Purchaser and such authorized representatives may reasonably request and a complete opportunity to make such investigations as Purchaser and such authorized representatives reasonably request, and the Company will furnish or cause to be furnished to Purchaser and its authorized representatives all such information with respect to the affairs and businesses of the Company as they may reasonably request. All information obtained by Purchaser pursuant to this Section 6.1 shall be kept confidential in accordance with Section 6.3 of this Agreement to the extent it constitutes “Confidential Information” thereunder. No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement or the Closing Documents of any party hereto or thereto or any condition to the obligations of the parties hereto or thereto.
     6.2 Notification of Certain Matters. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).
     6.3 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or (except with regard to disclosures by Purchaser of confidential information of the Company following the Closing) any confidential information or other

30

proprietary knowledge concerning the business or affairs of any other party (“Confidential Information”) which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party’s duties, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other parties hereto.
     6.4 Use of Proceeds from the Facility. Unless set forth in the Operating Budget or otherwise approved by Board of Directors (including the director designated by Purchaser), the proceeds from the Facility Agreement may only be used (a) to fund development of the Company Proprietary Rights for purposes of achieving the Milestones (as defined in the Option Purchase Agreement), or (b) for purposes of fulfilling its obligations under the Distribution Agreement (as defined below).
     6.5 Monthly and Quarterly Statements. For so long as Purchaser owns at least twenty percent (20%) of the outstanding capital stock of the Company on a fully-diluted basis, (a) within four (4) Business Days of the end of each month, the Company agrees to prepare and furnish to Purchaser (by mail, facsimile or e-mail) unaudited Financial Statements for the applicable month, and (b) within four (4) Business Days of the end of each quarter, the Company agrees to prepare and furnish to Purchaser (by mail, facsimile or e-mail) unaudited Financial Statements for the applicable quarter. The Financial Statements shall fairly present in all material respects, in conformity with GAAP, the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods referred to in the Financial Statements. The Financial Statements shall reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements. In the event the Company fails to deliver monthly or quarterly unaudited Financial Statements to Purchaser on a timely basis, the Company shall pay to Purchaser $10,000 for each Business Day that such statement is not provided to Purchaser past the applicable deadline.
     6.6 Audits. Upon the request of Purchaser, on an annual basis, the Company shall have a third party auditor of a nationally recognized certified public accounting firm conduct an audit in accordance with GAAP and shall conduct a review of its internal controls in accordance with the requirements set forth under Section 404 of the Sarbanes-Oxley Act, as amended.
     6.7 Recapitalization. Immediately upon receiving a declaration of no-objection from the Dutch Ministry of Justice with respect to the Amended Articles, the Company shall instruct the Notary to execute the notarial deed of amendment, as a result of which, the Recapitalization shall be effected. The shares issued to Purchaser as part of the Recapitalization shall be free and clear of all Encumbrances.
7. INDEMNIFICATION; REMEDIES
     7.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations and warranties of Purchaser and Seller Parties contained herein or in any other

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Closing Document or document, certificate or other instrument required to be delivered hereunder or thereunder in connection with the transactions contemplated hereby shall survive the Closing and shall continue until *** after the Closing (the “Survival Period”), provided that (a) the representations and warranties set forth in *** , shall survive until sixty (60) days after the expiration of the applicable statutes of limitations (including any extensions or waivers thereof) and (b) the representations and warranties set forth in *** shall survive indefinitely ((a) and (b), together, the “Fundamental Representations”); provided, further, that to the extent any written claim for indemnification is made prior to the expiration date of the representations and warranties on which any such claim for indemnification is based, the expiration of such representations and warranties shall not affect the right of any Indemnified Person to seek indemnification for Damages in respect of such claim pursuant to Section 7 hereof. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. Notwithstanding the Survival Period, Purchaser’s rights to indemnification under the Option Purchase Agreement shall not be affected in the event that a claim for indemnification has been made prior to the expiration of the Survival Period under the Option Purchase Agreement (in accordance with the terms and conditions set forth therein).
     7.2 Indemnification and Payment of Damages by Sellers.
          (a) Each Seller, severally but not jointly, shall indemnify and hold harmless Purchaser, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the “Purchaser Indemnified Persons”) from and against and shall pay to the relevant Purchaser Indemnified Persons the amount of any and all losses, liabilities, claims, damages (excluding incidental, punitive and consequential damages), deficiencies, judgments, fines, penalties, fees, costs and expenses (including costs of investigation and defense and reasonable attorneys’ fees) and diminutions in value of the Product(s), whether or not involving a third-party claim (collectively, “Damages”), incurred by such Purchaser Indemnified Person arising directly or indirectly from or in connection with any breach of any representation or warranty of such Seller contained in Section 2 hereof or any covenant or obligation of such Seller in this Agreement.
          (b) Each Seller, severally but not jointly, will indemnify and hold harmless the Purchaser Indemnified Persons for, and will pay to the applicable Purchaser Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:
               (i) any Breach of any representation or warranty made by the Company under Section 3 hereof;

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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               (ii) any Breach of any representation or warranty made by the Company with respect to any certificate or other document delivered by the Company pursuant to this Agreement; or
               (iii) any Breach by the Company of any covenant or obligation of the Company in this Agreement.
               (iv) Notwithstanding the foregoing, at the election of a Purchaser Indemnified Person, in its sole discretion (but subject to the provisions of this Section 7), to the extent that any Purchaser Indemnified Person is (or may be) entitled to be indemnified by any Seller for Damages hereunder, a Purchaser Indemnified Person shall be entitled (without limiting any other remedy available to such Purchaser Indemnified Person) to recover such Damages by set off against any amounts owed to such Seller under the Option Purchase Agreement; provided, that to the extent the amount so set-off exceeds the amount of Damages for which it is finally determined that such Purchaser Indemnified Person is entitled to be indemnified, promptly following such final determination, Purchaser shall remit such excess to such Seller. The remedies provided in this Section 7.2 will not be exclusive of or limit any other remedies that may be available to the Purchaser Indemnified Persons under this Section 7.
     7.3 Indemnification and Payment of Damages by Purchaser. Purchaser will indemnify and hold harmless Sellers and their respective Representatives, stockholders, controlling persons and affiliates (collectively, the “Seller Indemnified Persons” and, together with the Purchaser Indemnified Persons, the “Indemnified Persons”), and will pay to Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any Breach by Purchaser of any covenant or obligation of Purchaser in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.
     7.4 Limitations on Indemnification.
          (a) No claim shall be made unless, and only to the extent that, the cumulative amount of Damages incurred buy the Indemnified Persons exceeds *** (the “Basket”), and upon exceeding such amount, the Indemnified Persons shall be entitled to be indemnified for all Damages (including all Damages below such amount).
          (b) Notwithstanding anything to the contrary set forth in this Agreement, the total Damages payable by the Sellers pursuant to Section 7.2 shall not exceed *** (the “Cap”), except to the extent (i) such Damages are due to fraud or intentional misrepresentation of any of the Sellers, or (ii) such Damages are due to a breach of a Fundamental Representation; provided, however, that in no event shall the aggregate amount of Damages recoverable from any Seller pursuant to Section 7.2 exceed *** .

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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          (c) Notwithstanding anything to the contrary set forth in this Agreement, the total Damages payable by Purchaser pursuant to Section 7.3 shall not exceed the Cap, except to the extent (i) such Damages are due to fraud or intentional misrepresentation of any of the Purchaser, or (ii) such Damages are due to a breach of a Fundamental Representation.
          (d) Neither the Sellers nor Purchaser shall have any liability under any provision of this Agreement for any multiple of damages or diminution in value, other than for diminution in value of the Product(s).
     7.5 Procedure for Indemnification—Third Party Claims.
          (a) Promptly after receipt by an Indemnified Person under Section 7.2 or Section 7.3 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnifying Person under such Section, give notice to the Indemnifying Person of the commencement of such claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnified Person’s failure to give such notice.
          (b) If any Proceeding referred to in Section 7.5(a) is brought against an Indemnified Person and it gives notice to the party from which such Indemnified Person is entitled to receive indemnification (an “Indemnifying Person”) of the commencement of such Proceeding, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Proceeding: (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person, provided such settlement or compromise would not materially and adversely prejudice the business or other commercial interests of the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten (10) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its

34

election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person if it is ultimately determined that the Indemnified Person is entitled to indemnification.
          (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).
          (d) Each Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on Sellers with respect to such a claim anywhere in the world.
     7.6 Procedure for Indemnification—Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
     7.7 Remedies Exclusive. Except in the event of fraud or willful misconduct (in which case the defrauded party shall have all rights and remedies available under this Agreement and available under the law against the party that committed such fraud or willful misconduct), the remedies provided in this Section 7 shall be the exclusive remedies of the parties hereto and their heirs, Affiliates, successors, and assigns after the Closing with respect to the representations and warranties set forth in this Agreement. Except as set forth in this Section 7.7, no party may bring or commence any Proceeding with respect to the representations and warranties set forth in this Agreement, whether in contract, tort or otherwise, except to bring a claim for (a) fraud or willful misconduct against the party that committed such fraud or willful misconduct and (b) indemnification in accordance with Section 7. Notwithstanding the foregoing, nothing contained in this Agreement shall limit the rights of any party hereto to seek or obtain injunctive relief or other equitable remedies to which such party may otherwise be entitled. The provisions of this Section 7 constitute an integral part of the consideration given pursuant to this Agreement and were specifically bargained for and reflected in the total amount of the Purchase Price payable to the Sellers.
8. CLOSING DELIVERABLES.
     8.1 Closing Deliverables of the Company. At or prior to the Closing Date, the Company shall deliver to Purchaser the following:
          (a) Amended Articles of Association. Evidence of filing the declaration of no-objection for the Amended Articles with the Dutch Ministry of Justice establishing the rights,

35

preferences and privileges of the Series B Preferred Stock and executed powers of attorney and shareholder resolutions authorizing the Notary to execute the notarial deed of amendment upon receipt of the declaration of no-objection from the Dutch Ministry of Justice.
          (b) Government Approvals. All approvals from any applicable Governmental Body necessary to consummate the transactions contemplated hereby, with exception of the declaration of no-objection with respect to the Amended Articles from the Dutch Ministry of Justice.
          (c) Third Party Consents. All written consents, approvals, waivers, notices or similar authorizations required to be obtained or given by the Company in order to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to Purchaser.
          (d) Certificate of Statutory Director. The following documents, certified as of the Closing Date by the Company’s Statutory Director as being the true, correct and complete documents of the Company:
               (i) a copy of the articles of association of the Company as in effect immediately prior to the Closing Date;
               (ii) copies of resolutions adopted by the Board of Directors and shareholders of the Company authorizing the transactions contemplated by this Agreement; and
               (iii) the shareholders’ register of the Company.
          (e) Legal Opinion. An opinion, dated as of the Closing Date, from counsel for the Seller Parties, opining as to the matters set forth in Exhibit F.
          (f) Option Purchase Agreement. The Option Purchase Agreement duly executed by the Sellers and an authorized officer of the Company.
          (g) Distribution Agreement. The Distribution Agreement in the form attached hereto as Exhibit G (the “Distribution Agreement”) dated as of the Closing Date and duly executed by an authorized officer of Company.
          (h) Revos License Agreement. The Revos License Agreement in the form attached hereto as Exhibit H (the “Revos License Agreement”) dated as of the Closing Date and duly executed by an authorized officer of Company.
          (i) Facility Agreement. The Facility Agreement, duly executed by an authorized officer of the Company.
          (j) Pledge Agreement. The Pledge Agreement, dated as of the Closing Date, by and between Purchaser and Company, in the form attached hereto as Exhibit I (the “Pledge Agreement”), duly executed by an authorized officer of the Company.

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          (k) Shareholders’ Agreement. The Amended and Restated Shareholders’ Agreement in the form attached hereto as Exhibit J (the “Shareholders’ Agreement”) dated as of the Closing Date and duly executed by the Sellers and an authorized officer of the Company
          (l) Founders’ Non-Competition Agreements. The Founders’ Non-Competition Agreements in the forms attached hereto as Exhibit K and Exhibit L (each, a “Founders’ Non-Competition Agreement”) dated as of the Closing Date and duly executed by each of Joost D de Bruijn and Clemens van Blitterswijk respectively.
          (m) Investor Non-Competition Agreement. The Investor Non-Competition Agreement in the form attached hereto as Exhibit M (the “Investor Non-Competition Agreement”) dated as of the Closing Date and duly executed by Edward van Wezel.
          (n) Estimated Closing Certificate. A certificate of the Statutory Director of the Company, prepared to the reasonable satisfaction of Purchaser (the “Estimated Closing Certificate”) setting forth the Company’s good faith estimate of the aggregate amount of all legal, financial advisory, investment banking and other fees and expenses incurred by or on behalf of the Sellers or the Company in connection with the negotiation, preparation and execution of this Agreement, the Closing Documents and the Contemplated Transactions (the “Seller Funded Expenses”), to the extent that such Seller Funded Expenses will not be paid prior to the close of business on the Business Day immediately preceding the Closing Date (the amounts set forth on the Estimated Closing Certificate with respect to the Seller Funded Expenses shall be conclusive for the purposes, absent manifest error).
     8.2 Closing Deliverables of the Purchaser. At or prior to the Closing Date, the Purchaser shall deliver to the Company the following:
          (a) Government Approvals. All approvals from any applicable Governmental Body necessary to consummate the transactions contemplated hereby.
          (b) Third Party Consents. All written consents, approvals, waivers, notices or similar authorizations required to be obtained or given by the Purchaser in order to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to Company.
          (c) Secretary’s Certificate. The following documents, certified as of the Closing Date by the Secretary of the Purchaser as being the true, correct and complete documents of the Purchaser:
               (i) copies of the certificate of incorporation and bylaws of the Purchaser as in effect immediately prior to the Closing Date;
               (ii) copies of resolutions adopted by the board of directors and shareholders of the Purchaser authorizing the transactions contemplated by this Agreement; and
               (iii) certified good standing certificates, or certificates of compliance, relating to the Purchaser and each subsidiary, dated within five (5) Business Days of the Closing Date, issued by the State of Delaware and the jurisdiction of formation of each Subsidiary.

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          (d) Option Purchase Agreement. The Option Purchase Agreement dated as of the Closing Date and duly executed by an authorized officer of the Purchaser.
          (e) Distribution Agreement. The Distribution Agreement dated as of the Closing Date and duly executed by an authorized officer of Purchaser.
          (f) Revos License Agreement. The Revos License Agreement dated as of the Closing Date and duly executed by an authorized officer of Purchaser.
          (g) Facility Agreement. The Facility Agreement, duly executed by an authorized officer of Purchaser.
          (h) Shareholders’ Agreement. The Shareholders’ Agreement, duly executed by an authorized officer of Purchaser.
          (i) Notarial Deed. Confirmation from the Notary that he has received the amount due pursuant to Section 1.1(a).
     8.3 Closing Deliverables of the Parties. At or prior to the Closing Date, the parties shall execute the notarial deed of transfer of the Initial Shares substantially in the form of Exhibit D.
9. GENERAL PROVISIONS
     9.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.
     9.2 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):
          If to Purchaser, addressed to:
NuVasive, Inc.
7473 Lusk Boulevard
San Diego, California 92121
Attn: General Counsel
Fax: (858) 909-2479

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          With a copy to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Michael Kagnoff
Fax: (858) 456-3075
          If to Seller Parties, addressed to:
Progentix Orthobiology BV
Professor Bronkhorstlaan 10, building 48
3723 MB Bilthoven
The Netherlands
Attention: Joost de Bruijn
Fax: +31 (0)30 229 7299
          With a copy to:
Goodwin Procter llp
Exchange Place
53 State Streeet
Boston, MA 02109
Attn: Michael H. Bison, Esq.
Fax: (617) 523-1231
and
CORP. advocaten
De Lairessestraat 137-143
1075 HJ Amsterdam
Attention: Edwin Renes
Fax: + 31 (0)20 578 83 05
     9.3 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the Southern District of New York or the state courts located in New York, New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     9.4 Dispute Resolution.
          (a) Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the “CPR Rules”). The Center for Public Resources shall appoint a neutral

39

advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York.
          (b) Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:
               (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;
               (ii) no other discovery;
               (iii) hearings before the neutral advisor which shall not exceed three hours; such hearings to take place in one or two days at a maximum; and
               (iv) decision to be rendered not later than ten (10) days following such hearings.
          (c) Each of Purchaser, the Company and the Sellers (i) hereby unconditionally and irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of enforcing the award or decision in any such proceeding and (ii) hereby waives, and agrees not to assert in any civil action to enforce the award, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the civil action is brought in an inconvenient forum, that the venue of the civil action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of Purchaser, the Company and Sellers hereby consents to service of process by registered mail at the address to which notices are to be given. Each of Purchaser, the Company and the Sellers agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against Purchaser, the Company or the Sellers in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.
     9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in

40

this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
     9.6 Entire Agreement and Modification. This Agreement, along with the Option Purchase Agreement, supersedes all prior agreements between the parties with respect to its subject matter (including the Non-Binding Letter of Intent between Purchaser and the Company dated November 28, 2008 and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser and Seller Parties.
     9.7 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Purchaser may assign any of its rights under this Agreement to any Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
     9.8 Release of Claims. In consideration of the Purchase Price and the other covenants and agreements set forth herein and in the Option Purchase Agreement, effective as of the Closing except as set forth in this Agreement or any exhibit or schedule to this Agreement, including, without limitation, the Closing Documents (which are hereby excluded from this Section 9.8) and except for any claims arising after the Closing Date, effective as of the Closing, Sellers hereby fully and forever release and discharge Purchaser and the Company (and their Representatives and Affiliates) from any and all claims, accusations, demands, liabilities, obligations, responsibilities, suits, actions and causes of action, whether liquidated or unliquidated, fixed or contingent, known or unknown, or otherwise, in each case, arising out of, relating to, or otherwise connected with all prior relationships with or dealings with, between or among any or all of the parties hereto, and any of their business or other relationships arising out of or related to the same. Each Seller acknowledges that it may discover facts or law different from or in addition to the facts or law that they know or believe to be true with respect to the claims released in this Section 9.8 and agrees, nonetheless, that this Section 9.8 and the release contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Each Seller further agrees that, to the fullest extent permitted by law, it will not prosecute, nor allow to be prosecuted on his behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released in this Section 9.8.

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     9.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     9.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     9.11 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     9.12 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.
     9.13 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
10. DEFINITIONS
     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 10:
     “Acquisition”—has the meaning set forth in the Recitals to this Agreement.
     “Action” means any action, suit, claim, charge, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, complaint, demand or other proceeding to, from, by or before any arbitrator, court, tribunal or other Governmental Body.
     “Affiliate”—has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.
     “Agreement”—as defined in the first paragraph of this Agreement.
     “Amended Articles”—as defined in the recitals to this Agreement.
     “Applicable Contract”—any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

42

     “Assets”—means all of the personal properties and assets of any nature owned or used by the Company (whether real, personal, or mixed and whether tangible or intangible).
     “Balance Sheet”—as defined in Section 3.4.
     “Balance Sheet Date”—December 31, 2008.
     “Blocks Product”—shall have the meaning set forth on Exhibit E to the Option Purchase Agreement.
     “Breach”—a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been, in each case, as of the date any representation or warranty is made, or any covenant or obligation is required to be performed (as applicable), (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.
     “Business”—All operations and rights relating to the development, manufacturing, marketing and sale of the Product
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in Amsterdam, The Netherlands or San Diego, California are authorized or obligated by law or executive order to be closed. For purposes of this Agreement (unless otherwise specified as a Business Day), the word “day” shall mean a calendar day. Whenever any party hereto is required to provide notice, approval or otherwise respond within any specified period up Business Days, such period shall commence at 9:00 a.m. local time in the city specified in such party’s address for notice in Section 9.2 on the first whole Business Day of such period and shall expire at 5:00 p.m., local time in such city.
     “Call Option Period”—has the meaning set forth in the Recitals to this Agreement.
     “Closing”—as defined in Section 1.2.
     “Closing Date”—the date and time as of which the Closing actually takes place.
     “Closing Documents”—this Agreement, the Option Purchase Agreement, the Facility Agreement, the Amended Articles, the Distribution Agreement, the Revos License Agreement, the Shareholders’ Agreement, the Founders’ Non-Competition Agreements and the Investor Non-Competition Agreement and each other document or agreement executed and delivered in connection with the Contemplated Transactions.
     “Company”— Progentix Orthobiology B.V. or any of its direct or indirect Subsidiaries.
     “Company Common Stock”—as defined in the Recitals to this Agreement.

43

     “Company Proprietary Rights”—any Proprietary Rights owned by or licensed to the Company or otherwise used in the Business.
     “Company Source Code”—any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Rights owned by or licensed to the Company or otherwise used by the Company.
     “Consent”—any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
     “Contemplated Transactions”—all of the transactions contemplated by this Agreement, including:
          (a) the sale of the Initial Shares by Sellers to Purchaser;
          (b) the performance by Purchaser, the Company and Sellers of their respective covenants and obligations under this Agreement; and
          (c) Purchaser’s acquisition of the Initial Shares.
     “Contract”—any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.
     “Copyrights”—all copyrights, copyrightable works, semiconductor topography and mask work rights, and applications for registration thereof, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.
     “Data Room”—the virtual data room on the Company’s website at *** pursuant to which the Company made available certain of its documents to Purchaser.
     “Encumbrance”—any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
     “Environment”—soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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     “Environmental, Health, and Safety Liabilities”—any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:
          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);
          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;
          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.
The terms “removal,” “remedial,” and “response action,” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”) or the equivalent thereof under the Environmental Laws of any other jurisdiction.
     “Environmental Law”—any Legal Requirement that requires or relates to:
          (e) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;
          (f) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;
          (g) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;
          (h) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;
          (i) protecting resources, species, or ecological amenities;

45

          (j) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
          (k) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or
          (l) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, including the Environmental Protection Act (“Wet milieubeheer”), Environmental Activities Decree (“Activiteitenbesluit”), Soil Protection Act (“Wet bodembescherming”), Waste Water Protection Act (“Wet verontreiniging oppervlaktewateren”) and the European communitty Regulation on the Registration, Evaluation, Authorisation and restriction of chemical substances, EC 1907 /2006, (Verordening op de Registratie, Evaluatie, Autorisatie en beperkingen van Chemische stiffen).
     “Facilities”—any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.
     “Facility Agreement”—as defined in the Recitals to this Agreement.
     “FDA”—United Stated Food and Drug Administration.
     “FDCA”—Federal Food Drug and Cosmetic Act.
     “Financial Statements”—as defined in Section 3.4(a).
     “Finished Inventory”—means all finished goods inventory of Product.
     “GAAP—generally accepted United States accounting principles, applied on a consistent basis.
     “Governmental Authorization”—any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
     “Governmental Body”—any:
          (m) nation, state, province, county , city, town, village, district, or other jurisdiction of any nature;
          (n) national, federal, state, local, municipal, foreign, or other government;
          (o) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
          (p) multi-national organization or body; or

46

          (q) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
     “Granules Product”—shall have the meaning set forth on Exhibit E to the Option Purchase Agreement.
     “Hazardous Activity”—the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.
     “Hazardous Materials”—any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.
     “Indebtedness”—as applied to any person, (a) all indebtedness for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under capital leases in respect of which such person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.
     “Initial Shares”—as defined in the Recitals to this Agreement.
     “Issued Patents”—all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other applicable Governmental Body.
     “Knowledge”—an individual will be deemed to have “Knowledge” of a particular fact or other matter if:
          (r) such individual is actually aware of such fact or other matter; or

47

          (s) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.
     “Legal Requirement”—any national, federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.
     “Material Adverse Effect”—an event, violation, inaccuracy, circumstance or other matter shall be deemed to have a “Material Adverse Effect” on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on: (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Company; (ii) the ability of Seller Parties to consummate the Contemplated Transactions; or (iii) Purchaser’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Initial Shares, other than any event, change, occurrence or effect resulting from (A) changes in general economic, financial market, business or geopolitical conditions, (B) general changes or developments in any of the industries in which the Company operates, (C) changes in any applicable Legal Requirements or applicable accounting regulations or principles or interpretations thereof, (D) any outbreak or escalation of hostilities or war or any act of terrorism, (E) the announcement of the acquisition of the Initial Shares by Purchaser pursuant to this Agreement or (F) any action taken at the written request of Purchaser.
     “Material Contract”—as defined Section 3.16(b).
     “Notary” means Mr. Sander Wiggers, civil law notary with DLA Piper Nederland N.V. or his deputy, substitute or successor in office.
     “Occupational Safety and Health Law”—any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions, including the Working Conditions Act (“Arbeidsomstandighedenwet”) and the Working Conditions Decree (“Arbeidsomstandighedenbesluit”).
     “Operating Budget”—shall mean a detailed operating budget of the Company in respect of the applicable fiscal year, which operating budget has been approved by the Board of Directors (including the director designated by Purchaser).
     “Option Period”—as defined in the Recitals to this Agreement.

48

     “Option Purchase Agreement”—as defined in the Recitals to this Agreement.
     “Order”—any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.
     “Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:
          (t) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
          (u) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and
          (v) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
     “Organizational Documents”—(a) the articles of association; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.
     “Patents”—the Issued Patents and the Patent Applications.
     “Patent Applications”—all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention.
     “Person”—any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a Governmental Body.
     “Proceeding”—any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Product”—shall mean the Blocks Product, the Granules Product and the Putty Product.
     “Proprietary Rights”—any: (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, fictitious business names and domain name registrations, (iv) Copyrights, (v) Trade Secrets, (vi) all other ideas, inventions, designs, manufacturing and operating specifications, technical data, and other intangible assets, intellectual properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights); or (b) any right to use or exploit any of the foregoing.

49

     “Purchaser”—as defined in the first paragraph of this Agreement.
     “Purchaser Disclosure Schedule”—the Disclosure Schedule delivered by Purchaser to Sellers, if any, concurrently with the execution and delivery of this Agreement.
     “Put Option Period”—has the meaning set forth in the Recitals to this Agreement.
     “Putty Product”—shall have the meaning set forth on Exhibit E to the Option Purchase Agreement.
     “Registered Copyrights”—all copyrights for which registrations have been obtained or applications for registration have been filed in any applicable Governmental Body, and all copyrights for which registration is not required.
     “Registered Trademarks”—all trademarks for which registrations have been obtained or applications for registration have been filed in any applicable Governmental Body.
     “Release”—any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.
     “Remaining Shares”—as defined in the Recitals to this Agreement.
     “Representative”—with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
     “Seller”—as defined in the first paragraph of this Agreement.
     “Seller Parties”—as defined in the first paragraph of this Agreement.
     “Seller Parties Disclosure Schedule”—the Disclosure Schedule delivered by the Seller Parties to Purchaser, concurrently with the execution and delivery of this Agreement.
     “Seller Shares”—as defined in the Recitals of this Agreement.
     “Sellers’ Knowledge” means the Knowledge of each of the Sellers on ***
     “Series A Preferred Stock”—as defined in the Recitals to this Agreement.
     “Series B Preferred Stock”—as defined in the Recitals to the Agreement.
     “Subsidiary”—with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

50

held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.
     “Tax” or “Taxation”— means any and all forms of taxation by any tax authority, whether international, national or local, including without limitation to the generality of the foregoing, corporate income tax, capital tax, wage tax, real property tax, transfer taxes, registration tax, VAT, dividend withholding tax, environmental tax, divestment payments, custom duties, stock exchange tax, exercise tax or gift tax, including but not limited to penalties, interest and any other costs or expenses related to or associated with any tax matter and all contributions or premiums which are payable pursuant to industry or governmental social security regulations, including penalties, interest and any other costs or expenses relating to or associated with any social security matter.
     “Tax Returns” means all returns, computations ,declarations, reports, statements and other documents related to Taxation, including any schedule or attachment thereto and any related or supporting work papers or information with respect to any of the foregoing, including any amendment thereof, and the term. “Tax Return” means any one of the foregoing Tax Returns.
     “Threat of Release”—a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.
     “Threatened”— a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).
     “Trade Secrets”—all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law.
     “Trademarks”—all (i) trademarks, service marks, marks, logos, insignias, designs, names or other symbols, (ii) applications for registration of trademarks, service marks, marks, logos, insignias, designs, names or other symbols, (iii) trademarks, service marks, marks, logos, insignias, designs, names or other symbols for which registrations has been obtained.
     “Xpand”—Xpand Biotechnology B.V., a private company with limited liability, incorporated under the laws of the Netherlands.

51

     Index of Other Defined Terms:

Defined Terms	Section Reference
510(k)	Section 3.22(d)
Basket	Section 7.4(a)
Board of Directors	Section 3.2(a)
Cap	Section 7.4(b)
Confidential Information	Section 6.3
CPR Rules	Section 9.4
Damages	Section 7.2
Distribution Agreement	Section 8.1(g)
Estimated Closing Certificate	Section 8.1(n)
Founders’ Non-Competition Agreement	Section 8.1(l)
Fundamental Representations	Section 7.1
Indemnified Persons	Section 7.3
Indemnifying Persons	Section 7.5(a)
Investor Non-Competition Agreement	Section 8.1(m)
Pension Schemes	Section 3.13
Permitted Encumbrance	Section 3.6
Pledge Agreement	Section 8.1(j)
Pro Rata Allocation	Section 1.1(a)
Purchase Price	Section 1.1(a)
Purchaser Indemnified Persons	Section 7.2.
Purchaser Representative	Section 5.1
Revos License Agreement	Section 8.1(h)

52

Defined Terms	Section Reference
Seller Funded Expenses	Section 8.1(n)
Seller Indemnified Persons	Section 7.3
Shareholders’ Agreement	Section 8.1(k)
Survival Period	Section 7.1
Upfront Payment	Section 1.1(a)

53

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PURCHASER: NUVASIVE, INC.
By:	/s/ Alexis V. Lukianov
	Name:	Alexis V. Lukianov
	Title:	Chief Executive Officer

COMPANY: PROGENTIX ORTHOBIOLOGY B.V.
By JD de Bruijn Holding BV, its solely authorized statutory director

By:	/s/ Joost D de Bruijn
	Name:	Joost D de Bruijn
	Title:	General Director

Signature Page to Preferred Stock Purchase Agreement

SELLERS: JD DE BRUIJN HOLDING BV
By:	/s/ Joost D de Bruijn
	Name:	Joost D de Bruijn
	Title:	General Director

INCUBATION BV
By:	/s/ Clemens van Blitterswijk
Clemens van Blitterswijk

By:	/s/ FrankJan van der Velden
FrankJan van der Velden

BIOGENERATION VENTURES BV
By:	/s/ Edward van Wezel
Edward van Wezel

By:	/s/ Willem Hazenberg
Willem Hazenberg

HUIPIN YUAN
/s/ Huipin Yuan

[Signature Page to Preferred Stock Purchase Agreement]

SCHEDULE A
Sellers Schedule

Pro Rata
Seller	Allocation
BioGeneration Ventures BV	29.106%
JD de Bruijn Holding BV	28.359%
Incubation BV	39.060%
Huipin Yuan	3.475%

EXHIBIT A
Option Purchase Agreement
Filed separately as Exhibit 10.54 to this Annual Report on Form 10-K.

EXHIBIT B

DATED	JANUARY 13, 2009
(1) NUVASIVE, INC.
as Lender
- and -
(2) PROGENTIX ORTHOBIOLOGY B.V.
as Borrower
USD 5,000,000
SENIOR SECURED FACILITY AGREEMENT
DLA Piper Nederland N.V.
Finance & Projects
Amsterdam

USD 5,000,000 SENIOR SECURED FACILITY AGREEMENT
THIS AGREEMENT is dated January 13, 2009 (the “Effective Date”)
BETWEEN
1.	NUVASIVE, INC., a company incorporated under the laws of Delaware, having its registered office at 7475 Lusk Boulevard, San Diego CA 92121, United States (the “Lender”); and

2.	PROGENTIX ORTHOBIOLOGY B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, registered with the chamber of commerce under file number 30234249 and having its registered office at Professor Bronkhorstlaan 10 D, (3723 MB) Bilthoven, the Netherlands (the “Borrower”),
The Lender and the Borrower also referred to as “Party” or “Parties”.
RECITALS
A.	The Lender will, on or about the date hereof, make an initial preferred equity investment of USD 10,000,000 in the Borrower.

B.	In addition to the proposed acquisition by the Lender of the shares in the capital of the Borrower, the Lender wishes to lend to the Borrower and the Borrower wishes to borrow from the Lender subject to the terms and conditions set forth in this Agreement.

C.	Parties hereby further agree as follows.
IT IS AGREED AS FOLLOWS
1.	DEFINITIONS

1.1	In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

Agreement	means this USD 5,000,000 facility agreement between Lender and Borrower;

Base Milestones	has the meaning set forth in the Option Purchase Agreement;

Business Day	means a day other than a Saturday or Sunday on which banks are open for business in Amsterdam, the Netherlands;

Operating Budget	has the meaning set forth in the Preferred Stock Purchase Agreement;

Distribution Agreement	has the meaning set forth in the Preferred Stock Purchase Agreement;

Event of Default	means an event of default specified as such in clause 9;

IP Pledge Agreement	means the Pledge Agreement of Intellectual Property Rights, dated as of the date hereof, by and between the Lender and the Borrower, relating to the pledge of the Borrower’s intellectual property rights;

Loan	means the loan made available by the Lender to the Borrower pursuant to Clause 2.1 of this Agreement or the principal amount outstanding for the time being of that loan;

Option Purchase Agreement	means the Option Purchase Agreement, dated the date hereof, by and among Lender, Borrower and the shareholders of Borrower;

Preferred Stock Purchase Agreement	means the Preferred Stock Purchase Agreement, dated the date hereof, by and among Lender, Borrower and the shareholders of Borrower;

Proprietary Rights	has the meaning set forth in the Option Purchase Agreement;

Repayment Date	means the date defined in Clause 5.1.;

Updated Seller Parties	has the meaning set forth in the Option Purchase Agreement;
Disclosure Schedule

USD	means United States dollar; and

Utilisation Date	means the applicable date on which Lender makes a Loan.
1.2	In this Agreement, unless the context otherwise requires (a) references to the singular shall include the plural and vice versa and (b) Clause headings are for ease of reference only and shall not affect the construction of the relevant provision.

1.3	Except where this Agreement expressly provides otherwise, a person who is not a Party has no right to exercise or enforce any term or condition of this Agreement.

2.	THE FACILITY

2.1	Subject to the terms of this Agreement, the Lender shall make available to the Borrower from time to time a USD facility in an aggregate amount of USD 5,000,000 (five million USD) and the Borrower accepts such facility. This facility shall remain in effect through the earlier of the expiration or termination of the Option Period (as defined in the Option Purchase Agreement).

2.2	Unless otherwise agreed by the Lender or approved by the Borrower’s non-executive board of directors (but specifically including any representative of Lender thereon), the Borrower shall apply any Loans made under the facility towards (i) further development of the Borrower’s portfolio of synthetic osteoinductive scaffolds, including the CuriOs product for purposes of achieving the Base Milestones, (ii) fulfilling its obligations under the Distribution Agreement with Lender, dated as of the date hereof, or (iii) any other payments made in accordance with the Borrower’s Operating Budget, it being agreed that Borrower may apply any Loans to satisfy general operating expenses, including without limitation general and administrative, rent, utilities, insurance and similar expenses, as expressly permitted hereunder to the extent contemplated by Borrower’s Operating Budget.

2.3	The Lender is not obliged to monitor or verify the application of any Loan.

3.	UTILISATION

3.1	The Borrower may utilise the facility from time to time by delivery to the Lender of (i) a duly completed utilisation request in the form attached hereto at Schedule 3 and (ii) an Updated Seller Parties Disclosure Schedule sufficiently in advance prior to the contemplated date of extension of the Loan. Any amount proposed to be utilised shall always exceed the equivalent in USD of EUR 1,000,000, provided that any Updated Seller Parties Disclosure delivered pursuant to this Section 3.1 shall not be counted as a Disclosure Schedule Request (as defined under the Option Purchase Agreement) pursuant to Section 1.1(b)(ii)(A) of the Option Purchase Agreement.

3.2	Upon receipt of such utilization request and an Updated Seller Parties Disclosure Schedule, the Lender shall make available the Loan to the Borrower by means of payment of the same into the Borrower’s account the particulars of which shall be specified in the utilisation request.

3.3	The Loan will be disbursed in one amount on the Utilisation Date and any amount not drawn will be immediately cancelled.

3.4	Notwithstanding anything to the contrary contained in any other agreement between the parties, including without limitation Section 5.1(i) of the Preferred Stock Purchase Agreement, Lender hereby expressly consents to any utilization request submitted by the Borrower hereunder.

4.	INTEREST

4.1	Interest shall accrue on any Loan at an interest rate of 6% per annum commencing on the applicable Utilization Date. Such interest will be paid by the Borrower on the date the Loan is due and payable.

4.2	Interest shall accrue from day to day and will be calculated on the basis of a year consisting of 360 days and payable for the actual number of days elapsed.

4.3	If the Borrower fails to pay any amount payable by it under this Agreement on its due date, default interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the aggregate of the rate specified in Clause 4.1 and 2% per annum.

5.	REPAYMENT

5.1	The Borrower shall repay the Loan in its entirety within ten Business Days of the earlier of (i) an Event of Default, or (ii) nine (9) months after the earlier of the expiration or termination of the Option Period (as defined in the Option Purchase Agreement) (the “Repayment Date”).

5.2	No amount repaid may subsequently be re-borrowed.

5.3	The Borrower may not prepay the Loan until after the earlier of the expiration or termination of the Option Period at which time the Loan may be prepaid without penalty.

6.	SECURITY INTEREST

6.1	The Borrower and the Lender hereby agree that the Borrower shall grant to the Lender a first ranking right of pledge, encumbrance, collateral or any other security right over all of the assets (including Borrower’s Proprietary Rights) as specified in Schedule 1 as security for the repayment of any amount under the Loan.

6.2	The security interest will be created by means of the Parties entering into documents substantially in the forms as set out in Schedule 2 to this Agreement (Form of Security Documents).

7.	REPRESENTATIONS AND WARRANTIES

7.1	The representations set out in this Clause 7 are:
(a)	made by the Borrower on the date of this Agreement; and

(b)	deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on each subsequent day for so long as the Loan or other amount is or may become outstanding under this Agreement.
7.2	The Borrower represents and warrants that :
(a)	It is a private limited liability company corporation (besloten vennootschap met beperkte aansprakelijkheid), duly incorporated and validly existing under the laws of the Netherlands;

(b)	It has the power to own its assets and carry on its business as it is being conducted;

(c)	The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations;

(d)	No Event of Default is outstanding or likely to result from the making of the Loan;

(e)	It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its bankruptcy, insolvency, reorganization, moratorium, or other law affecting the rights of creditors generally, or the appointment of a bankruptcy or moratorium administrator, trustee, receiver or similar officer;

(f)	No litigation or administrative proceeding of or before any court or agency has been started or is threatened against the Borrower which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower;

(g)	Its entry into and performance of this Agreement and the transactions contemplated by this Agreement do not conflict with any law or judicial or official regulation applicable to it, with its constitutional documents or with any agreement or document binding on it;

(h)	No attachments are made or seizures have been levied or enforced upon or sued out against (A) any material portion of its revenues or (B) against its assets; and

(i)	All information supplied by it is true, complete and accurate in all material respects as of the date it was given and is not misleading in any material respect.
7.3	The Borrower acknowledges that in connection with entering into this Facility agreement, the Borrower entered into the Option Purchase Agreement and Preferred Stock Purchase Agreement with Lender. Subject to the disclosure schedules to the Option Purchase Agreement and Preferred Stock Purchase Agreement, including any Updated Seller Parties Disclosure Schedule delivered hereunder, the representations and warranties of Borrower set forth in the Option Purchase Agreement and Preferred Stock Purchase Agreement that are qualified as to materiality are correct and complete in all respects, and all other representations and warranties of Borrower set forth in the Option Purchase Agreement and Preferred Stock Purchase Agreement are correct and complete in all material respects. Notwithstanding the foregoing, each representation and warranty set forth in the Option Purchase Agreement which refers to the “Effective Date” shall be true and correct as of the date of any Updated Seller Parties Disclosure Schedule notwithstanding that such representation or warranty, as the case may be, refers to the “Effective Date,” provided that such representations and warranties shall be qualified by each Updated Seller Parties Disclosure Schedule to the extent there are any disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or been discovered since the Effective Date, and (i) such disclosures are not material, or (ii) the Borrower obtained the approval of the Supervisory Board of Directors of the Borrower (including the director designated by the Lender) or the prior written consent of the Purchaser Representative (as defined in the Preferred Stock Purchase Agreement) pursuant to Section 5.1 of the Preferred Stock Purchase Agreement with respect to an action of the Borrower which directly caused such material change.

8.	UNDERTAKINGS

8.1	The undertakings in this Clause 8 will remain effective from the date of this Agreement until all amounts to be paid by the Borrower under this Agreement have been irrevocably paid.

8.2	The Borrower shall promptly inform the Lender if an Event of Default has occurred or is likely to occur.

8.3	The Borrower shall ensure that at all times the claims of the Lender against it under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any laws of general application and with the exception of any rights of set-off or counterclaims that may be asserted against it.

8.4	The Borrower shall not sell, transfer or otherwise dispose of its assets or revenues with the exception of disposals of trading assets or the expenditure of cash, in each case on normal commercial terms and in the ordinary course of business unless and until the Loan is repaid by Borrower in its entirety.

9.	EVENTS OF DEFAULT

9.1	Each event described in this Clause 9 is an Event of Default:

(a)	The Borrower does not pay (or evidences an intention not to pay) any amount payable under this Agreement at the time and in the manner as provided for in this Agreement;

(b)	Any representation or statement made or deemed to be made by the Borrower in this Agreement or any other document delivered by it or on its behalf under or in connection with this Agreement is or proves to have been untrue, inaccurate or misleading in any material respect when made or deemed to be made;

(c)	The Borrower fails to duly perform any other obligation under this Agreement, which non-performance if capable of remedy is not remedied within 21 days after the Lender’s relevant notice to the Borrower;

(d)	An attachment or seizure affects any assets of the Borrower and is not discharged within 21 days or any steps are taken to enforce any security interest over any assets of the Borrower;

(e)	Any of the following events or circumstances affects the Borrower:
(i)	It is unable or shall admit in writing its inability to pay its debts as they fall due or, by reason of actual or anticipated financial difficulties, it suspends making payments on any of its debts or commences negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

(ii)	It becomes subject to a winding-up;

(iii)	It proposes or takes any corporate action, or any person commences any litigation or administrative proceedings or other formal procedure, in relation to its winding-up which in the case of an involuntary action is not dismissed within 30 days;
(f)	The Borrower is declared bankrupt, insolvent, subject to reorganization, moratorium, or to any other law affecting the rights of creditors generally;

(g)	The Borrower is dissolved, a resolution for its dissolution is passed or a request for its dissolution is filed;

(h)	The Borrower terminates all or a substantial part of its business;

(i)	At any time it is unlawful for the Borrower to perform any or all of its obligations under this Agreement or any obligation of the Borrower under this Agreement is illegal, invalid or unenforceable;

(j)	The Borrower breaches any of its representations, warranties or covenants in the Option Purchase Agreement, the Preferred Stock Purchase Agreement, the IP Pledge Agreement or impairs any of the Lender’s rights set forth in the Borrower’s articles of association; or

(k)	Any event or circumstance occurs that, in the opinion of the Lender, might have, directly or indirectly, a material adverse effect on the Borrower’s ability to perform any of its obligations under this Agreement.

9.2	If an Event of Default has occurred, the Loan together with accrued interest and all other amounts owing under this Agreement will immediately be due and payable without any default notice or court intervention being required.

10.	COSTS AND EXPENSES

The Lender and the Borrower shall each bear their own costs and expenses incurred in connection with this Agreement.

11.	INDEMNITY

The Borrower undertakes to indemnify the Lender against any loss or liability incurred by the Lender (including any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement) as a result of:
(a)	any payment of principal of or interest on the Loan or of an overdue amount being received otherwise than on its due date; or

(b)	an Event of Default.
12.	TAXES

12.1	All payments to be made by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of tax, except to the extent the Borrower is required to make such a payment subject to tax. If any tax must be deducted or withheld from any amount payable or paid by the Borrower, then the Borrower shall pay such additional amounts as are necessary to ensure that the Lender receives a net amount equal to the amount which it would have received if no such deduction or withholding had been made or required to be made. The Borrower shall promptly notify the Lender if it is required to make a deduction or withholding.

12.2	If the Lender is required to pay any amount in respect of tax on any payment due from the Borrower under this Agreement, the Borrower shall promptly reimburse the Lender for that payment at its first request.

13.	PAYMENTS

13.1	All payments payable by the Borrower shall be made and calculated without reference to any set-off or counterclaim. Each payment by the Borrower under this Agreement shall be made for value on its due date, without any notice from the Lender being required, by deposit of immediately available funds to the account designated by the Lender.

13.2	All payments pursuant to this Agreement shall be made in United States Dollars (USD).

13.3	All payments to be made by the Borrower under this Agreement shall be calculated and be made:
(a)	without, and clear of any deduction for, set-off or counterclaim; and

(b)	clear of any deduction or withholding for, or on account of, any tax, levy, impost, duty or other charge of a similar nature, other than any such deduction or withholding required by law.

13.4	If the Borrower is required to make a deduction or withholding as referred to in Subclause 13.3 (b), the amount of the payment due from it shall be increased to an amount which, after making the deduction or withholding, leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

14.	SET-OFF

The Lender may set off any obligation due and payable by the Borrower under this Agreement against any obligation (whether or not under this Agreement and whether or not due and payable) owed by the Lender to the Borrower. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

15.	CHANGES TO THE PARTIES

All covenants and agreements of the Parties contained in this Agreement shall be binding and inure to the benefit of their respective successors and permitted assigns. Each of the Parties may assign any rights or obligations under this Agreement.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

17.	NOTICES

Any notice or other communications provided under this Agreement shall be in writing in the English language and addressed or delivered, to the applicable person at the address set forth in the header of this Agreement, or such other address of which such Party has specified in any written notice to the other Party hereto.

18.	TERMINATION, SUSPENSION, AMENDMENTS, WAIVERS AND REMEDIES CUMULATIVE

18.1	The Borrower cannot rescind (ontbinden) this Agreement in whole or in part.

18.2	The Borrower shall bear the risk of any error (dwaling) made by it in relation to this Agreement.

18.3	The Borrower may not suspend (opschorten) compliance with its obligations under or in connection with this Agreement on whatever grounds.

18.4	This Agreement may be amended, supplemented or waived only by a written agreement between the parties.

18.5	The rights of the Lender under this Agreement may be exercised as often as necessary, are cumulative and not exclusive of its rights under general law. No failure or delay on the part of the Lender in exercising any right shall operate as a waiver or impair that right. No waiver of any such right shall be effective unless given in writing.

19.	CHANGES TO PARTIES

19.1	The Lender may:
(a)	assign (overdragen) its rights under this Agreement (in whole or in part); or

(b)	transfer its legal relationship (rechtsverhouding) under this Agreement (in whole or in part) to another person.
19.2	Any transfer as referred to in this Clause 19 shall be made by a deed of transfer governed by Dutch law. The Borrower hereby cooperates with any transfer in anticipation. Any transfer shall take effect by notice to the Borrower (whether prior to or after the signing of the deed of transfer).

19.3	The Borrower may not assign, transfer or encumber any of its rights or obligations under or in connection with this Agreement.

20.	EVIDENCE

The entries made in the accounts maintained by the Lender; and any certification or determination by the Lender of an amount or rate under this Agreement; are conclusive evidence (dwingend bewijs) of the matters to which they relate.

21.	SEVERABILITY

If a provision of this Agreement is invalid or unenforceable in any jurisdiction that shall not affect the validity or enforceability of any other provision of this Agreement and the validity or enforceability in other jurisdictions of that or of any other provision of this Agreement.

22.	GOVERNING LAW AND JURISDICTION

22.1	This Agreement is governed by the law of the Netherlands.

22.2	The competent courts of Amsterdam, the Netherlands shall have exclusive jurisdiction with regard to disputes in connection with this Agreement.

THUS AGREED

NUVASIVE, INC.
by:
its:

PROGENTIX ORTHOBIOLOGY B.V.
by:
its: Director

Schedule 1

Patents
***
Trademarks
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Schedule 2
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This Intellectual Property Security Agreement is entered into as of the Effective Date by and between NuVasive, Inc., a company incorporated under the laws of Delaware (“Lender”) and Progentix Orthobiology B.V., a private company with limited liability organized and existing under the laws of the Netherlands (“Borrower”).
RECITALS
     A. Lender has agreed to make certain advances of money and to extend certain financial accommodation to Borrower (the “Loans”) in the amounts and manner set forth in that certain Senior Secured Facility Agreement by and between Lender and Borrower dated the Effective Date (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Lender is willing to make the Loans to Borrower, but only upon the condition, among others, that Borrower shall grant to Lender a security interest in the Borrower’s Proprietary Rights to secure the obligations of Borrower under the Loan Agreement.
     B. Pursuant to the terms of the Loan Agreement, Borrower has granted to Lender a security interest in all of Borrower’s right, title and interest to and under all of the Borrower’s assets, including its Proprietary Rights.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Borrower hereby represents, warrants, covenants and agrees as follows:
AGREEMENT
     To secure its obligations under the Loan Agreement, Borrower grants and pledges to Lender a security interest in all of Borrower’s right, title and interest in, to and under its assets, including without limitation its Proprietary Rights listed on ExhibitA hereto, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.
     This security interest is granted in conjunction with the security interest granted to Lender under the Loan Agreement. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the IP Pledge Agreement, and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided for herein or in the Loan Agreement or the IP Pledge Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or the IP Pledge Agreement, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, of any or all other rights, powers or remedies.

This Agreement is governed by the laws of the state of New York without regard to conflicts of law principles.
IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

BORROWER:

Address of Borrower:	PROGENTIX ORTHOBIOLOGY B.V.

Professor Bronkhorstlaan	By: JD de Bruijn Holding BV, its solely
10 D, (3723 MB) Bilthoven, the Netherlands	authorized statutory director

Attn:	Title:

Name: Joost D de Bruijn
Title: General Director

LENDER:

Address of Lender:	NUVASIVE, INC.

7475 Lusk Boulevard	By:

San Diego, CA 92121	Title:

Attn:

EXHIBIT A

Patents
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Trademarks
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Schedule 3
Form of Utilisation Request

From:	Progentix Orthobiology B.V.

To:	NuVasive, Inc.
Dated:
Dear Sirs
Progentix Orthobiology B.V. — U.S.$5,000,000 Senior Secured Facility Agreement
dated January 8, 2009 (the “Agreement”)
1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] or, if that is not a
Business Day, the next Business Day)
Amount:	[ ]
Interest Period:	[ ]
Purpose:	[ ]
3.	We confirm that no Event of Default is continuing or would result from the proposed Loan on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.
Yours faithfully

authorised signatory for
Progentix Orthobiology B.V.

EXHIBIT C
AMENDMENT OF THE ARTICLES OF ASSOCIATION
PROGENTIX ORTHOBIOLOGY B.V.
On the       day of       two thousand and nine, appeared before me, Alexander Joannes Wiggers, civil law notary in Amsterdam:
     .
The person appearing declared as follows:
I.	The Articles of Association of Progentix Orthobiology B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Bilthoven and office address at , registered with the Trade Register under number (hereinafter referred to as: the “Company”), were lastly established by a deed of amendment executed on two thousand and before , civil law notary in (declaration of no objections dated two thousand and , number B.V.: ).

II.	By written resolution of the Company’s general meeting of shareholders dated two thousand and , it has been resolved:
a.	to amend the Articles of Association of the Company as mentioned below, and

b.	to authorize the person appearing to apply for the declaration of no objections and to execute the notarial deed amending the Articles of Association of the Company.
The shareholders’ resolution has been attached to this deed.
III.	On behalf of the Minister of Justice a declaration of no objections, number B.V. has been issued in accordance with Article 2:235 Dutch Civil Code on two thousand and .
The declaration of no objections has been attached to this deed.
The person appearing, acting in said capacity, declared hereby to partially amend the Articles of Association of the Company, laying them down as follows:
I.	Article 3.1 is hereby amended and will read as follows:

3.1	The authorised capital of the company amounts to ninety thousand euro (EUR 90,000), divided into three million (3,000,000) cumulative preference shares A, three million (3,000,000) cumulative preference shares B and three million (3,000,000) (3,000,000) ordinary shares, each share of the value of one euro cent (EUR 0.01).

II.	Article 3.2 is hereby amended and will read as follows:

3.2	Everywhere where mention is made in these articles of association of ‘cumulative preference shares’ and ‘cumulative preference shareholders’ those terms shall be deemed to include both the cumulative preference shares A and the cumulative preference shares B, and the holders of cumulative preference shares A and cumulative preference shares B, unless the contrary is explicitly clear. Everywhere where mention is made in these articles of association of ‘shares’ and ‘shareholders’ those terms shall be deemed to include both the ordinary shares and the cumulative preference shares, and the holders of ordinary shares as well as the holders of cumulative preference shares, unless the contrary is explicitly clear.

III.	Article 16.5 is hereby deleted and 16.6 through 16.8 are renumbered 16.5 through 16.7.

IV.	Article 21.6 is hereby deleted and 21.8 through 21.10 are renumbered 21.6 through 21.8

V.	Article 26.2 is hereby amended and will read as follows:

26.2	All resolutions of the general meeting need to be passed by an absolute majority of the votes cast, except where a larger majority is required by law or by these articles of association, and with due observance of the provisions of Article 28.1.

VI.	Article 28.2 is hereby deleted.
Finally, the person appearing, acting in said capacity, declared the following.
(i)	Immediately prior to the execution of this deed the Company’s issued share capital amounts to twenty-thousand euro (EUR 22,000), divided into eighteen thousand (18,000) ordinary shares and four thousand (4,000) preferred shares, each share with a nominal value of one euro (EUR 1).

(ii)	The ordinary shares, numbered through as well as the preferred shares, numbered CP 2,401 through CP 4,000 are herewith converted into eight hundred eighty thousand (880,000) preferred shares B with a nominal value of one Euroe cent (EUR 0.01), renumbered CPB1 through CPB 880,000 [note: further data to be derived from deed of transfer to NuVa].

(iii)	The two thousand four hundred (2,400) preferred shares, numbered CP 1 through CP 2400 are herewith converted into 240,000 preferred shares A with a nominal value of one Euro cent (EUR 0.01) and renumbered CPA 1 through CPA 240,000.

(iv)	Upon the execution of this deed the Company’s issued share capital amounts to twenty-two thousand euro (EUR 22,000) divided into:
(a.)	one million eighty thousand (1,080,000) ordinary shares, numbered 1 through 1,080,000;

(b.)	twohundred forty thousand (240,000) preferred shares A, numbered CPA1 through CPA 240,000;

(c.)	eight hundred eighty thousand (880,000) preferred shares B, numbered CPB 1 through CPB 880,000;

     all shares with each with a nominal value of one euro cent (EUR 0.01).
The person appearing is known to me, civil law notary, and the identity of the person appearing mentioned in this deed has been determined by me, civil law notary, by means of the relevant document mentioned hereinbefore.
This deed has been executed at Amsterdam on the date mentioned at the head of this deed.
The contents of this deed have been stated and explained to the person appearing by me, civil law notary.
Furthermore the consequences of this deed have been pointed out to the person appearing. The person appearing declared to have in good time taken cognisance of the contents of this deed and to agree with the contents.
Thereupon, after a limited part of this deed had been read out, it has been signed by the person appearing and by me, civil law notary.

articles of association for a private limited liability company
Name and registered office
1.1.	The name of the company is: Progentix Orthobiology B.V.:

1.2.	The company has its registered office in the Municipality of Bilthoven.
Object
2.	The object of the company is:
(a)	to develop and to sell products which has to do with biotechnology.

(b)	to establish and acquire, participate in, cooperate with, manage and finance (or cause to be financed) other enterprises of any legal form whatever;

(c)	to provide and enter into loans of money, to manage and dispose of registered property and to furnish security, including security for the debts of other parties;

(d)	to perform all other activities which are connected with or conductive to the above in the broadest sense of the word.
Capital and shares
3.1.	The authorised capital of the company amounts to € 90,000.00 (ninety thousand euros) divided into 30,000 (thirty thousand) cumulative preference shares and 60,000 (sixty thousand) ordinary shares, each of the value of €1.00 (one euro).

3.2.	Everywhere where mention is made in these articles of association of ‘shares’ and ‘shareholders’ those terms shall be deemed to include both the ordinary shares and the cumulative preference shares, and the holders of ordinary shares as well as the holders of cumulative preference shares, unless the contrary is explicitly clear.
Registered shares
4.1.	The shares shall be in name and shall have been numbered for each kind of shares separately consecutively starting from the number 1.

4.2.	No share certificates can be issued.
The issue of shares

5.1.	(a)	The issue of shares (including the granting of rights to subscribe for shares) shall be effectuated by a resolution of the general meeting of shareholders, referred to below as: ‘the general meeting’.

	(b)	The general meeting shall also determine the price and the terms and conditions of

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issue, with due observance of these articles of association. Upon the resolution to issue it can be determined that a share premium created by payment(s) above par shall be formed exclusively for the benefit of holders of the kind of shares to which the payment(s) relate.

(c)	The issue price may not be below par value.

(d)	The general meeting may delegate its power to pass the resolutions referred to at (a) and (b) to another organ of the company and may revoke this delegated power.

(e)	The issue of a share also requires an instrument intended for this purpose and executed before a civil-law notary practising in the Netherlands, to which the persons concerned are parties.
5.2	Upon the issue of shares each shareholder shall have a pre-emptive right in proportion to the joint amount of his shares, except where the law provides otherwise. Upon exercising their pre-emptive right holders of the kind of shares to be issued shall have priority in proportion to the Joint amount of the kind of shares in question they are holding, in relation to holders of shares of the other kind. That pre-emptive right can not be assigned. The pre-emptive right may, each time for a single issue, be limited or excluded by the body authorised to issue.
Payment on shares
6.1	The nominal amount must be paid up when subscribing for a share. It may be stipulated that a part of the nominal amount, not exceeding three-quarters, need be paid up only when the Board of Managing Directors requests such payment

6.2	Payment for shares shall be made in Dutch currency in so far as no other form of contribution has been agreed upon. Payment may be made in a foreign currency only with the permission of the Board of Managing Directors.
Register of shareholders
7.1	The Board of Managing Directors shall keep a register containing the names and addresses of all shareholders, the number of shares held by them and the kind of shares, together with the date on which they acquired the shares, the date of acknowledgement or service, and the amount paid up on each share. The register shall also contain the names and addresses of those who have a right of usufruct or pledge in respect of the shares, together with the date on which they acquired the right, the date of acknowledgement or service, and specification of the rights attached to the shares to which they are entitled in accordance with Article 8, together with the names and addresses of the holders of depositary receipts issued for shares with the cooperation of the company.

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7.2.	The register shall be regularly updated, subject to the proviso that every change to the particulars referred to in paragraph 1 should be noted in the register as quickly as possible. The register shall also contain a note of every discharge from liability granted in respect of payments not yet made, together with the date on which the discharge is granted.

7.3.	Each shareholder and any person having a right of usufruct or pledge in respect of shares and each holder of depositary receipts issued for shares with the cooperation of the company shall be obliged to notify the company in writing of their address.

7.4.	The Board of Managing Directors shall, upon request, issue to the person referred to above in paragraph 1 an extract from the register relating to his right to a share free of charge. If the share is subject to a usufruct or a pledge, the extract shall specify who is entitled to the rights referred to in Article 8.

7.5.	The Board of Managing Directors shall deposit the register at the office of the company for inspection by the shareholders and by the usufructuaries and pledgees entitled to the rights referred to in Article 8, paragraph 2, and by the holders of depositary receipts issued for shares with the cooperation of the company. The particulars contained in the register in respect of shares that have not been paid up in full shall be available for public inspection; a copy or extract of such particulars shall be issued at no more than cost price.
Usufruct/pledge
8.1.	A usufruct may be created on shares. The voting right on shares subject to a usufruct is vested in the shareholder. Notwithstanding this provision, the usufructuary shall have the voting right
-	if it is a usufruct as referred to in Articles 4:19 and 4:21 of the Dutch Civil Code (Burgerlijk Wetboek), unless provided otherwise by the parties or by the cantonal section of the court pursuant to Article 4:23, paragraph 4, of the Dutch Civil Code (Burgerlijk Wetboek) when the usufruct is created, or

-	if this is stipulated when the usufruct is created, provided that both this provision and (in the event of transfer of the usufruct) the transmission of the voting right have been approved by the organ of the company designated by the articles of association for granting approval of a proposed transfer of shares or, in the absence of such a designation, by the general meeting.
8.2.	A shareholder who has no voting rights and a usufructuary who has voting rights shall have the rights conferred by law on the holders of depositary receipts issued for shares with the cooperation of the company. A usufructuary who does not have voting rights shall have the

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rights conferred by law if no provision to the contrary is made when the usufruct is created or transferred.

8.3.	Shares may be pledged. The provisions of paragraph 1 and 2 of this Article shall apply mutatis mutandis upon the occasion of creation of the pledge and if another person exercises the rights of the pledgee.
Depositary receipts
9.1.	A resolution of the Board of Managing Directors to cooperate in the issue of depositary receipts for shares in the company shall require the prior approval of the general meeting.

9.2.	Depositary receipts for shares may not be issued to bearer. If this provision has been breached, the rights attached to the relevant shares may not be exercised as long as the bearer receipts are outstanding.

9.3.	For the purposes of these articles of association, depositary receipt holders shall be deemed to mean the holders of a depositary receipts issued for shares with the cooperation of the company as well as persons who, pursuant to Article 8, have the rights conferred by law on depositary receipt holders.

9.4.	For the purposes of these articles of association depositary receipts are deemed to mean depositary receipts issued for shares with or without the cooperation of the company.
Joint property
10.	If shares, restrictive rights on shares or depositary receipts issued for shares are held jointly, the persons jointly entitled may be represented in dealings with the company only by one person notified to the company in writing.
Acquisition of shares in its own capital / Reduction of capital
11.1.	The acquisition by the company of shares in its own capital that have not been fully paid up shall be void.

11.2.	Fully paid-up shares in the company may be acquired by the company only free of charge or if all the following provisions have been fulfilled:
(a)	the net assets of the company, less the acquisition price, is not less than the aggregate of the paid-up and called-up part of the capital and the reserves that must be kept by law;

(b)	the aggregate of the nominal value of the shares to be acquired and already held in the capital of the company by the company and its subsidiaries does not exceed one-half of the issued capital;

(c)	authorisation to acquire has been granted by the general meeting or by another

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organ of the company designated by the general meeting for this purpose.

11.3.	For the purposes of the validity of any acquisition, the deciding factor shall be the amount of the net assets of the company according to the last approved balance sheet, less the acquisition price for shares in the company’s capital and payments from profits or reserves to third parties for which the company and its subsidiaries became liable after the date of the balance sheet. If a period of more than six months has elapsed since the start of the financial year, without the annual accounts having been adopted, acquisition in accordance with the provisions of paragraph 2 shall not be permitted.

11.4.	The preceding paragraphs shall not apply to shares acquired by the company by universal succession.

11.5.	For the purposes of this Article, the term share shall be deemed to include any depositary receipt issued for such a share.

11.6.	The general meeting may decide to reduce the issued capital by cancelling shares or by reducing the amount of shares by amending the articles of association, subject to the relevant provisions of the law.

11.7.	Partial repayment on shares or exemption from the obligation to pay shall only be possible by way of execution of a resolution to reduce the nominal amount of the shares. Such a repayment or exemption may occur pro rata with respect to all shares or exclusively with respect to the shares of a certain kind; the requirement of proportionality applies to those shares. The requirement of proportionality may be deviated from only with the consent of all shareholders involved.
No support for the acquisition of shares in the company
12.1.	The company may not, with a view to the subscription for or acquisition by other persons of shares in its capital or depositary receipts for such shares, provide any security, guarantee the share price, otherwise act as surety for other persons or undertake to be jointly and severally liable as co-debtor or in any other manner bind itself with or for any other party. This prohibition applies equally to the company’s subsidiaries.

12.2.	Loans may be granted by the company for the purpose of subscribing for or acquiring shares in its capital or depositary receipts for such shares only up to a maximum of the amount of the distributable reserves and with the authorisation of the general meeting.

12.3.	The company shall keep a non-distributable reserve equal to the outstanding amount of the loans referred to in the preceding paragraph.
Transfer of Shares
13.1.	A transfer of shares or of a restrictive right on shares requires an instrument of transfer to

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which the persons concerned are party and which is executed for this purpose before a civil-law notary practising in the Netherlands.

13.2.	The transfer of a share has effect by law against the company. Except where the company is also party to the juristic act, the rights attaching to the shares may be exercised only after the company has acknowledged the juristic act or the instrument has been served on it in accordance with the relevant statutory provisions or after the company has acknowledged the transfer by registration in the register of shareholders referred to in Article 7.
Restrictions on transfer / General obligation to offer
14.1.	Shares may be transferred only after they have first been offered for sale to the co-shareholders in the manner referred to below.

14.2.	A shareholder need not offer his shares for sale if the transfer occurs with the written consent of the co-shareholders within three months of the date on which they give their consent.

14.3.	A shareholder who wishes to transfer one or more shares, referred to below as the offeror, shall notify the Board of Managing Directors which shares he wishes to transfer. Such notification shall constitute an offer to sell the shares to his co-shareholders. If the company holds shares in its own capital it may be deemed to be a co-shareholder for this purpose only if this has been agreed by the offeror in his offer.

The share price shall, unless the shareholders unanimously agree otherwise, be determined by one or more independent experts to be appointed by the shareholders by mutual agreement. If the shareholders fail to reach agreement on this matter within two weeks of receipt of notice of the offer referred to in paragraph 5 below, any party may apply to the cantonal section of the court (kantonrechter van de rechtbank) in whose district the company has its registered office for the appointment of three independent experts.

14.4.	The experts referred to in the preceding paragraph shall be entitled to inspect all books and documents of the company and to obtain any information which may assist them in their valuation.

14.5.	The Board of Managing Directors shall, within two weeks of receipt of the notification referred to in paragraph 3, notify the co-shareholders of the offer made by the offeror and notify each shareholder of the share price within two weeks of the date on which it is fixed by the experts or agreed by the shareholders.

14.6.	Notwithstanding the provisions of paragraph 8, the Board of Managing Directors shall, if notified to this effect by all co-shareholders within the period stipulated in that paragraph,

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inform the offeror without delay that the offer has not been taken up or has not been taken up in full.

14.7.	Shareholders who wish to buy the shares offered for sale shall notify the Board of Managing Directors accordingly within two weeks of receiving notification of the share price in accordance with paragraph 5.

14.8.	The Board of Managing Directors board shall then allot the offered shares to the applicants and shall notify the offeror and all shareholders of the allotment within two weeks of the expiry of the period specified in paragraph 7.

In so far as the shares have not been allotted the Board of Managing Directors shall also notify the offeror and all shareholders of that fact within the specified period.

14.9.	The shares shall be allotted by the Board of Managing Directors to the applicants as follows;
(a)	in proportion to the nominal value of the shares held by the applicants;

(b)	in so far as proportionate allotment is not possible, the allotment shall be decided by the drawing of lots;
Shares may be allotted to the company only if no application for such shares has been made by the other co-shareholders.

No one may be offered more shares than he has applied for.

14.10.	The offeror may withdraw his offer provided he does so within one month after he has been notified to which shareholders he may sell all the shares to which the offer relates and at what price.

14.11.	The shares purchased shall be delivered, in consideration of simultaneous payment of the purchase price, within eight days of the expiry of the period during which the offer may be withdrawn.

14.12.	If the offeror has not withdrawn his offer, he may freely transfer the offered shares within a period of three months following the notification referred to in paragraph 6 or 8 that the offer has not been taken up or not taken up in full.

14.13.	When determining the price, the experts referred to in paragraph 3 shall decide fairly who will bear the costs of the valuation. They may indicate that one of the determinants is whether or not the offeror withdraws his offer,

14.14.	The provisions of this Article shall, as far as possible, apply mutatis mutandis to the disposal by the company of shares purchased or otherwise acquired by it.

14.15.	The provisions of this Article shall not apply if the shareholder is obliged by law to transfer a share to a former shareholder.

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Special obligation to offer

15.1.	a.	If a shareholder dies or loses the unfettered control of his assets or if a matrimonial community of property or a community of property under a registered partnership of a shareholder is dissolved, his shares must be offered for sale In accordance with the provisions of the following paragraphs.
b.	The same obligation to offer shares for sale exists if the voting right in respect of shares is no longer vested in the usufructuary and the usufruct has been created on the basis of Article 4:19 or 4:21 of the Dutch Civil Code (Burgerlijk Wetboek), or at the end of a usufruct of this kind.

c.	Again, the same obligation to offer shares for sale exists if a shareholder/legal entity is dissolved or if the shares of a shareholder/legal entity are transferred under universal title as a result of a merger or division
15.2.	If an obligation to offer shares for sale exists, the provisions of Article 14 shall apply mutatis mutandis, subject to the proviso that the offeror:
(a)	does not have the right to withdraw his offer in accordance with paragraph 10 of that Article;

(b)	may retain the shares where the offer has not been taken up or not fully taken up.
15.3.	Persons under an obligation to offer for sale one or more shares shall, within thirty days of the obligation arising — or, in the case referred to in paragraph 6 (b), upon expiration of the period referred to in that paragraph — notify the Board of Managing Directors of their offer. In the absence of notification, the Board of Managing Directors shall inform the persons obliged to offer the shares for sale of their failure to notify and bring the terms of the preceding sentence to their attention.

If they still fail to notify the company within eight days, the company shall offer the shares for sale on behalf of the shareholders(s)
concerned and, if the offer for sale is taken up in full, deliver the shares to the purchasers(s) in consideration of simultaneous payment of the purchase price; the company has an irrevocable power to act in this way.

15.4.	The company shall, in the event of a transfer of shares pursuant to the provisions of the preceding paragraph, pay to the person or persons on whose behalf the offer was made the net balance of the purchase price after deduction of any costs incurred in the transaction.

15.5.	The voting right attached to the shares, the right to participate in the general meeting and the right to distributions shall be suspended during the period in which the shareholder fails to discharge the obligation to offer the shares for sale on the basis of the provisions of this article.

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15.6.	The obligation under paragraph 1 shall not apply:
(a)	if all co-shareholders have given notice in writing within three months of the obligation arising that they agree to the new shareholder or shareholders;

(b)	if the shares form part of a community of property to which not only the person who has contributed the shares to the community but also one or more other persons are entitled, in so far as the shares are transferred within one year of the dissolution of the community of property to the person who contributed the shares to the community.
Management
16.1.	The Executive Board, consisting of a number of one or more managing directors to be determined by the general meeting, under the supervision of a Supervisory Board, consisting of one or more supervisory directors, shall be charged with the management of the company.
16.2.	Managing directors shall be appointed by the general meeting and may be suspended and discharged by the general meeting at all times. The Supervisory Board, too, shall be authorized to suspend managing directors.

The general meeting may grant and deprive one or more managing directors of the title of general manager at all times.

16.3.	The Executive Board can determine a set of rules about its decision-making and about the particular task(s) of each of the managing directors. All resolutions of the Executive Board with respect to which the rules do not prescribe a larger majority, shall be adopted by an absolute majority of the votes cast.
16.4.	All resolutions of the Executive Board with respect to the following subjects shall require the prior approval of the Supervisory Board, or, for as long as that Board is not yet functioning, the meeting of holders of cumulative preference shares:
a.	the adoption of an annual budget, comprising an investment plan and a financial plan, that must be drawn up by the Executive Board each year;

b.	the carrying out of legal acts as a consequence of which the annual plan of the company is exceeded upon by 10% (ten percent) or more;

c.	the entering into settlement agreements;

d.	the conducting and stopping of legal proceedings (inclusive of mediation and arbitration proceedings) with the exception of interim injunction proceedings that can not suffer delay;

e.	the granting of bonuses or result-dependent remunerations to the Executive Board,

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the management team or the other employees of the company;

f.	the entering into any share option agreement and the granting of individual share options on the basis of such a plan;

g.	the adoption of (a) pension scheme(s) and the granting of pension rights apart from those that result from existing pension commitments;

h.	the entering into contracts, transactions or obligations the amount of which exceeds €;100,000.00 (one hundred thousand euros).

i.	the entering into and amending of employment contracts in which a gross annual remuneration is granted of €50,000.00 (fifty thousand euros) or more;

j.	the entering into an agreement or arrangement with a (person affiliated with a) shareholder, managing director or supervisory director of the company or of a subsidiary of the company;

k.	the appointment of attorneys-in-fact or, as the case may be, empowered persons and terminating their authorisation and title.
16.5.	All resolutions of the Executive Board with respect to the following subjects shall require the prior approval of the meeting of cumulative preference shareholders:
a.	the opening or closing of branch establishments, taking or terminating a direct or indirect participating interest in other companies or the termination or changing of the extent of such a participating interest, in the home country or abroad.

b.	the granting of money loans as well as the entering into money loans as a borrower and into credit arrangements (including also lending to or borrowing from affiliated companies) that do not exceed an amount of 10% (ten percent) of the total nominal amount paid on preference shares increased by the share premium;

c.	binding the company as a guarantor or several co-debtor or binding the company in another way for obligations of third parties not exceeding an amount of 10% (ten percent) of the total nominal amount paid on preference shares increased by the share premium;

d.	the acquisition, alienation, encumbrance, renting, letting out for rent of, or acquiring in any other manner or granting of the use or enjoyment of, immovable and/or movable property and/or property rights;

e.	The entering into agreements in which a credit is granted to the company that exceeds an amount of 10% (ten percent) of the total nominal amount paid on the preference shares increased by the share premium.

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f.	long term direct or indirect collaboration with other enterprises and the termination of such collaboration;

g.	legal acts that do not fall under the normal conduct of business of the company;

h.	initiating investments or disinvestments or acquiring or divesting (a) company activity(ties);

i.	the application for a moratorium or bankruptcy of the company;

j.	the granting of registration rights or comparable rights;

k.	the entering into, terminating or amending of (license) agreements with respect to intellectual property rights of the company;

l.	the exercising of voting rights on shares of a company in which the company participates.
16.6.	For the application of the paragraphs 16.4 and 16.5 a resolution of the Executive Board to carry out a legal act shall be equated with a resolution of the Executive Board to adopt or approve of a resolution of any body of a company in which the company has a participating interest, provided that the latter resolution requires approval as referred to in the paragraphs 16.4 and 16.5.
The absence of approval as referred to in this paragraph shall not affect the representative authority of the Executive Board or of the managing directors.
16.7.	In the event of the absence or inability to act of one of the managing directors, the other managing directors shall continue to be charged with the management. In the event of the absence or inability to act of all managing directors, one person designated for that purpose by the Supervisory Board whether or not from amongst its members shall be charged temporarily with the management of the company.

The Supervisory Board shall have the right to designate a person as referred to in the preceding sentence also in the event of the absence or inability to act or one or more, but not all, managing directors, which person than shall be co-charged with the management.
16.8.	The remuneration and further terms and conditions of employment shall be determined by the general meeting for each managing director separately.
Representation
17.1.	The Executive Board shall represent the company. Two managing directors acting jointly shall also have that representative authority. A managing director with the title ‘general manager’ shall be authorized to represent the company independently.
17.2.	In all situations in which there is a conflict of interests between the company and one or

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more managing directors, the company shall nevertheless be represented in the manner mentioned above.
A resolution of the Executive Board to carry out a legal act involving a conflict of interests as referred to above, shall require the prior approval of the Supervisory Board.
Supervisory Board
18.1.	There shall be a Supervisory Board if a resolution of the general meeting to that end has been deposited at the office of the Commercial Register, for as long as no resolution of the general meeting, to abolish the Supervisory Board has been deposited there. A Supervisory Board-shall consist of one or more natural persons. The number of supervising directors shall be determined by the general meeting. The supervising directors shall be appointed, suspended and dismissed by the general meeting. If no Supervisory Board has been established, the powers granted in these articles of association to the Supervisory Board shall be the powers of the general meeting to the extent to which that is possible.
18.2.	The Supervisory Board shall be charged with supervising the policy conducted by the Executive Board and the general run of affairs in the company and the enterprise linked to it and in addition with the tasks imposed on it in these articles of association or in the law. The Supervisory Board shall give advice to the Executive Board and to the general meeting each time when this is requested to do so or it deems such advice desirable.
The supervising directors, both jointly and each director individually shall at all times have access to the offices and properties of the company and shall have the right to inspect the books, records and correspondence and to check the cash money of the company at all times.
The Supervisory Board shall have the right to have itself assisted by one or more experts for the account of the company.
The Supervisory Board may designate one or more delegates from amongst its members, which delegates shall be charged in particular with the day-to-day supervision of the Executive Board.
18.3.	The Supervisory Board shall elect a President, a Vice-President and a Secretary from amongst its members, but it shall also be allowed to elect one of the managing directors as Secretary.
18.4.	The Supervisory Board shall meet at least twice a year and in addition as often as it is requested to do so by one supervising director or one managing director.

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18.5.	The Supervisory Board may adopt a set of rules about its decision-making process. All resolutions of the Executive Board with respect to which the rules do no prescribe a larger majority, shall be adopted by an absolute majority of the votes cast.

18.6.	Each managing director shall be obliged to attend the meetings of the Supervisory Board if invited to do so and to give all information there with respect to the business of the company.

18.7.	Records shall be kept of the resolutions of the Supervisory Board. Those records shall be kept by the Supervisory Board.
Annual accounts
19.1.	The financial year of the company coincides with the calendar year.

19.2.	Every year within five months after the expiration of the financial year of the company, except where that term is extended by the general meeting by six months at the most in view of special circumstances, the Executive Board shall draw up annual accounts that shall be deposited at the office of the company for inspection by the shareholders.

Within that term the Executive Board shall also deposit the annual report for inspection, unless section 2:396, paragraph 6, first sentence or section 2:403 of the Dutch Civil Code applies.

The annual accounts shall be signed by all managing directors and all supervising directors.

If any signature is missing, that shall be reported with mentioning of the reason(s) for this. The annual accounts shall be accompanied by an opinion from the Supervisory Board.
19.3.	a.	The company shall commission an audit of the annual accounts. The general meeting shall be authorised to commission the audit. If it fails to do so, the Supervisory Board shall be entitled to do so and if the latter also fails to do this, the Executive Board.

The assignment may at all times be withdrawn by the general meeting and by the commissioning party.
b.	The assignment shall be granted to an accountant. The designation of an accountant shall not be limited by any recommendation. If the appointment of an accountant is not required by law, the general meeting shall be entitled to grant such an assignment also to another party.

c.	The person to whom the assignment is granted shall report to the Supervisory

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Board and the Executive Board in writing.
19.4.	The company shall ensure that the annual accounts that have been drawn up, the annual report, the opinion of the Supervisory Board and the information to be added under section 2:392 paragraph 1 of the Dutch Civil Code shall be present at the office of the company from the day of the convocation of the general meeting intended for the discussion of those documents. The shareholders and the depositary receipt holders can inspect the documents there and obtain a copy of them free of charge.
Adoption of the annual report and accounts
20.1.	The annual accounts shall be adopted by the general meeting. The annual report shall be adopted by the Executive Board.
20.2.	After the proposal to adopt the annual accounts will have been discussed, a proposal shall be made to the general meeting to grant discharge to the managing directors for the policy conducted by them in the financial year in question, in as far as such policy is evident from the annual account or has been notified to the general meeting, and discharge to the supervisory directors for their supervision.
Profit appropriation
21.1	The profit shall be at the free disposal of the general meeting.

21.2	The company can only make payments to the shareholders and other parties entitled to the profit susceptible for distribution in as far as the equity is larger than the part of the capital paid up and called for, increased by the reserves that must, be maintained under the law or the articles of association.

21.3	Distribution of profit shall occur after the adoption of the annual accounts that evidence that such distribution is permitted.

21.4	If the general meeting of shareholders resolves to distribute profit over the financial year most recently expired, then first of all, a payment shall occur, where possible; on cumulative preference shares of a percentage of eight percent (8%) of the nominal amount of each share.

21.5	If the distribution referred to above under 4 has not occurred in any year, then a payment shall occur, if the general meeting resolves to distribute profit in any subsequent year, first of all. if and to the extent to which this is possible, on the cumulative preference shares of the amount of the preference dividend that has not been paid to the cumulative preference shares in the years preceding.

21.6	In the event of:

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•	liquidation or sale of all or almost all assets of the company;

•	the granting of exclusive rights of use with respect to all or nearly all assets of the company;

•	a merger of the company;

•	the transfer of the enterprise of the company;

•	the receipt of a dividend payment from a subsidiary of the company as a consequence of one of the contingencies referred to above in this paragraph;

•	the sale of more than 80% (eighty percent) of the shares of the subscribed share capital, with the exception of the situation in which an initial Public Offering (IPO) of he shares of the company occurs at a recognised stock exchange;
the company shall be obliged to distribute the proceeds generated as a result thereof (liquid means, shares or other assets) as follows:
I.	(i)	if the relevant proceeds generated represent an amount smaller than € 15,000,000.00 (fifteen million euros) the holders of cumulative preference shares shall be entitled
•	to twice the amount of the nominal value of the cumulative preference shares;

•	to the premium reserve paid on those preference shares; and

•	to any preference of eight percent (8%) in arrears as referred to above, it being understood that if the remaining amount is too small for such a distribution, that remaining amount shall be made available to the holders of cumulative preference shares in proportion to the number of shares in the subscribed capital of the company held by each of them;
(ii)	any amount remaining from those proceeds generated after full payment to the holders of cumulative preference shares in conformity with the provisions under 1 shall be paid to the holders of cumulative preference shares and the holders of ordinary shares, this in proportion to the total number of shares in the subscribed capital of the company held by each of them;
II.	if the aforementioned proceeds that are generated represent an amount larger than € 15,000,000.00 (fifteen million euros) the generated proceeds shall be divided between the shareholders in proportion to the total amount of shares in the sub-scribed capital of the company held by each shareholder.
21.8. In calculating the profit division shares held by the company in its own capital shall not

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count, unless those shares have been encumbered with a right of usufruct or pledge or if depositary receipts have been issued for them; as a consequence of which the usufructuary, the pledge or the holder of those depositary receipts is entitled to the right to receive profit.

21.9.	Shares for which the company is holding depositary receipts or with respect to which the company has a restrictive right on the basis of which it is entitled to profit distribution, shall not count in the calculation of the profit division either.

21.10.	The company shall only be allowed to make interim distributions if the requirement of paragraph 2 has been complied with and with due observance of the fact that the provisions of the fourth and fifth paragraph of this article with respect to cumulative preference shares shall apply to the payment of interim dividend on cumulative preference sharers.
Dividend
22.	The dividend may be claimed by the shareholders one month after its declaration, unless the general meeting determines another period. Such claims shall be barred after five years.

A dividend not claimed within five years of the date on which it is declared shall revert to the company.
General meeting
23.1	General meetings of shareholders shall be held in the Netherlands in the municipality where the company has its registered office.

23.2.	A general meeting (referred to hereinafter as the annual meeting) shall be held annually no later than six months after the end of the company’s financial year.
The agenda shall contain the following items:
(a)	the annual accounts;

(b)	the annual report, unless Article 2:396, paragraph 6, or Article 2:403 of the Dutch Civil Code (Burgerlijk Wetboek) applies to the company;

(c)	the resolution to discharge the executive directors from liability for their management during the relevant financial year, in so far as such management is evident from the annual accounts or has been made known to the general meeting

(d)	resolutions tabled by the Board of Managing Directors;

(e)	resolutions, the discussion of which has been requested in writing by one or more shareholders and/or depositary receipt holders solely or jointly representing at least

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one hundredth of the issued capital, if the company has received such request not later than on the thirtieth day before the day of the meeting and provided that no important interest of the company dictates otherwise, which resolutions shall be included in the notice calling the meeting or shall be announced in the same manner as the resolutions mentioned above at (d);

(f)	any other business, subject to the proviso that no legally valid resolutions may be passed in respect of business not specified in the notice calling the meeting or in any supplementary notice sent within the period prescribed for giving notice of the meeting, unless the resolution is passed unanimously at a meeting at which all shareholders and depositary receipt holders for shares are present or represented.
23.3.	Where a resolution providing for an extension as referred to in Article 18, paragraph 2, is passed, the annual meeting at which the annual accounts and annual report are to be dealt with shall be postponed in accordance with that resolution.

23.4.	Other general meetings shall be held as frequently as the Board of Managing Directors or the Supervisory Board calls them. The Board of Managing Directors shall be obliged to call a general meeting if it receives a written request to this effect, accurately specifying the items to be dealt with, from one or more shareholders and/or depositary receipt holders representing at least one tenth of the issued capital. If the Board of Managing Directors does not call a meeting within four weeks, in such a way that the meeting can be held within six weeks of the request, the persons making the request shall themselves be entitled to call the meeting
Calling general meetings
24.1.	Each shareholder and each depositary receipt holder is entitled to attend general meetings, either in person or represented by proxy appointed in writing, and to address the meeting.

Shares which by law carry no voting rights shall not be taken into account in determining to what extent a shareholder is present or represented.

24.2.	The notice calling a general meeting shall be sent to the addresses of the shareholders and depositary receipt holders as listed in the register of shareholders. Notice shall be given no later than on the fifteenth day before the meeting.

24.3.	The notices calling the meeting shall specify the items to be dealt with, without prejudice to the statutory provisions governing special decisions such as those governing legal merger, division, amendment of the articles of association and reduction of capital.

24.4.	if the notice calling the meeting was not sent, or was not sent within the period prescribed

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for notice of such meeting, no legally valid resolutions may be passed, unless they are passed unanimously at a meeting at which all shareholders and depositary receipt holders are present or represented and the views of the Managing Directors and the Supervisory Board have been heard.

24.5.	Each Managing Director and Supervising Director shall be entitled to attend the general meeting and act there in an advisory capacity.
Chairing the general meeting
25.1.	The general meeting shall be chaired by the President of the Supervisory Board. In the absence of the President or if there is no Supervisory Board, the meeting shall elect its own chairman. The general meeting shall itself appoint a chair. Until that moment the meeting shall be chaired temporarily by the oldest Managing Director (in age) present at the meeting or, in the absence of any such director, by the oldest person present at the meeting. The minutes of the meeting shall be kept by a secretary appointed by the chair.

25.2.	Both the chair and the Supervisory Board and the person who has called the general meeting may direct that a notarised record of the proceedings at the meeting be drawn up. The notarised record shall be countersigned by the chair. The costs thereof shall be borne by the company.

25.3.	If a notarised record is not drawn up, the minutes of the general meeting shall be adopted by the chair and the secretary at that meeting and signed by them in confirmation thereof.

25.4.	The Board of Managing Directors shall keep a record of the resolutions passed by the general meeting. If the Board of Managing Directors is not represented at the general meeting, a copy of the resolutions passed shall be supplied to the Board of Managing Directors by or on behalf of the chair of the meeting as soon as possible after the meeting. Such record shall be kept at the office of the company for inspection by the shareholders and depositary receipt holders. Each of them shall be issued, on request, with a copy of or extract from such record at not more than cost price.
Passing of resolutions
26.1.	Each share shall carry one vote.

26.2.	All resolutions of the general meeting need to be passed by an absolute majority of the votes cast, except where a larger majority is required by law or by these articles of association.

26.3.	Votes shall be cast orally in respect of business other than elections and shall be cast by unsigned ballot papers in the case of elections. If an absolute majority is not obtained in an election ballot, a second ballot shall be held between the two persons for whom the

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most votes were cast in the first ballot.

26.4	In the case of a tied vote on business other than elections, the resolution shall be deemed to have been defeated.

In the case of a tied vote on elections, the matter shall be decided by lot.

26.5.	Blank votes shall be deemed not to have been cast.

26.6.	No vote may be cast at a general meeting for a share belonging to the company or a subsidiary thereof, nor for a share for which the company or a subsidiary thereof holds the depositary receipts. Usufructuaries and pledgees of shares belonging to the company or its subsidiaries are, however, not precluded from exercising their right to vote if the usufruct or pledge was created before the share belonged to the company or a subsidiary thereof.

The company or a subsidiary thereof may not cast a vote for a share in respect of which it possesses a right of usufruct or pledge.

Shares for which no voting rights may be exercised pursuant to the above shall not be taken into account in determining to what extent capital is represented at the general meeting.
Passing of resolutions other than in a general meeting
27.	All resolutions that may be passed in a general meeting may also be passed other than at such a meeting, unless there are depositary receipt holders, provided that all shareholders have indicated in writing, whether by means of telecommunication or otherwise, that they are in favour of the resolution and provided that the views of the Managing Directors have been heard. The provisions of Article 23, paragraph 5, and Article 24, paragraph 4, shall apply mutatis mutandis.
Special resolutions
28.1.	Resolutions to amend these articles of association or to wind up the company may be passed only at a general meeting at which not less than two thirds of the issued capital is represented and by a majority of at least three quarters of the votes cast.

28.2.	If this capital is not represented, another meeting shall be called and held within one month of - but no earlier than fifteen days after - the first meeting. At this second meeting a resolution as referred to in paragraph l may be passed by a majority of not less than three quarters of the votes cast, irrespective of the proportion of capital represented at such meeting.

The notice calling this new meeting shall state that it is a second meeting for the purposes of Article 2:230, paragraph 3, of the Dutch Civil Code (Burgerlijk Wetboek).

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Notices and notifications
29.1.	Notices and other notifications sent by or to the company shall be in writing and may be sent by means of telecommunication or otherwise. Notices intended for shareholders, usufructuaries, pledgees and depositary - receipt holders shall be sent to the addresses referred to in the register of shareholders. Notices intended for the Board of Managing Directors shall be sent to the address of the company.

29.2.	Notifications which must, by law or pursuant to the articles of association, be addressed to the general meeting may be sent by inclusion in the notices calling a meeting.
dissolution
30.1	After dissolution of the company the liquidation shall be done by the managing directors, unless the general meeting determines otherwise. The liquidation shall be done under the supervision of the supervising directors, unless no supervising directors are functioning at the time of the adoption of the resolution to dissolve the company.

30.2	During the liquidation the provisions of these articles of association shall continue to be of effect to the largest extent possible. The provisions in those articles about managing directors then shall apply to the liquidators.

30.3	The provisions of article 21 paragraph 6 shall apply, mutatis mutandis, to the division of the remaining amount after the liquidation to the largest extent possible.

30.4	After its liquidation the company shall continue to exist in as far as required for the liquidation of its assets.
conversion
31.	Cumulative preference shares can always be converted (one into one, without any additional payment being required) into ordinary shares, this at the request of each holder of cumulative preference shares. A written notification of the holder of cumulative preference shares in question to the company shall be required for such a conversion, after which that conversion must be laid down in a notarial deed. By the execution of that request all cumulative preference shares in question shall, without any other legal act than the aforementioned notarial deed being required, be converted in just as many ordinary shares of the same nominal amount, and they shall be numbered consecutively to the ordinary shares that have already been subscribed at that time. The Executive Board shall be obliged to record the aforementioned conversion of the cumulative preference shares into ordinary shares in the Commercial Register and in the shareholders’ register. In as far as the authorised capital of the company would contain insufficient ordinary shares to

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realize this conversion without an amendment of the articles of association, the shareholders shall be obliged to adopt a resolution to amend the articles of association as is required for that purpose. By subscribing for a share in the capital of the company each shareholder authorizes the company irrevocably to do all that is necessary for realising this amendment of the articles of association.
Final provision
32.	Any powers not conferred on other persons shall, within the limits of the law and these articles of association, be vested in the general meeting.

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EXHIBIT D
SWl\SWl\20048970\158596
TRANSFER OF SHARES
PROGENTIX ORTHOBIOLOGY B.V.
On the fourteenth day of January two thousand and nine, appeared before me, Johan Hendrik Bennebroek Gravenhorst, candidate civil law notary, hereinafter referred to as: “civil Law notary”, as a substitute of Alexander Joannes Wiggers, civil law notary in Amsterdam:
Floris David van der Velde, holding offices at Amstelveenseweg 638,1081 JJ Amsterdam, born in Haarlem on the twenty-eighth day of January nineteen hundred and seventy-nine, holder of a driving licence with number 3170900441. unmarried and not registered as a partner, acting pursuant to a written power of attomey from:
1.	J.D. de Bruijn Holding B.V., a private company with limited liability organized under the laws of the Netherlands, with statutory seat in Amersfoort. The Netherlands and with office address at Pasteurstraat 16,3817 JL Amersfoort, the Netherlands, registered with the Trade Register under number 32112279, hereinafter referred to as: “Seller 2”;

2.	Incubation B.V., a private company with limited liability organized under the laws of the Netherlands, with statutory seat in Bilthoven, the Netherlands and with office address at Professor Bronkhorstlaan 10 D, 3723 MB Bilthoven, the Netherlands, registered with the Trade Register under number 30194071, hereinafter referred to as: “Seller 2”;

3.	Huipin Yuan, born in Sichuan, China, on the nineteenth day of April nineteen hundred sixty-six, residing at Nijenheim 2424,3704 VK Zeist, the Netherlands, holder of a Chinees passport with number Gl9596325, married, hereinafter referred to as: “Seller 3”;

4.	Biogeneration Ventures B.V., a private company with limited liability organized under the laws of the Netherlands, with statutory seat in Leiden, the Netherlands and with office address at Gooimeer 2-35, 1411 DC Naarden, the Netherlands, registered with the Trade Register under number 32119447, hereinafter referred to as: “Seller 4”, the Seller 1, the Seller 2, the Seller 3 and the Seller 4 hereinafter also collectively referred to as: the “Sellers”;

5.	NuVasive, Inc, a company organised under the laws of the state of Delaware, United States of America, with registered seat and office address at 7473 Lusk Boulevard, San Diego, CA 92121, United States of America, registered with the Delaware Division of Corporations under number 2775617, hereinafter referred to as: the “Purchaser”;

6.	Progentix Orthobiology B.V., a private company with limited liability organized under the laws of the Netherlands, with statutory seat in Bilthoven, the Netherlands and with office address at Professor Bronkhorstlaan 10 D, 3723 MB Bilthoven, the Netherlands, registered with the Trade Register under number 30234249, hereinafter referred to as: the “Company”
The person appearing, acting in said capacity, declared hereby as follows:
PREFERRED STOCK PURCHASE AGREEMENT AND SHARES
By written preferred stock purchase agreement dated the thirteenth day of January two thousand and nine (hereinafter referred to as: the “Preferred Stock Purchase Agreement”):
•	the Seller 1 sold to the Purchaser and the Purchaser purchased from the Seller 1 two thousand eight hundred eighty (2,880) ordinary shares in the capital of the Company, each share with a nominal value of one euro (EUR 1). numbered 14,239 up to and including 17,118 (hereinafter referred to as: the “Shares 1”);

•	the Seller 2 sold to the Purchaser and the Purchaser purchased from the Seller 2 three thousand nine hundred sixty-seven (3,967) ordinary shares in the capital of the Company, each share with a nominal value of one euro (EUR 1). numbered 5,952 up to and Including 9,918 (hereinafter referred to as: the “Shares 2”);

•	the Seller 3 sold to the Purchaser and the Purchaser purchased from the Seller 3 three hundred fifty-three (353) ordinary shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 17,648 up to and including 18,000 (hereinafter referred to as; the “Shares 3”);

•	the Seller 4 sold to the Purchaser and the Purchaser purchased from the Seller 4 one thousand six hundred (1,600) cumulative preference shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 2,401 up to and including 4,000 (hereinafter referred to as: the “Shares 4”), the Shares 1, the Shares 2, the Shares 3 and the Shares 4 hereinafter also collectively referred to as the “Shares”.
A copy of the Preferred Stock Purchase Agreement is attached to this deed.
The provisions of the Preferred Stock Purchase Agreement which are still applicable at this time shall remain in force insofar as not inconsistent with this deed.
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 1
The Shares 1 have been issued by the Company to the Seller 1 by virtue of the Company’s

Deed of Incorporation executed before N. van Buitenen, civil law notary in Utrecht, the Netherlands on the thirty-first day of December two thousand and seven,
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 2
The Shares 2 have been acquired by the Seller 2 pursuant to a purchase agreement, by a deed of transfer executed before a deputy of N. van Buitenen, aforementioned, on the twenty-ninth day of September two thousand and eight,
The transfer was acknowledged by the Company on the same day, as is evidenced by the abovementioned notarial deed.
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 3
The Shares 3 have been issued by the Company to the Seller 3 by virtue of the Company’s Deed of Incorporation executed before N. van Buitenen, aforementioned, on the thirty-first day of December two thousand and seven.
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 4
The Shares 4 have been issued by the Company to the Seller 4 by virtue of a deed of issue executed before N. van Buitenen, aforementioned, on the fourteenth day of January two thousand and eight.
PAYMENT OF THE PURCHASE PRICE
•	The purchase price for the Shares 1 amounts to two million seven hundred fifty-nine thousand six hundred thiry-five United States Dollars and ninety-one cents (USD 2,759,635.91) (hereinafter referred to as: the “Purchase Price 1”).

•	The purchase price for the Shares 2 amounts to three million eight hundred thousand nine hundred twenty-eight United States Dollars and forty-one cents (USD 3,800,928.41) (hereinafter referred to as: the “Purchase Price 2”).

•	The purchase price for the Shares 3 amounts to three hundred thirty-eight thousand one hundred three United States Dollars and eighty-eight cents (USD 338,103,88) (hereinafter referred to as: the “Purchase Price 3”).

•	The purchase price for the Shares 4 amounts to two million eight hundred thirty-two thousand two hundred forty-seven United States Dollars and ninety cents (USD 2,832,247.90) (hereinafter referred to as: the “Purchase Price 4”), the Purchase Price 1, the Purchase Price 2, the Purchase Price 3 and the Purchase Price 4 hereinafter also collectively referred to as: the “Purchase Price”.
The Purchaser has paid a part of the Purchase Price, being a total amount of nine million seven hundred thirty thousand nine hundred sixteen United States Dollars and ten cents (USD 9,730,916.10), by payment into the bank account of the civil law notaries of DLA Piper Nederland N.V. with ING Bank, account number 0020031300.
The undersigned civil law notary is hereby irrevocably instructed to pay:
•	The Purchase Price 1, upon the execution of this deed into a bank account in the name of the Seller 1 with number 0227287436. Therefore, the Seller 1 hereby grants a discharge to the Purchaser for the payment of the Purchase Price 1.

•	The Purchase Price 2, upon the execution of this deed into a bank account in the name of the Sellers 2 with number 0227168216. Therefore, the Seller 2 hereby grants a discharge to the Purchaser for the payment of the Purchase Price 2.

•	The Purchase Price 3, upon the execution of this deed into a bank account in the name of the Seller 3 with number 7733949. Therefore, the Seller 3 hereby grants a discharge to the Purchaser for the payment of the Purchase Price 3.

•	The Purchase Price 4, upon the execution of this deed into a bank account in the name of the Seller 4 with number 0498622800. Therefore, the Seller 4 hereby grants a discharge to the Purchaser for the payment of the Purchase Price 4.
TRANSFER
Pursuant to the Preferred Stock Purchase Agreement:
•	the Seller 1 hereby transfers the Shares 1 to the Purchaser, who accepts this transfer;

•	the Seller 2 hereby transfers the Shares 2 to the Purchaser, who accepts this transfer;

•	the Seller 3 hereby transfers the Shares 3 to the Purchaser, who accepts this transfer;

•	the Seller 4 hereby transfers the Shares 4 to the Purchaser, who accepts this transfer;
FURTHER CONDITIONS
The guarantees and warranties as laid down in the Preferred Stock Purchase Agreement remain applicable to this transfer. Furthermore parties declare that they will ensure that the Shares will be converted into cumulative preference shares B in the capital of the Company as provided in the Recitals of the Preferred Stock Purchase Agreement.
Article 2.
All proceeds from and costs related to the Shares shall, as from this day, accrue to or, as the case may be, be borne by the Purchaser.
Article 3.
The costs incidental to this deed and the execution thereof shall be borne by the Purchaser.
Article 4.
The Preferred Stock Purchase Agreement does not contain any conditions subsequent and/or conditions precedent which can be invoked by the Sellers or the Purchaser with respect to the sale, purchase and transfer of the Shares.
SHARE TRANSFER RESTRICTIONS
The share transfer restrictions In the Company’s articles of association, which consist of an offering system, have In respect of the transfer of the Shares by this deed been duly observed, since all shareholders of the Company are a party to this deed and hereby waive their right pursuant to the share transfer restrictions to acquire the Shares.
ACKNOWLEDGEMENT
The Company declares that it has taken cognisance of and hereby acknowledges the above transfer of the Shares.
The Company shall immediately enter this transfer in its shareholders’ register.

NON-APPLICABILITY OF ARTICLE 2:204C OF THE CIVIL CODE
The provisions laid down in Article 2:204c of the Dutch Civil Code do not apply to this transfer to the Purchaser.
INTERDISCIPLINARY COOPERATION
ADVISOR PURCHASER
With reference to the Rules of Professional Conduct (Verordening beroeps-en gedragsregels) of the Royal Dutch Organisation of Civil Law Notaries (Koninklljke Notariele Beroepsorganisatie) all parties declared expressly to agree that:
a.	DLA Piper Nederland N.V. acts as counsel to the Purchaser in connection with this deed or any related agreement, or acts as counsel for or on behalf of the Purchaser in the event of any dispute relating to this deed or any related agreement; and

b.	the undersigned civil law notary executes this deed of transfer even though he is affiliated with DLA Piper Nederland N.V. as civil law notary.
POWER OF ATTORNEY:
The person appearing has been authorized by six (6) written powers of attorney, (copies of) which Have been attached to this deed.
The person appearing is known to me, civil law notary, and the identity of the person appearing mentioned in this deed has been determined by me civil law notary, by means of the relevant document mentioned hereinbefore.
This deed is executed at Amsterdam on the date mentioned at the head of this deed. The contents of this deed have been stated and explained to the person appearing by me, civil law notary. Furthermore the consequences of this deed have been pointed out to the person appearing.
The person appearing declares to have in good time taken cognisance of the contents of this deed and to agree with the contents.
Thereupon, after a limited part of this deed has been read out, it is signed by the person appearing and by me, civil law notary at fifteen hundred hours and forty minutes (15:40). Signed.
ISSUED FOR TRUE COPY
By Johan Hendrik Bennebroek
Gravenhorst, candidate civil law notary, as
substitute of Alexander Joannes
Wiggers, civil law notary at Amsterdam
on 14 January 2009 at 15:50 hours.

EXHIBIT E
Form of Proprietary Inventions Agreement
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT F
Form of Legal Opinion
     1. Each of the Closing Documents is a valid and binding obligation of the Company, enforceable by Purchaser against the Company in accordance with its terms.
     2. We do not have knowledge of any action, suit or proceeding against the Company that is pending or has been overtly threatened in writing.

EXHIBIT G
Distribution Agreement
Filed separately as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed May 8, 2009.

EXHIBIT H
EXCLUSIVE LICENSE AGREEMENT
     THIS EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is made as of January 13, 2009, by and between RevisiOs B.V., a corporation organized under the laws of Holland (“RevisiOs”) and NuVasive, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., with an address at 7473 Lusk Boulevard, San Diego, California 92121 (“NuVasive”).
RECITALS
     NuVasive and RevisiOs entered into that certain Exclusive Distribution Agreement of even date herewith (the “Distribution Agreement”). NuVasive, RevisiOs and Progentix shareholders entered into that certain Option Purchase Agreement (the “Option Purchase Agreement”).
     In connection with the Distribution Agreement and the Option Purchase Agreement, Progentix desires to grant an exclusive license to NuVasive to certain patent rights owned by Progentix.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
1. DEFINITIONS
     “Field” shall mean all spine-related applications.
     “Improvements” shall mean any invention or discovery conceived and/or reduced to practice by or on behalf of any employee, agent or other representative of RevisiOs that (a) constitutes an improvement or modification to an invention claimed by or disclosed in the Patent Rights, or (b) the practice of which would necessarily infringe one or more of the Patent Rights, and in each case of subparts (a) and (b), is conceived or reduced to practice at any time prior to fourth (4th) anniversary of the Effective Date.
     “Patent Rights” shall mean (a) the patents and patent applications listed on Exhibit A, together with all patents that have issued or in the future may issue from any patent application on Exhibit A, (b) any patents or patent applications, together with all patents that have issued or in the future may issue from such patent applications, owned or controlled by RevisiOs to the extent claiming an Improvement, (c) any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent application or patents issuing thereon are directed to subject matter specifically described in the patent applications listed in subparts (a) or (b) hereto, and (d) any reissues, re-examinations, or extensions thereof, or substitutes therefore; and the relevant international equivalents of any of the foregoing.

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     “Product” shall mean any product the making, using, selling, offering for sale or importation of which would, absent the license granted herein, infringe one or more of the Patent Rights.
2. LICENSE GRANT
     2.1 On the terms and subject to the conditions of this Agreement, RevisiOs hereby grants to NuVasive an exclusive, worldwide, perpetual (unless terminated in accordance with Section 4.2), royalty-free, fully-paid license (with the right to grant sublicenses) under the Patent Rights to use, offer for sale, sell and import Products for use solely in the Field. NuVasive shall not have the right to make or have made any such Products, it being agreed that the manufacture of any such Products would need to be the subject of a mutually agreeable manufacturing agreement between the parties.
     2.2 Progentix shall promptly disclose to NuVasive all Improvements.
     2.3 During the term of this Agreement, NuVasive shall not sell, transfer or otherwise provide, directly or indirectly, to any third party any Product for use outside the Field. To the extent not prohibited by applicable law, NuVasive shall restrict (through contracts and/or purchase orders, marketing literature, shipping documents, or similar documents used when a supply, distribution or similar agreement is not in place) its customers and distributors and require similar restrictions throughout the supply chain, from selling any Product for use outside the Field. NuVasive shall use commercially reasonable efforts to enforce such restrictions, including without limitation by (i) notifying such customer or distributor in writing of such alleged violation, (ii) conducting an investigation of such alleged violation reasonably appropriate under the circumstances, and (iii) suspending shipments of Product to a customer or distributor if NuVasive becomes aware that such customer or distributor is selling such Product for use outside the Field.
     2.4 Only licenses and rights granted expressly herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.
3. REPORTING; RECALLS
     3.1 Each party shall immediately notify the other in writing if any Product is, or is threatened to be, the subject of a recall, market withdrawal or correction.
     3.2 Prior to NuVasive selling a Product, the parties shall negotiate and enter into a pharmacovigilance agreement that is intended to enable the parties to satisfy their respective adverse event reporting requirements throughout the world.
4. TERMINATION
     4.1 Unless terminated earlier pursuant to Section 4.2 below, this Agreement shall expire on the expiration of the last to expire patent under the Patent Rights.

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     4.2 This Agreement shall automatically terminate upon expiration or termination of the Distribution Agreement. RevisiOs may also terminate this Agreement by written notice to NuVasive if NuVasive has not cured a material breach of this Agreement within sixty (60) days after written notice thereof from RevisiOs.
     4.3 The provisions of Sections 2.2, 5 and 6 shall survive the expiration or any termination of this Agreement.
5. NO WARRANTIES
The Patent Rights and technology described therein are provided “AS IS” and neither party makes any warranties, written, oral, express or implied, with respect to the Patent Rights or Products, including without limitation third party infringement or the commercialization success of the Products. ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED. NuVasive accepts the license granted hereunder subject to the terms hereof. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.
6. GENERAL PROVISIONS
     6.1 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):
If to RevisiOs, addressed to:
Progentix Orthobiology B.V.
Professor Bronkhorstlaan 10, building 48
3723 MB Bilthoven
The Netherlands
Attn: Joost de Bruijn
Fax: +31 (0)30 229 7299
With a copy to:
Goodwin Procter LLP
Exchange Place
53 State Street

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Boston, MA 02109
Attn: Michael H. Bison, Esq.
Fax: (617) 570-1231
and
CORP. advocaten
De Lairessestraat 137-143
1075 HJ Amsterdam
Attention: Edwin Renes
Fax: +31 (0)20 578 83 05
If to NuVasive, addressed to:
NuVasive, Inc.
7473 Lusk Boulevard
San Diego, California 92121
Attn: General Counsel
Fax: (858) 909-2479
With a copy to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Michael Kagnoff
Fax: (858) 456-3075
     6.2 Dispute Resolution. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts located in the city of New York, New York and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     6.3 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
     6.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in

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this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
     6.5 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each of the parties hereto.
     6.6 Assignments, Successors, and No Third-Party Rights. NuVasive may not assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior consent of RevisiOs in each case; provided, however, that NuVasive may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business or assets related to this Agreement, or in the event of its merger, consolidation, change in control or other similar transaction. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any third party any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. For the avoidance of doubt, this Agreement shall be freely assignable by RevisiOs in connection with the transfer or sale of all or substantially all of its business or assets related to this Agreement, or in the event of its merger, consolidation, change in control or other similar transaction. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
     6.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     6.8 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     6.9 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.
     6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the Effective Date.

REVISIOS B.V.		NUVASIVE, INC.

By:		By:

	Name:		Name:
	Title:		Title:

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EXHIBIT A

Patent Rights
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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EXHIBIT I
DATED     JANUARY 13, 2009
(1) PROGENTIX ORTHOBIOLOGY B.V.

as Pledgor
- and -
(2) NUVASIVE, INC.
as Pledgee
PLEDGE AGREEMENT OF

INTELLECTUAL PROPERTY RIGHTS
DLA Piper Nederland N.V.
Finance & Projects
Amsterdam

PLEDGE AGREEMENT OF INTELLECTUAL PROPERTY RIGHTS
THIS DEED OF PLEDGE has been entered into on January 13, 2009,
BETWEEN
(1)	PROGENTIX ORTHOBIOLOGY B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, registered with the chamber of commerce under file number 30234249 and having its registered office at Professor Bronkhorstlaan 10 D, (3723 MB) Bilthoven, the Netherlands (the “Pledgor”); and

(2)	NUVASIVE, INC., a company incorporated under the laws of Delaware, having its registered office at 7475 Lusk Boulevard, San Diego CA 92121, United States (“Pledgee”).

The Pledgor and the Pledgee shall hereinafter each individually be referred to as a “Party”, and jointly as “Parties”.
RECITALS
(A)	The Lender has made available to the Borrower the Loan under the Loan Agreement.

(B)	Pursuant to Clause 6 of the Loan Agreement, the Pledgor (as Borrower) has agreed to grant to the Pledgee (as Lender), by means of a first ranking right of pledge, encumbrance, collateral or any other security right over all of its Intellectual Property Rights on the terms and conditions set out in this Deed of Pledge.

(C)	Parties accordingly agree as further set forth herein.
IT IS HEREBY AGREED AS FOLLOWS
1.    DEFINITIONS AND INTERPRETATION
1.1	Words and expressions defined in the Loan Agreement shall have the same meaning when used herein (including the recitals hereto) unless otherwise defined in this Deed of Pledge.

1.2	In this Deed of Pledge, unless the context requires otherwise, the following words and expressions shall have the following meanings:

“Business Day” means a day other than a Saturday or Sunday on which banks are open for business in Amsterdam, the Netherlands;

“Deed of Pledge” means this pledge agreement of Intellectual Property Rights by and between the Pledgor and the Pledgee, including the recitals and Schedules thereto, or any Supplemental Deed of IP Pledge, as amended from time to time;

“Enforcement Event” means the occurrence of an Event of Default that is continuing, constituting a default (verzuim) within the meaning of Article 6:81 and Article 3:248 of the Dutch Civil Code with respect to the proper performance of the Secured Obligations;

“Intellectual Property Rights” means all of the present and future intellectual property rights of which the Pledgor is or may be the owner at any time, including (but not limited to) (a) the Patents on the works set out in Schedule 1 hereto and (b) the Other IP Rights as set out in Schedule 2 hereto;

“IP Registers” means any appropriate register or authority in any jurisdiction in which any of the Intellectual Property Rights are or can be registered;

“Loan Agreement” means the USD 5,000,000 loan agreement (including an obligation on the part of the Pledgee to pledge the Intellectual Property Rights), which is dated January 8, 2009, and signed by and between (1) the Pledgee (as Lender) and (2) the Pledgor (as Borrower), as amended from time to time;

“Other IP Rights” means all other intellectual property rights set out in Schedule 2 hereto, not being Patents, which shall include, but not be limited to, trade marks, trade names, and any and all rights of a similar nature, including trade secrets and know-how, and including any and all rights in connection with applications for, or rights to apply for or acquire any and all of such rights described; where Other IP Rights in a certain work are owned jointly with one or more third parties, or where a licence has been granted to a group of two or more licensees, the word Other IP Rights shall refer to the Pledgor’s share in such Other IP Right or in such licence and which also includes any and all receivables which the Pledgor has or may have at any time under any license to use, exploit or enjoy Intellectual Property Rights;

“Patent” means (a) all present and future patent rights over new discoveries and inventions in the field of technology or other industries which are related to either the manufacturing process or to the final product, in works or objects wholly or partly owned by the Pledgor as set out in Schedule 1 hereto, (b) all present and future licences on any of the aforementioned rights granted by third party patent owners to the Pledgor and (c) all other rights to exploit works protected by any of the aforementioned rights; where the aforementioned rights in a certain work are owned jointly by the Pledgor in combination with one or more third parties, or where a licence has been granted to a group of two or more licensees, the word “Patent” shall refer to the Pledgor’s share in such right or in such licence;

“Right of Pledge” or “Pledge” means a first ranking right of pledge (pandrecht eerste in rang) over the Intellectual Property Rights created hereunder or under any Supplemental Deed of IP Pledge;

“Security Period” means the period beginning on the date of the Deed of Pledge and ending on the date on which either all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, or the rights and obligations pursuant to this Deed of Pledge have otherwise been terminated to the satisfaction of the Pledgee, whichever event being the sooner. If the Pledgee considers that an amount paid to it is capable of being avoided or otherwise set aside in the event of the bankruptcy of the payer or otherwise, then the amount will not be considered to have been irrevocably paid for the purposes of this Deed of Pledge; and

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent, and whether owed jointly, severally or alone or in any other capacity whatsoever) for the payment of an amount of money by the Pledgor towards the Pledgee under or pursuant to the Loan Agreement (as amended or restated from time to time) together with all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or enforcement of its rights under the Loan Agreement or any other document evidencing or securing any such liabilities;

“Supplemental Deed of IP Pledge” means the supplemental deed of pledge to be drawn up substantially in accordance with the form attached as Schedule 3 (Form of Supplemental Deed of IP Pledge).

1.3	Descriptive headings used in this Deed of Pledge are for convenience only and shall not affect the meaning or construction of any provision of this Deed of Pledge.

2.	AGREEMENT TO PLEDGE

2.1	The Pledgor and the Pledgee hereby agree that the Pledgor shall grant to the Pledgee a first ranking right of pledge, encumbrance, collateral or any other security right over the Intellectual Property Rights purported to be granted under or pursuant to this Deed of Pledge.

2.2	Parties acknowledge and agree that if, and to the extent that, the Intellectual Property Rights are subject to any right of pledge or other encumbrance that takes priority over the Right of Pledge, the Right of Pledge will have been created with the highest possible ranking (rangorde) available at such time of creation.

3.	CREATION OF THE PLEDGE

3.1	The Pledgor hereby grants and creates, whether or not in advance, for the benefit of the Pledgee and to the extent permissible by applicable law, a Right of Pledge in favour of the Pledgee over its Intellectual Property Rights in the following manner: in respect of patents, in accordance with Article 3:236 paragraph 2 jo. Article 3:95 of the Dutch Civil Code jo. Article 67 of the Patents Act 1995 (Rijksoctrooiwet 1995); in respect of trademarks, in accordance with Article 3:236 paragraph 2 of the Dutch Civil Code jo. Article 11A of the Uniform Benelux Act on Marks (Eenvormige Beneluxwet op de merken); in respect of trade names, in accordance with Article 3:236 paragraph 2 jo. Article 3:95 of the Dutch Civil Code; and/or in respect of receivables in accordance with 3:239 of the Dutch Civil Code, for the entirety of the Security Period, as security for the full and proper fulfilment of the Secured Obligations. The Pledgee hereby accepts the creation of the Right of Pledge on the terms and conditions set forth herein.

3.2	The Pledge is a separate Right of Pledge on each Intellectual Property Right and in relation to licenses and royalty receivables, is an undisclosed right of pledge and, following notification, a disclosed right of pledge.

3.3	The Pledgee, or its representative, is, notwithstanding the Pledgor’s obligations pursuant to this Clause, entitled to register the Deed of Pledge. The Pledgor must at its own cost and expense ensure that any Deed of Pledge is submitted for registration with the competent IP Registers (for those Intellectual Property Rights which can be registered) and the competent Dutch tax authorities (Inspectie der Registratie en Successie) for evidence purposes only. Registration with the Dutch tax authorities should not be construed to mean that the Deed of Pledge to be registered concerns a disclosed right of pledge within the meaning of Article 3:236 of the Dutch Civil Code.

3.4	The Right of Pledge will include all rights of action, dependent rights (afhankelijke rechten) and ancillary rights (nevenrechten), privileges and other rights inherent and/or attached to the Intellectual Property Rights.

3.5	The Pledgor undertakes, in respect of Intellectual Property Rights which were not effectively pledged under the Deed of Pledge, or in respect of newly acquired Intellectual Property Rights, to prepare on a monthly basis a Supplemental Deed of IP Pledge, no later than ten Business Days after the preceding month, to execute the same, and forthwith upon execution of any Supplemental Deed of IP Pledge to register such Supplemental Deed of IP Pledge and any ancillary or supporting document with the competent IP Registers (for those Intellectual Property Rights which can be registered) and with the Dutch tax authorities (Inspectie der Registratie en Successie) (for those Intellectual Property Rights which cannot be registered). Notwithstanding the Pledgor’s obligations pursuant to this Clause, the Pledgor hereby unconditionally and irrevocably authorises the Pledgee to sign the Supplemental Deed of IP Pledge on its behalf and to subsequently register it (as envisaged in Clause 3.3).

4.	GENERAL

4.1	The Pledgor undertakes, immediately upon the execution thereof, or otherwise immediately upon the Pledgee’s written request, to register any Deed of Pledge or Supplemental Deed of IP Pledge with the IP Registers for the Netherlands, the Benelux (as a whole), the European Community (as a whole), and in any other Registration Countries the Pledgee deems to be relevant. The Pledgee is entitled to present this Deed of Pledge and any Supplemental Deed of IP Pledge for registration with the IP Registers in any of the Registration Countries.

4.2	The Pledgor undertakes to provide the Pledgee forthwith with (i) a copy of an executed Deed of Pledge and any Supplemental Deed of IP Pledge and (ii) any evidence of registration of such Deed of Pledge and Supplemental Deed of IP Pledge in any of the Registration Countries.

5.	COMPLETION OF THE PLEDGE

The Pledgor undertakes, promptly following a request, to take any action and sign any document that the Pledgee reasonably requires in order to give full effect to this Deed of Pledge and the enforcement thereof.

6.	REPRESENTATIONS AND WARRANTIES

6.1	In addition to the Pledgor’s representations and warranties made under or pursuant to the Loan Agreement, the Pledgor hereby represents and warrants that:
(a)	the right of pledge created hereby is a first ranking right of pledge, and that the Intellectual Property Rights (i) have not been pledged, encumbered with limited rights (beperkte rechten) or otherwise, (ii) are not subject to any attachments (beslag), seizures or arrests, or any comparable levies by which the Intellectual Property Rights would be placed out of the free disposition by the Pledgor, (iii) have not been transferred in advance (bij voorbaat) to any third party, (iv) are capable of being assigned and encumbered with limited rights (beperkte rechten), and (v) are not subject to any option or similar right, except to the extent permitted under the Loan Agreement. Licence(s) or sub-licence(s) granted to one or more third parties in the normal course of business shall not be regarded as such a restriction;

(b)	it is entitled, and has full power, to enter into this Deed of Pledge and to create the Right of Pledge;

(c)	it is not aware of any infringement (inbreuk) by any third party of any of the Intellectual Property Rights;

(d)	it holds full and exclusive title (titel) to the Intellectual Property Rights, free and clear of any and all liens or claims of others, and that furthermore it is entitled and has the authority and full power (beschikkingsbevoegdheid) to create the Right of Pledge and to enter into this Deed of Pledge;

(e)	it is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and validly existing under the law of the Netherlands; and

(f)	Schedule 1 contains a complete list of Patents capable of being pledged at the date of signing this Deed of Pledge, and that Schedule 2 contains a complete list of Other IP Rights capable of being pledged at the date of this Deed of Pledge.
6.2	The representations and warranties set out in Clause 6.1 are deemed to be made by the Pledgor on each date of the registration of a Deed of Pledge or a Supplemental Deed of IP Pledge, whether with the Dutch tax authorities (Inspectie der Registratie en Successie) or with any other competent IP Registers.

7.	COVENANTS

7.1	The Pledgor covenants that:
(a)	it will not without the prior written consent of the Pledgee waive any dependent rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Intellectual Property Rights;

(b)	it will not without the Pledgee’s prior written consent sell, assign, transfer, pledge or otherwise encumber, release (kwijtschelden) or waive (afstand doen van) any rights over its Intellectual Property Rights to any third party, whether or not as a matter of court composition or out-of-court composition (gerechtelijk of buitengerechtelijk akkoord);

(c)	as soon as it becomes aware that any of the representations and warranties as set forth in Clause 6 are or prove to have been incorrect or incomplete or misleading, it will inform the Pledgee promptly;

(d)	it will supply to the Pledgee all information in respect of the debtors of the receivables (referred to in the definition of other Other IP Rights) that is necessary to enforce the Right of Pledge over such receivables and to enable notification against such debtors;

(e)	it will use its best endeavours to ensure the confidential nature of trade secrets and know-how; and

(f)	in general, it will do all that is necessary to maintain the Intellectual Property Rights and the value embedded in them.
7.2	In the case of an Event of Default, and notwithstanding any of the obligations of the Pledgor under Clause 8.1, the Pledgee can take, and is hereby authorised to take, all necessary judicial and extra-judicial measures. If the Pledgee takes measures as mentioned in the previous sentence, the Pledgor will offer any and all such support required, including but not limited to supplying all necessary documents and information regarding the Intellectual Property Rights.

8.	ENFORCEMENT

8.1	Upon the occurrence of an Enforcement Event:
(a)	the Pledgee may enforce its Right of Pledge and have recourse to the proceeds obtained from such enforcement, and furthermore the Pledgee may take, and is hereby authorised to take, all necessary judicial and extra-judicial measures in relation to the enforcement of its Right of Pledge, including, but not limited to, a sale as envisaged in Clause 9.4. If the Pledgee takes such measures, the Pledgor will offer any and all required support, including but not limited to providing all necessary documents and information with regard to the relevant Intellectual Property Rights.

(b)	at its own costs, the Pledgor will promptly notify in writing of the existence of this Deed of Pledge to:
(i)	a third party or the court process server (deurwaarder) acting on behalf of such third party making an attachment (beslag) on its Intellectual Property Rights; or

(ii)	its bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer in any jurisdiction; or

(iii)	any other relevant person, as the case may be.
8.2	Any failure by the Pledgor to satisfy the Secured Obligations when due shall constitute a default (verzuim) in the performance of the Secured Obligations, without any reminder letter (sommatie) or notice of default (ingebrekestelling) being required.

8.3	The Pledgor is not entitled to request the President of the competent court (rechtbank) to order that the Intellectual Property Rights pledged be sold in a manner deviating from the provisions of Article 3:250 of the Dutch Civil Code.

8.4	The Pledgee shall not be obliged to give notice to the Pledgor of any intention to sell the pledged Intellectual Property Rights (as provided in Article 3:249 of the Dutch Civil Code) or, if applicable, of the fact that it has sold the same Intellectual Property Rights (as provided in Article 3:252 of the Dutch Civil Code).

8.5	All monies received or realised by the Pledgee in connection with the Intellectual Property Rights shall be applied by the Pledgee in accordance with the relevant provisions of this Agreement and the Loan Agreement, subject to the mandatory provisions of Netherlands law on enforcement (uitwinning).

8.6	The Pledgor hereby irrevocably and unconditionally waives (doet afstand van) any rights granted to the Pledgor under or pursuant to Netherlands law from time to time which aim at protecting grantors of security for the debts of third parties, including any right it may have pursuant to Articles 3:233 and 6:139 of the Dutch Civil Code.

8.7	In the event that any action is taken under Clause 8.1, the documented costs for the measures taken by the Pledgee, including but not limited to the costs for the legal counsel and the legal proceedings (which, for the avoidance of doubt, are part of the Secured Obligations), will be borne by the Pledgor, and the Pledgor will indemnify (vrijwaren) the Pledgee for any such costs.

9	APPLICATION OF PROCEEDS

The Parties hereto agree that upon the enforcement of the Right of Pledge, all monies collected by the Pledgee will be applied towards the fulfilment of the Secured Obligations in accordance with, and pursuant to, the relevant provisions of this Agreement and the Loan Agreement, subject to the applicable mandatory provisions of the law of the Netherlands.

10	WAIVERS

No delay or omission by the Pledgee in exercising any right, power or privilege provided, hereunder or by law, shall operate to impair such right, power or privilege or be construed as a waiver thereof and any single or partial exercise of such right, power or privilege shall not preclude any future exercise thereof or the exercise of any other right, power or privilege.

11	ASSIGNMENT AND TRANSFER

To the fullest extent permitted under the law of the Netherlands, subject always to the relevant provisions of any of the Loan Agreement, the Pledgee shall be entitled to assign and/or transfer together with the Secured Obligations all or part of its rights and obligations under this Deed of Pledge to any assignee and/or transferee, and the Pledgor hereby in advance gives its irrevocable consent to (geeft onherroepelijk toestemming bij voorbaat), or, if applicable, irrevocably cooperates with, within the meaning of Article 6:159 of the Dutch Civil Code, an assumption of contract (contractsoverneming). The Pledgee shall be entitled to impart any information concerning the Pledgor to any successor or proposed successor as far as necessary for such assignment and/or transfer. The Pledgor may not assign any of its rights or obligations under or in connection with this Deed of Pledge.

12	DISSOLUTION; ANNULMENT; SUSPENSION; SET-OFF

The Pledgor hereby waives to the fullest extent permitted by law its right to dissolve (ontbinden) or annul (vernietigen) the legal acts (rechtshandelingen) represented by this Deed of Pledge, and such waiver is hereby accepted by the Pledgee. The Pledgor may not suspend (opschorten) compliance with its obligations under or in connection with this Deed of Pledge on whatever grounds. All payments to be made by the Pledgor under this Agreement shall be made without set-off.

13	NOTIFICATION

13.	At the Pledgee’s request, the Pledgor will offer any and all required information, including a list containing details of all Intellectual Property Rights, which the Pledgee may need, in order to determine and/or exercise its rights arising out of this Deed of Pledge and it will allow the Pledgee to gather all information from and examine its books so that the Pledgee may determine and/or exercise its rights arising out of this Deed of Pledge. Notwithstanding this obligation, the Pledgor will promptly notify the Pledgee during the year of any material changes to the Intellectual Property Rights.

13.2	The Pledgor will notify the Pledgee immediately of all circumstances likely to materially impair the value of the Intellectual Property Rights. Such circumstances include, but are not limited to, an application for the filing of or declaration of the Pledgor’s bankruptcy (faillissement) or moratorium of payments (surséance van betaling), the dissolution (ontbinding) of the Pledgor, the cessation of the Pledgor’s business, any levy or attachment to the Intellectual Property Rights, or any material litigation pending in relation to the Intellectual Property Rights.

13.3	If the bankruptcy of the Pledgor is filed for, or if an attachment is made of Intellectual Property Rights, the Pledgor will immediately notify the levying bailiffs (beslagleggende deurwaarders), the trustees in bankruptcy (curatoren) or the administrator (bewindvoerder) of this Deed of Pledge.

13.4	In case of a levy or attachment of Intellectual Property Rights that has a material adverse effect, the Pledgor is obliged to immediately notify the Pledgee once it becomes aware of such levy or attachment, and to take all necessary measures to ensure that the Pledgee is authorised to take all appropriate action as referred to in Clause 8 of this Deed of Pledge. The Pledgor will pay or reimburse all documented expenses related to these measures.

14.	TERMINATION

14.1	This Deed of Pledge and the Pledgee’s security interests constituted hereunder or pursuant hereto shall terminate by operation of law when all the Secured Obligations have been unconditionally and irrevocably satisfied in full or the Loan Agreement has terminated, whichever event being the sooner. At the request and cost of the Pledgor, the Pledgee shall deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction of the Secured Obligations and/or the termination of this Deed of Pledge and do all other acts necessary or required by the Pledgee to give effect to the provisions of this Clause.

14.2	Without prejudice to the provisions of Article 3:81 of the Dutch Civil Code, the Right of Pledge may be terminated:
(a)	through cancellation (opzegging) by means of a written declaration from the Pledgee to the Pledgor; or

(b)	through renunciation (afstand) on the grounds of Article 3:258 paragraph 2 of the Dutch Civil Code.
15.	POWER OF ATTORNEY

The Pledgor hereby unconditionally and irrevocably authorises the Pledgee, with the power of substitution at any time and from time to time, following the occurrence of an Enforcement Event, to sign, seal, deliver, execute, register and complete all proxies, mandates, assignments, deeds and documents and to do all acts which are necessary for the enforcement of the Pledge and to give proper effect to the intent and purposes of this Deed of Pledge.

16.	NOTICES

Any notice or other communication to be given hereunder shall be made in accordance with Clause 17 of the Loan Agreement.

17.	BINDING NATURE

17.1	This Deed of Pledge and all of the provisions of this agreement shall be binding upon and be to the benefit of the Pledgor and the Pledgee and their respective successors and permitted assigns.

17.2	This Deed of Pledge is only legally binding on the Pledgor insofar as the same will not be in violation of the prohibition on financial assistance as contained in Article 2:207 (c) of the Dutch Civil Code. One of the consequences of this provision is that no obligations shall be secured by the Right of Pledge to the extent that, if included, the security interest granted pursuant to this Deed of Pledge or any part thereof would constitute a violation of Article 2:207 (c) of the Dutch Civil Code.

18.	ENTIRE AGREEMENT

18.1	This Deed of Pledge, and any agreements resulting from this Deed of Pledge, represents the entire understanding and agreement between the Parties in connection with the subject matter hereof and supersedes all prior agreements in respect of the subject matter hereof.

18.2	If there is any conflict or inconsistency between any provisions of this Deed of Pledge and any provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail.

19.	AMENDMENT

No amendment, modification or waiver of any provision of this Deed of Pledge, and no consent with respect to any departure by the Pledgor therefrom, shall be effective unless the same shall be in writing and signed by the Pledgor and the Pledgee.

20.	SEVERABILITY

If a provision of this Deed of Pledge is invalid or unenforceable in any jurisdiction that shall not affect the validity or enforceability of any other provision of this Deed of Pledge and the validity or enforceability in other jurisdictions of that or of any other provision of this Deed of Pledge.

21.	GOVERNING LAW AND JURISDICTION

21.1	This Deed of Pledge will be governed by and construed in accordance with the laws of the Netherlands.

21.2	The competent courts of Amsterdam, the Netherlands shall have exclusive jurisdiction with regard to disputes in connection with this Deed of Pledge.

THIS DEED OF PLEDGE has been entered into on the date stated above.

PROGENTIX ORTHOBIOLOGY B.V., as Pledgor

Name: Title:

NUVASIVE, INC., as Pledgee Name: Title:

SCHEDULE 1

Patents
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

SCHEDULE 2

Trademarks
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

SCHEDULE 3
Form of Supplemental Deed of IP Pledge

From:	Progentix Orthobiology B.V.
To:	NuVasive, Inc. Attn: Jason Hannon
Dear Sir
RE:  PLEDGE OF INTELLECTUAL PROPERTY RIGHTS
We refer to the deed of pledge of Intellectual Property Rights, dated January 8, 2009, by and between Progentix Orthobiology B.V. (as Pledgor) and Nuvasive, Inc. (as Pledgee)(the “Deed of Pledge”). Capitalised terms used in this Supplemental Deed of IP Pledge shall have the same meaning given to them in the Deed of Pledge.
Under the terms of the Deed of Pledge, we undertook to pledge to you at your first request the Intellectual Property Rights which were not effectively pledged under the Deed of Pledge (or subsequent pledges).
In fulfilment of our above-mentioned obligations we herewith pledge to you all our Intellectual Property Rights that are capable of being pledged on the date when this Supplemental Deed of IP Pledge is registered.
In order to effectuate the creation of the right of pledge over the Intellectual Property Rights described in the previous paragraph, we will promptly register this deed and its attachment in accordance with the provisions of Clause 3 of the Deed of Pledge.
Yours sincerely,

PROGENTIX ORTHOBIOLOGY B.V.
By:
Name:

EXHIBIT J
DEED OF ADHERENCE
and
ADDENDUM
to the Subscription and Shareholders’ Agreement
of 13 January 2008
relating to
Progentix Orthobiology B.V.
by and among
Mr. J.D. de Bruijn
Mr. H. Yuan
J.D. de Bruijn Holding B.V.
BioGeneration Ventures B.V.
Incubation B.V.
NuVasive, Inc
and
Progentix Orthobiology B.V.
Dated 13 January 2008

DEED OF ADHERENCE
and
ADDENDUM
to the Subscription and Shareholders’ Agreement of 13 January 2008
THE UNDERSIGNED:
1.	Progentix Orthobiology B.V. (the “Company”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat in Bilthoven and its business address at Professor Bronkhorstlaan 10-d, 3723 MB Bilthoven, the Netherlands, represented by its statutory director J.D. de Bruijn Holding B.V. in its turn represented by Mr. J.D. de Bruijn;

2.	Mr. Huipin Yuan, (“Mr. Yuan”) currently residing at Laan van Vollenhove 168, 3706 AA, born in Nijiang (China) on the 19th of April 1966;

3.	Mr. Joost Dick de Bruijn, (“Mr. de Bruijn”)currently residing at Pasteurstraat 16, 3817 JL Amersfoort, born in Pijnacker on the 13th of February 1966;

4.	J.D. de Bruijn Holding B.V., (“De Bruijn Holding”) a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat in Amersfoort and its business address at Pasteurstraat 16, 3817 JL Amersfoort, the Netherlands, represented by its statutory director Mr. J.D. de Bruijn;

5.	BioGeneration Ventures B.V., (“BioGeneration”) a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat in Amsterdam and its business address at Gooimeer 2 — 35, 1411 DC Naarden, represented by its statutory director Mr. E.C.M. van Wezel;

6.	Incubation B.V. (“Incubation”) a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat in Bilthoven and its business address at Prof. Bronkhorstlaan 10, 3723 MB in Bilthoven represented by its statutory directors Dr. C.A. van Blitterswijk and Mr. F.J.W.E.B. van der Velden;

7.	NuVasive, Inc. (“NuVasive”), a company incorporated under the laws of Delaware (Unites States of America), with its business address at 7475 Lusk Boulevard, San Diego CA 92121, represented by [•].
Each party hereto individually referred to as “Party” and jointly as “Parties”.
WHEREAS:
A.	The Parties hereto, with the exception of Incubation and NuVasive, have entered into a Subscription and Shareholders’ Agreement dated 13 January 2008 (“Shareholders Agreement”).

B.	Incubation acceded to the Shareholders Agreement by signing a Deed of Adherence dated 22 September 2008. The shares previously held by Mr. Van Blitterswijk and Mr. Van der Velden were subsequently transferred to Incubation by notarial deed of transfer executed before a substitute of mr. N. van Buitenen, civil-law notary in Utrecht on 29 September 2008.

C.	NuVasive is a strategic party that will purchase or has purchased from the existing shareholders of the Company (the “Existing Shareholders”) 40% (forty percent) of the issued and outstanding share capital of the Company pursuant to a Preferred Stock Purchase Agreement dated [•] January 2009 (the “Preferred Stock Purchase Agreement”) and that will optionally acquire the remaining issued and outstanding share capital of the Company held by the Existing Shareholders upon the exercise of an option pursuant to an Option Purchase Agreement dated [•] January 2009 (the “Option Purchase Agreement”).

D.	In connection with the Preferred Stock Purchase Agreement, Incubation, De Bruijn Holding, Mr. Yuan and BioGeneration shall transfer a pro rata part of their shares to NuVasive through a notarial deed of transfer to be executed before mr. A.J. Wiggers, civil-law notary in Amsterdam (or his substitute) with DLA Piper Nederland N.V. (“Notary”), this deed hereinafter referred to as “Deed of Transfer” and the date of execution the “Transfer Date”.

E.	The Parties hereto wish to have their mutual relations and respective rights and obligations in respect of the Company to be governed by the provisions of the Shareholders Agreement and this Deed of Adherence and Addendum (“Deed of Adherence and Addendum”).
HAVE AGREED AS FOLLOWS:
Article 1. Accession
1.1	Solely to the extent provided herein, NuVasive hereby accedes to Articles 8 through 10, Article 16 and Articles 24 through 26 of the Shareholders Agreement and consequently agrees to be bound to the terms and conditions of the Shareholders Agreement, effective as per the Transfer Date.

1.2	To the extent this Deed of Adherence and Addendum does not explicitly stipulates otherwise, NuVasive shall qualify as a “Shareholder” as defined in the Shareholders Agreement and therefore NuVasive shall have the same rights and the same obligations as apply to any Shareholder. As set forth above, NuVasive shall not be considered a “Founder” or “Investor” within the meaning of the Shareholders Agreement.

1.3	In deviation of the definitions as defined in the Shareholders Agreement, Parties hereto agree that:
-	The definition of “Preferred Shares” as referred to in article 8.3 through 8.6 (‘Conversion‘), shall mean both preferred shares A as well as preferred shares B.

-	The definition of “Preferred Shares” as referred to in article Article 9 (‘Anti-Dilution Adjustments‘), shall mean both preferred shares A as well as preferred shares B. To the extent Article 9 stipulates an issuance price per preferred share, this price shall — with respect to any share held by NuVasive — be the acquisition price per share on the Transfer Date pursuant to the Preferred Stock Purchase Agreement.
Article 2. Deed of Transfer
The execution of the Deed of Transfer shall take place in conjunction with the signing of the Preferred Stock Purchase Agreement and the Option Purchase Agreement and this Deed of Adherence and Addendum shall be executed just prior to the Notary ex-

ecuting the Deed of Transfer.
Article 3. Deed of Amendment
3.1	As soon as reasonably possible after the execution of the Deed of Transfer, a deed of Amendment to the Articles of Association of the Company (“Deed of Amendment”) in the form attached hereto as Exhibit A shall be executed whereby, amongst others, all shares transferred to NuVasive pursuant to the Deed of Transfer shall be converted into Preferred Shares B on a one-to-one basis. The Deed of Amendment shall be executed before the Notary.

3.2	During the period the shares in the Company that were acquired by NuVasive through the Deed of Transfer are not yet converted into Preferred Shares B, these shares shall, notwithstanding the fact the Deed of Amendment has not yet been executed, by all Parties be considered Preferred Shares B on an as if converted basis to the fullest possible economical extent.
Article 4. Overview of shares
As per the Transfer Date and upon the execution of (i) the Deed of Transfer as well as the (ii) the Deed of Amendment, the cap table of Article 2.6 of the Shareholders Agreement (‘Overview of Capital Commitments‘) shall read as follows:

	# Ordinary	# Preferred	# Preferred	approx Percent.
Party	Shares	Shares A	Shares B	Stake
Incubation	5,951	—	—	27.05%
De Bruijn Holding	4,320	—	—	19.64%
Mr. Yuan	529	—	—	2.41%
BioGeneration	—	2,400	—	10.90%
NuVasive	—	—	8,800	40.00%

Total	10,800	2,400	8,800	100%

Article 5. Preferred Share Rights
NuVasive shall have the protective rights and veto rights described in this Article 5.

5.1	Budget.

Prior to the earlier of the expiration or termination of the Option Period (as defined in the Option Purchase Agreement) NuVasive shall have the right to approve the Company’s operating budget (not to be unreasonably withheld or delayed) for the year to come before the budget is being formally presented for approval to the Investor and the general meeting of shareholders of the Company in accordance with the Shareholders Agreement. To the extent that NuVasive notifies the management board of the Company that it does not approve the operating budget as presented, then the management board of the Company shall (i) refrain from any actions aimed at or relating to the implementation of any and all of the items referred to in such budget, and (ii) submit to NuVasive an amended budget for approval.

5.2	Right of First Refusal.

Parties hereto agree that Article 10.1 and Article 10.2 shall not be in force and effect during the Option Period. Parties hereto agree that from and after the earlier of the expiration or termination of the Option Period, NuVasive shall not be entitled to a right of first refusal pursuant to Article 10.4 through Article 10.7 of the Shareholders Agreement, but shall be subject to such right of refusal pursuant to Article 10.4 of the Shareholders Agreement.

5.3	Drag Along Right; Tag Along.

Pursuant to Article 10.8 of the Shareholders Agreement, BioGeneration, being the Investor as defined in the Shareholders Agreement, has a drag along right, entitling BioGeneration to demand from its co-shareholders to mandatorily sell their shares to an Interested Purchaser and create a Liquidity Event. Parties hereto agree that from and after the earlier of the expiration or termination of the Option Period, NuVasive shall be subject to such drag along provision as a Shareholder. Parties hereto further agree that from and after the earlier of the expiration or termination of the Option Period, NuVasive shall be subject to the Tag Along provision included in Article 10.9 through Article 10.12 of the Shareholders Agreement as a Shareholder.
Article 6. Liquidity Event
Effective as of the Transfer Date, Article 8.1 and Article 8.2 of the Shareholders Agreement, entitling BioGeneration to a preferred return in case of a Liquidity Event

(and a claw back in the event of certain Liquidity Events), is herewith cancelled. Hence, BioGeneration shall no longer have a preferred return upon the occurrence of a future Liquidity Event. For the avoidance of doubt, NuVasive and BioGeneration retain their separate classes of preferred shares entitling (or requiring) the holders thereof to convert into Ordinary Shares pursuant to Article 8.3 through Article 8.6 of the Shareholders Agreement. The cancellation of Article 8.1 and Article 8.2 of the Shareholders Agreement will survive the termination or expiration of the Option Period and will not be reversed unless explicitly agreed upon between the Parties.
Article 7. Supervisory Board
7.1	Article 16.1 and Article 16.2 of the Shareholders Agreement (appointment and nomination of members to the Supervisory Board), shall, until the earlier of the expiration or termination of the Option Period (as defined in the Option Purchase Agreement) read as follows:
Article 16. Supervisory Board
16.1	The Parties shall procure that the supervisory board of the Company (the “Supervisory Board”) shall be composed of 3 (three) members, to be appointed by the general meeting of shareholders:

-	1 (one) of whom shall be appointed upon a binding nomination of NuVasive; and,

-	1 (one) of whom shall be appointed upon a binding nomination of BioGeneration; and,

-	1 (one) of whom shall be appointed upon a binding nomination of the Founders.

16.2	At the Closing Date, the following persons shall be nominated by the following Parties:

•	*** as Supervisory Board member on behalf of ***;

•	*** as Supervisory Board member on behalf of ***;

•	*** as Supervisory Board member on behalf of ***.
7.2	Effective as of the earlier of the expiration or termination of the Option Period, as defined in the Option Purchase Agreement, Article 16 of the Shareholders Agreement as it read on 11 January 2008, will apply.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

7.3	The Shareholders have the right, but not the obligation, to dismiss the Supervisory Board member nominated by NuVasive as per the earlier date of the expiration or termination of the Option Period, without notice, cause or obligations to pay severance. NuVasive will fully cooperate with the adoption of the Shareholders’ resolution dismissing its Supervisory Board member and the appointment of a substitute Supervisory Board member following the expiration or termination of the Option Period.
Article 8. Financial Rights
The preferred shares B shall under no circumstances before and after the expiration or termination of the Option Period, have any seniority over the preferred shares A, unless the Parties hereto explicitly and in writing agree that the preferred shares A shall no longer share the economic rights attached to preferred shares on a pari passu basis. No Party hereto shall use its power or rights to amend the Articles (or any other document) in such a way that the financial rights of either class of preferred shares change.
Article 9. Transfer of Shares
Each of the parties agrees that if any person wishes to be registered as a holder of any shares (whether upon transfer or transmission or by issue) (“New Shareholder”), the New Shareholder must, unless he is already a party to this Agreement and the Option Purchase Agreement, become a party to this Agreement and the Option Purchase Agreement.
Notwithstanding anything to the contrary, each of the Founders and BioGeneration covenants with and undertakes to NuVasive and the Company that, prior to the expiration or termination of the Option Period, each will not, except for transfers required by the Articles, without the prior written consent of NuVasive, dispose or permit the disposal of any interest in or creation of any Encumbrance over the shares registered in his or its name.
Article 10. Governing Law
10.1	This Deed of Adherence and Addendum shall be governed by and construed in accordance with the laws of the Netherlands.

10.2	The courts of Amsterdam shall have exclusive jurisdiction over a dispute arising out of or in connection with this Deed of Adherence and Addendum.
The remainder of this page is intentionally left blank: see signature page.

IN WITNESS WHEREOF this Deed Adherence and Addendum has been signed and executed by all Parties hereto.

/s/ J.D. de Bruijn	/s/ Mr. H. Yuan

Mr. J.D. de Bruijn	Mr. H. Yuan

/s/ J.D. de Bruijn	/s/ J.D. de Bruijn

J.D. de Bruijn Holding B.V.	Progentix Orthobiology B.V.
By: J.D. de Bruijn	By: J.D. de Bruin Holding B.V.
By: J.D. de Bruijn

Incubation B.V.	BioGeneration Ventures B.V.

/s/ Mr. F.J.W.E.B. van der Velden	/s/ Mr. E.C.M. van Wezel

By: Dagomar B.V.	By: BioGeneration Management B.V.
By: Mr. F.J.W.E.B. van der Velden	By: Mr. E.C.M. van Wezel

/s/ Mr. C.A. van Blitterswijk	/s/ Mr. W. Hazenberg

By: Mr. C.A. van Blitterswijk	By: Mr. W. Hazenberg

/s/ Alexis V. Lukianov

NuVasive, Inc
By: Chief Executive Officer
Signature Page to Deed of Adherence

SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT

relating to shareholdings in:

Progentix Orthobiology B.V.
by and among
Dr. C.A. van Blitterswijk

Mr. F.J.W.E.B. van der Velden

Mr. J.D. de Bruijn

Mr. H. Yuan

J.D. de Bruijn Holding B.V.

BioGeneration Ventures B.V.
and
Progentix Orthobiology B.V.
Execution Copy

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LIST OF EXHIBITS

Exhibit 1:	Notarial deed relating to the Issue

Exhibit 2:	Representations and warranties

Exhibit 3:	Notarial deed relating to the incorporation of the Articles

Exhibit 4:	Business Plan and Budget

Exhibit 5:	Shareholders’ resolution

Exhibit 6:	Powers of attorney relating to Issue

Exhibit 7:	Disclosure letter

Exhibit 8:	Spousal Consent

Exhibit 9:	Management Agreement J.D. de Bruijn

Exhibit 10:	List with IP-rights

Exhibit 11:	Template of Secondment Agreement

Exhibit 12:	List with Assets of TU Twente

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SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT

relating to shareholdings in

Progentix Orthobiology B.V.
The undersigned:
1.	Progentix Orthobiology B.V. (the “Company”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat in Bilthoven and its business address at Professor Bronkhorstlaan 10-d, 3723 MB Bilthoven, the Netherlands, represented by its statutory director (statutair bestuurder) J.D. de Bruijn Holding B.V. in its turn represented by Mr. J.D. de Bruijn;

2.	Mr. Dr. Clemens Antoni van Blitterswijk (“Mr. Van Blitterswijk”), currently residing at Coenderssingel 4, 8564 HE Ruigahuizen, born in The Hague on the 7th of July 1957;

3.	Mr. Franciscus Johannes Wilhelmus Ernest Bruno van der Velden (“Mr. Van der Velden”), currently residing at Waalbanddijk 68, 4054 MG Echteld, born in The Hague on the 19th of August 1959;

4.	Mr. Huipin Yuan (“Mr. Yuan”), currently residing at Laan van Vollenhove 168, 3706 AA, born in Nijiang (China) on the 19th of April 1966;

5.	Mr. Joost Dick de Bruijn (“Mr. De Bruijn”), currently residing at Pasteurstraat 16, 3817 JL Amersfoort, born in Pijnacker on the 13th of February 1966;

6.	J.D. de Bruijn Holding B.V. (“De Bruijn Holding”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat in Amersfoort and its business address at Pasteurstraat 16, 3817 JL Amersfoort, the Netherlands, represented by its statutory director (statutair bestuurder) Mr. J.D. de Bruijn;

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7.	BioGeneration Ventures B.V. (“BioGeneration”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat in Amsterdam and its business address at Gooimeer 2 — 35, 1411 DC Naarden, represented by its statutory directors (statutair bestuurders) Mr. E.C.M. van Wezel and Mr. W.M. Hazenberg.
The parties hereinafter also collectively referred to as the “Parties” and individually as a “Party”;
The parties 2, 3, 4, 5 and 6 hereinafter also referred to as the “Founders” and individually as a “Founder”;
The party 7 hereinafter also referred to as the “investor”;
The parties 2, 3, 4, 6 and 7 hereinafter also collectively referred to as the “Shareholders” and individually as a “Shareholder”;
WHEREAS:
A.	Progentix B.V., a private company with limited liability seated in Bilthoven is a company that focuses on the development and exploitation of products in the field of bone decease and bone repair. The Company will acquire the Osteoinductive Bone Graft Material Technology from Progentix B.V. by means of a postclosing transfer and assignment of all assets and rights that are required to further develop and commercialise the Osteoinductive Bone Graft Material Technology of Progentix B.V.

B.	The ambition of Progentix B.V. and the Company is to acquire external funding in order to be able to market and make profit from the Osteoinductive Bone Graft Material Technology. For this purpose the Osteoinductive Bone Graft Material Technology will be carved out of Progentix B.V. thus separating Progentix’ other technology, other rights of intellectual property and subsidies from the assets and liabilities of the Company.

C.	The Founders hold the entire issued and outstanding share capital of the Company, which currently consists of 18,000 ordinary shares with a nominal value of EUR 1 (one euro) each (the “Ordinary Shares”).

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D.	The Investor is a private equity provider that invests in selected companies in the life sciences industry and other industries; the investment and involvement of the Investor in a company usually lasts for a period of approximately 3 (three) to 5 (five) years, after which period the Investor intend to liquidate the investment through an “exit”, for example by a trade sale or an initial public offering.

E.	The Company and the Founders have entered into negotiations with BioGeneration, regarding the investment by BioGeneration — and as the case may be by co-investors — through a new class of shares i.e. preferred shares in the share capital of the Company, the terms and conditions of which are set forth in this subscription and shareholders’ agreement (the “Agreement”).

F.	The Investor and the Founders have agreed to a fair value of the business of the Company of EUR 5,500,000 (five million five hundred thousand euro) after closing of the investment round (post money valuation).

G.	The Shareholders wish to have their mutual relations and their respective rights and obligations in respect of their shareholdings in the Company governed by the provisions of this Agreement and the articles of association of the Company (the “Articles”, as may be amended from time to time);
DECLARE TO HAVE AGREED AS FOLLOWS:
Article 1. Interpretation
1.1	The recitals, the exhibits (the “Exhibits”) and the schedules to this Agreement form an integral part of this Agreement and any reference to this Agreement includes such recitals, Exhibits and schedules. In this Agreement, reference to a recital, article. Exhibit or schedule is a reference to a recital, article of, or Exhibit or schedule to this Agreement, unless the context requires otherwise.

1.2	In this Agreement, unless the context indicates otherwise, references to the singular Shall include references to the plural and vice versa and references to any pronoun shall include the corresponding masculine, female or neuter, and references to persons shall include bodies and corporate and unincorporated associations of persons.

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1.3	In this Agreement a reference to a particular agreement, enactment, regulation or other document shall be construed as a reference to such agreement enactment, regulation or document as it may from time to time be binding, enforceable or in force, as such agreement, enactment, regulation or document may be novated, assigned, re-enacted (with or without modification), restated, consolidated, amended or supplemented from time to time hereafter.
1.4	In this Agreement a reference to a company or other legal entity shall be construed so as to include any legal entity or entities into which such company may during the continuance of this Agreement be merged by means of a statutory merger or into which it may be split up or demerged.
Article 2. Issuance and Contribution
2.1	The Investor shall subscribe for 4,000 (four thousand) cumulative preferred shares, with a nominal value of EUR 1 (one euro) each (the “Preferred Shares”) in the share capital of the Company, (the Ordinary Shares and the Preferred Sharers and any and all other (classes of) shares from time to time outstanding in the share capital of the Company hereinafter referred to as the “Shares”), against payment in two (2) tranches of an aggregate amount of EUR 1,000,000 (one million euro) (such amount hereinafter referred to as the “Contribution”).
2.2	The Founders shall procure that the Company issues on the Closing Date (as defined in Article 6 below) (such issue hereinafter referred to as the “Issue”) the Preferred Shares to the Investor, against payment of an aggregate amount of EUR 500,000 (five hundred thousand Euro) hereinafter (“Initial Payment”).
2.3	The Issue shall take place pursuant to a notarial deed, a copy of which is attached to this Agreement as Exhibit 1, as soon as mr. N. van Buitenen (or his substitute or successor) with Van Grafhorst & Van Buitenen Notarissen, in Utrecht (the: “Notary”), has received the Initial Payment on the third party account with number 55.59.05.519 with the ABN AMRO Bank in the name of Kwaliteitsrekening Van Buitenen & Van Grafhorst, on or before the Closing Date (as defined in Article 6 below) which shall ultimately be at 31st of January 2008.
2.4	On the Closing Date, the Investor, in reliance on — inter alia — the representations

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and warranties as contained in Exhibit 2, hereby agrees to subscribe for the Preferred Shares which according to the previous sub-clauses shall be issued to the Investor and the Investor hereby agrees to contribute on the Closing Date on the Preferred Shares issued through the Issue, an aggregate amount of EUR 500,000 (five hundred thousand Euro).
2.5	The nominal value of each of the Preferred Shares is EUR 1 (one Euro) and the remainder of the Initial Payment shall be administered in the books of the Company as share premium (‘agio’).
2.6	For the purpose of illustration, the Parties observe that immediately following the Issue, the Shares in the Company shall be held as follows:

Party	# Ordinary Shares	# Preferred Shares	Percent Stake
Mr. Van Blitterswijk	4,959	—	22.55%
Mr. Van der Velden	4,959	—	22.55%
J.D. de Bruijn Holding	7,200	—	32.7%
Mr. Yuan	882	—	4.0%
BioGeneration	—	4,000	18.2%
Total	18,000	4,000	100%
Article 3. Second Payment
3.1	The Investor hereby agrees to procure that, subject to the terms and conditions of this Agreement, the remainder of the Contribution after payment of the Initial Payment in the amount of EUR 500,000 (five hundred thousand euro) (such amount hereinafter referred to as “Second Payment”, shall be provided to the Company on 1 April 2008 on the condition that the Investor has unconditionally approved the Budget and Business Plan for 2008.
3.2	The Investor is entitled, at its sole discretion, to cancel Second Payment if (i) the Company is engaged in any legal dispute relating to (a) any licensed or owned right of intellectual and/or industrial property or patents which is/are essential to the Company’s approved Business Plan and Budget or its ability to make profit or (b) any product developed or commercialised by the Company (or its future subsidiaries)

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which is essential to the Company’s approved Business Plan and Budget or its ability to make profit, or if (ii) any intellectual and/or industrial property rights or patents owned and/or licensed by the Company (or its future subsidiaries) become invalid or patent applications owned and/or licensed by the Company (or its future subsidiaries) are rejected by the European Patent Office and/or the United States Patent and Trademark Office and which is/are crucial to the Company’s approved Business Plan and Budget or its ability to make profit.
3.3	When due, the Second Payment will be transferred within 3 weeks to a bank account in the name of the Company to be provided to the Investor. The Second Payment will be administered in the books of the Company as share premium (‘agio’) on the Preferred Shares the Investor already holds, except where this Agreement provides otherwise.
Article 4. Application of funds.
4.1	The Company agrees to use the Investment provided by the Investor, subject to the terms and conditions of this Agreement; for no purposes other than the development of the Company’s business consistent with the approved Business Plan and Budget (jointly referred to as “Business Plan and Budget”), attached hereto as Exhibit 4.
Article 5. Signing Date
On or before the signing of this Agreement (the date of signing shall hereinafter be referred to as the “Signing Date” and such event the “Signing”), the Parties agree to perform the following acts:
•	the Founders will execute such shareholders’ resolution as is set out in the minutes of the extraordinary shareholders’ meeting attached hereto as Exhibit 5, and thus resolve to issue the Preferred Shares in accordance with the draft deed of Issue attached hereto as Exhibit 1;

•	the Company and the Investor will execute or cause to be executed such powers of attorney attached hereto as Exhibit 6, and grant power of attorney to each (deputy) civil-law notary of Van Grafhorst & Van Buitenen Notarissen in Utrecht, the Netherlands, in order to execute such the draft deed of Issue on the Closing Date.

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Article 6. Closing. Conditions to Closing
6.1	The Closing shall take place as soon as all conditions to Closing of Article 6.3 have either been fulfilled or waived by the Investor though ultimately on the 31st of January 2008 unless the Founders and the Investor agree to a later date (such date hereinafter also referred to as the “Closing Date” and such event as the “Closing”). On the Closing Date, the notarial deed relating to the Issue (attached hereto as Exhibit 1) shall be executed by the Notary.
6.2	For the purpose of effecting the amendment of the Articles and the Issue, the Parties furthermore agree that they will execute such deeds, sign such documents, attend such meetings, exercise such votes, pass such resolutions, waive such rights (under the Articles or otherwise), give and/or obtain such consent and generally do and procure all things as may be necessary or convenient for the implementation and completion of this Agreement in accordance with its terms and conditions.
6.3	The obligation of the Investor to consummate the Closing are subject to the fulfilment — satisfactory to the Investor — of each of the following Conditions Precedent prior to the 31st of January 2008, or the waiver thereof in writing by the Investor, at or prior to the Closing:
a.	the Company shall be the sole legal and beneficial owner of all IP-rights (which appear from the list attached hereto as Exhibit 10) relevant for the Company to further develop and commercialise the Osteoinductive Bone Graft Material Technology of Progentix B.V.;

b.	secondment agreements (substantially in the form as attached hereto as Exhibit 11) are concluded between the Company and Progentix B.V. relating to the following employees of Progentix B.V.: Joost de Bruijn, Riemke van Dijkhuizen, Huipin Yuan, Linda van Rijn, Jurren Koerts, Davide Barbieri, Paul van Bergen;

c.	all assets currently owned by the TU Twente (which appear from the list attached hereto as Exhibit 12) and relevant for the Company to further develop and commercialise the Osteoinductive Bone Graft Material Technology of Progentix B.V. shall have been transferred and assigned unconditionally to the Company.

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Article 7. The Company’s operations and future subsidiaries
7.1	The Parties agree to procure that the Company shall, for as long as the Investor holds Shares, remain the ultimate parent company for all of the Company’s operations, future subsidiaries or the operations of such subsidiaries.
7.2	The Company agrees to procure that the articles of association or similar instruments of any (future) subsidiaries of the Company shall contain such clauses in order to provide that prior approval of the shareholders’ meeting of such subsidiary shall be required for those resolutions of the management board of such subsidiary for which, if such resolution were to be taken by the management board of the Company, the management board of the Company would require the prior approval of the holders of the Preferred Shares or of the Supervisory Board. In addition, each of the Parties agrees to procure that until such time when the articles of association (or similar constitutional documents) of any of the Company’s (future) subsidiaries shall so have been amended, any rights and obligations of any of the Parties under the regime of governance clauses and approvals as pursuant to this Agreement shall be implemented for the Company, shall, mutatis mutandis, also apply to any such subsidiaries and as such be deemed to be part of this Agreement and agreed and enforceable between the Parties to this Agreement.
Article 8. Liquidation Preference and Conversion
Liquidity Event
8.1	In the event of:
(i)	the liquidation of the Company;

(ii)	the dissolution of the Company;

(iii)	the sale of all or substantially all of the Company’s assets;

(iv)	the licensing on an exclusive basis of all or substantially all of the Company’s assets;

(v)	a merger or consolidation of the Company with any other company; or

(vi)	the sale of more than 80% (eighty percent) of the then outstanding Shares (by trade sale or otherwise), except for an initial public offering of Shares of the Company on a recognised stock exchange (an “IPO”);
(any such event hereinafter a “Liquidity Event”), the Parties shall, irrespective of the liquidation distribution provisions provided for in the Articles, allocate and dis-

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tribute all proceeds of such event, be it cash, stock or surplus assets, amongst the Shareholders as follows:
A.	in the event the Proceeds are less then EUR 15,000,000 (fifteen million euro)
(i)	first, on the Preferred Shares: to the holders of the preferred Shares an amount equal to twice the sum of the nominal value of these Preferred Shares, the share premium (agio) paid on these Preferred Shares, and the unpaid dividends of 8% (eight percent) compounded per annum, if any, whereby, if the balance is insufficient to make such distribution, the available balance will be distributed to the holders of the Preferred Shares proportional to the total value of their Preferred Shares shareholdings;

(ii)	the amount remaining after full payment to the Preferred Shareholders pursuant to the preceding subparagraph A. will be distributed to the holders of Preferred Shares and the holders of the Ordinary Shares, proportional to their individual shareholdings of Shares in the Company.
B.	In the event the direct proceeds of the Liquidity Event are EUR 15,000,000 (fifteen million euro) or more, the proceeds will be allocated and distributed to the Shareholders pro rata parte the number of Shares each Shareholder holds on an as if converted basis.
Claw back
8.2	In the event a Liquidity Event consists of two or more separate events, whereby the proceeds initially are less then EUR 15,000,000 (fifteen million euro), the proceeds shall first be distributed pursuant to Article 8.1 sub A. Should it appear that on or before the 15th of November 2012 the sum of all proceeds exceeds EUR 15,000,000 (fifteen million euro), all — and not part — of the past and future proceeds shall be distributed pursuant to Article 8.1 sub B. The Preferred Shareholders shall pay to the Ordinary Shareholders an amount equal to (i) the total proceeds the Ordinary Shareholders should have received if all proceeds were distributed pursuant to Article 8.1 sub B less (ii) the amount already received by the Ordinary Shareholders.
Conversion
8.3	The Parties agree that any of the Preferred Shares may be converted, at any time, into Ordinary Shares at a conversion rate of 1:1 (such conversion a “Conversion”), which conversion rate shall be adjusted so as to reflect this ratio after any amend-

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ment of the nominal value by means of any stock splits, combinations, recapitalisations or any other actions that have lead to a different capitalisation of the Company as if no such stock split, combination, recapitalisation or any such other action had taken place.
8.4	A Conversion will take place in accordance with the provisions of the Articles pursuant to a written request by the relevant holder of the Preferred Shares to be delivered at the Company’s address, stating that such holder of Preferred Shares wishes to convert all or part of the Preferred Shares held by such Shareholder into Ordinary Shares (a “Conversion Request”). Upon receipt of the Conversion Request the Company will immediately take action to effectuate such Conversion. To the extent necessary to achieve such Conversion (i) each of the Parties irrevocably agrees to take all actions and resolutions required to effectuate such Conversion and (ii) each of the Parties hereby unconditionally and irrevocably grants a power of attorney to each (deputy) civil-law notary practising in the Netherlands, to execute any deed of issuance of Shares or amendment to the Articles that may appear necessary to effectuate the Conversion.
8.5	The Parties agree to procure that, notwithstanding any previous Conversions, all (remaining) Preferred Shares shall be converted (i) upon the occurrence of an IPO and listing of Shares of the Company on a recognised stock exchange.
8.6	The Parties furthermore agree to procure that, not later than at the first closing date of an IPO, all outstanding depository receipts — if any — shall be cancelled (gedecer-tificeerd) in exchange for Ordinary Shares at an exchange rate of 1:1, which exchange rate shall be adjusted so as to reflect this ratio after any amendment of the nominal value by means of any stock splits, combinations, recapitalisations or any other actions that have lead to a different capitalisation of the Company as if no such stock split, combination, recapitalisation or any such other action had taken place.
Article 9. Anti-Dilution Adjustments
9.1	In the event of any issue of additional Shares (irrespective of the class of such shares) after the Closing Date (other than Shares issued pursuant to a stock option plan to employees or non-employees (such as members of the Scientific Advisory board) which are approved by the Supervisory Board), for a price per Share less

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than the per Preferred Share contribution on, or purchase price for, any of such Shares, which price per Shares (in case this event occurs prior to a new financing round of the Company) shall be increased with a deemed annual return of 20% (twenty percent) compounded per year — at any time held by the holders of such Shares that were issued or acquired in the context of this Agreement — taking into account any stock splits, recapitalisation, amendment of the nominal value of any of the Preferred Shares, earlier application of anti-dilution provisions or any other relevant transaction (each such issue a “Post-Closing Issue”) - then the Parties shall be obliged to procure that the Company issues to each of these holders of the Preferred Shares such number of Preferred Shares (or, at the option Of one or more holders of the Preferred Shares, any other class of Shares that may exist at such time) against a per share contribution equal to the nominal value thereof (such issue the “Compensating Issue”), as is necessary to achieve a situation in which the average price per Preferred Share — and as the case may be: increased with the deemed annual return of 20% (twenty percent) compounded per year -paid for or contributed on the aggregate number of the Preferred Shares held by each of the holders of such Shares immediately following the Compensating Issue, shall not be higher than the price per additional Share issued under the relevant Post-Closing Issue.
9.2	The contribution payable on the Shares issued through the Compensating Issue shall, if possible, be set off against the share premium (‘agio’) already paid on the class of shares to which the shares issued in the Compensating Issue should belong (so that the relevant holders of Preferred Shares shall hot be obliged to make any payment on the shares issued to it through the Compensating Issue), or, to the extent necessary under applicable law, be equal to the nominal value of the shares issued through the Compensating Issue. The Company and each of the Shareholders hereby unconditionally and irrevocably grant a power of attorney to each (deputy) civil-law notary practising in the Netherlands, to waive any pre-emptive rights and/or to execute a deed of issuance of Preferred Shares to effectuate this anti-dilution protection.
9.3	The Parties acknowledge that, in accordance with the Articles, each of the Company’s shareholders may have certain pre-emptive rights on newly to be issued Shares. To the extent any of the Parties should be a Shareholder of the Company at the time when the provisions of Article 9.1 are effectuated, each of the Parties hereby agrees to waive any pre-emptive rights such Party may have on any and all

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Shares to be issued to such holders of Preferred Shares through the Compensating Issue pursuant to the provisions of this Article 9.
Article 10. Transfer of Shares
IPO
10.1	The Investor, having obtained prior written approval from the Supervisory Board, ma give notice to the Company and the other Shareholder(s) that in its opinion the Company should strive to realize an IPO, then each of the Parties shall be obliged to use best efforts to effect the IPO within a reasonable timeframe. If to that effect, the Company should propose certain actions that may be necessary for an IPO, all Parties Will co-operate to complete such actions and will act in good faith in order to effect such IPO. The Parties agree that in that case they will — inter alia - comply with all applicable rules, regulations and requirements for such IPO including with- out limitation the relevant stock exchange regulations, and agree to enter into such underwriting-, listing-, lock-up- and other agreements as may be deemed reasonable and necessary.
10.2	The Company will bear all costs and expenses in connection with an IPO.
Sale to a strategic or financial purchaser
10.3	The Parties agree that any holder of Shares who/which intends to accept a bona fide offer in writing, received from one or more third parties (such party or parties hereinafter an “Interested Purchaser”), for all or part of the Shares held by such Party (such Party an “Offering Shareholder”), shall be obliged to give written notice thereof to the Company and all other Shareholders (the “Notice”). The Notice shall be given within 10 (ten) business days after receipt of the offer by the Interested Purchaser. In that case, the following provisions shall apply.
Right of First Refusal
10.4	Each of the holders of the Preferred Shares shall have the right (which right, in case more than one such Shareholder should exercise such right, shall be pro rata to their mutual shareholdings of Shares) to give written notice to the Company and the Offering Shareholder within a reasonable term (which shall be determined by the Offering Shareholder in the Notice but shall not be less than 15 (fifteen) busi- ness days from the date of receipt of the Notice) that such Shareholder wishes to purchase the Shares offered by the Offering Shareholder at the same price and

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conditions as offered by the Interested Purchaser.
10.5	For the purpose of Article 10.4, the Notice shall be deemed to constitute an offer to sell which offer may be accepted in the manner described in this sub-article. Subsequently, the accepting Shareholders(s) shall be obliged to procure that the Shares offered by the Offering Shareholder shall be transferred to the accepting Shareholders(s) within 20 (twenty) business days after acceptance.
10.6	To the extent (all or some of the) Shares offered by the Offering Shareholder are not purchased by the holders of the Preferred Shares pursuant to the previous subclauses, the holders of the Ordinary Shares shall have the right (which right, in case more than one such Shareholder should exercise such right, shall be pro rata to their mutual shareholdings of Shares) to give written notice to the Company and the Offering Shareholder within a reasonable term (which shall be determined by the Offering Shareholder in the Notice, but shall not be less than 15 (fifteen) business days from the date the Offering Shareholder has been informed by the holders of the Preferred Shares that they will not purchase all Shares offered by the Offering Shareholder) that such Shareholder wishes to purchase the Shares offered by the Offering Shareholder at the same price and conditions as offered by the Interested Purchaser.
10.7	To the extent one or more of the holders of Shares should not exercise their rights under the previous sub-clauses, each of them agrees to refrain from exercising any other relevant rights such Shareholder may have under the Articles and to give all reasonable co-operation which the Offering Shareholder may need to effect the sale and transfer of Shares to the Interested Purchaser or to those Parties that do exercise their rights under this sub-clause.
Drag Along
10.8	In the event that the Offering Shareholder is the Investors (for the purpose of this Article 10.8 being the Offering Shareholder) receives from an Interested Purchaser a bona fide offer in writing for more than 80% (eighty percent) of the then outstanding Shares (including an offer to purchase such Shares in tranches), and to the extent that the Shares offered by the Offering Shareholder(s) are not sold to the other Shareholders, in such manner as is described in the previous subclauses, the Offering Shareholder(s) shall have the right to oblige the other Shareholders to offer all of the Shares held by them to the Interested Purchaser at the

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same price and conditions as offered by the Interested Purchaser, provided, however, that the Investors shall not be obliged to provide any such Interested Purchaser with any indemnities and representations and warranties, other than representations and warranties to the title of the Shares held by it; as soon as the Offering Shareholder(s) reach an agreement with the Interested Purchaser, then the other Shareholders will also be bound by such agreement and be obliged to transfer the Shares held by them to the Interested Purchaser in such a manner as the Offering Shareholder(s) have agreed with the Interested Purchaser; provided however, that to the extent that the sum of the number of Shares that the Offering Shareholder(s) and the other Shareholders want to sell and/or are obliged to sell to the Interested Purchaser, should be higher than the aggregate number of Shares than the Interested Purchaser wishes to acquire (“supply exceeds demand”), both the Offering Shareholder(s) and the other Shareholders will reduce the number of Shares to be sold by them so that the aggregate number of Shares to be sold to the Interested Purchaser shall consist of Preferred Shares held by the Offering Shareholder(s) and any other Shares held by the other Shareholders pro rata to the size of their shareholdings of Shares in the Company, all this with due observance of Article 8.1 hereof.
Tag Along
10.9	In case the Offering Shareholder is a Shareholder, then the Offering Shareholder shall procure that either the Interested Purchaser or the Offering Shareholder offers to the other Shareholders to purchase all Shares that the holders of such Shares then would wish to make available for sale, at the same price and conditions per Share (or, if the Shares held by the Offering Shareholder are of a different class than (all or some of) the Shares held by any of the relevant other Shareholders, at such price per Share as reflects the difference between those classes) as offered by the Interested Purchaser to the Offering Shareholder, provided, however, that in that case, to the extent that the sum of the number of Shares that the Offering Shareholder wants to sell to the Interested Purchaser and the number of Shares that the other Shareholders would wish to make available for sale, should be higher than the aggregate number of Shares that the Interested Purchaser wishes to acquire (“supply exceeds demand”), both the Offering Shareholder and the other Shareholders will reduce the number of Shares to be sold by them so that the aggregate number of Shares to be sold to the Interested Purchaser shall consist of Shares held by the Offering Shareholder and the other Shareholders pro rata to the size of their shareholdings of Shares in the Company, all this with due

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observance of Article 8.1 hereof. The Offering Shareholder shall procure that such offer to the other Shareholders shall be made in writing within 1 (one) month after the Offering Shareholder shall have given the Notice.

10.10	For the purpose of clarification, the Parties observe that in case of a bona fide offer in writing by an Interested Purchaser, then the provisions of the Articles 10.4 through 10.7 hereof (Right of First Refusal) will apply in preference to the provisions of Article 10.8 (Drag Along) or Article 10.9 (Tag Along).

10.11	The Parties acknowledge and agree that the arrangements included in the provisions of this Article 10 are different from the transfer restriction clauses in the Articles in the sense that they may result in the realisation of prices for Shares that are different than the prices that may result from the application of the provisions in the Articles relating to the determination of prices by experts. This deviation, however, is expressly agreed and accepted by the Parties in their mutual contractual relations as established through this Agreement.

10.12	Each of the Parties hereby undertakes towards the other Parties to act in accordance with the provisions of this article and to co-operate in the effectuation of any transaction in accordance with the provisions of this Article 10. In particular, each of the Parties hereby agrees to waive its rights under the Articles to the extent such waiver is necessary to procure that the provisions of this Article 10 may be applied in such manner as is described in this Article 10.
Article 11. Encumbrance
Each of the Shareholders undertakes towards the other Shareholders not to create, or suffer or cause any other person to create, any encumbrance with respect to any of the Shares held by them, without prior written Investor’s Consent.
Article 12. Representations and Warranties. Indemnification.
12.1	Each of the Founders hereby represents and warrants, severally and not jointly, towards the Investor that all of the Shares held by them are free from any liens, equities, charges, pledges, rights of usufruct (vruchtgebruik), adverse claims and encumbrances or interests in favour of, or claims made by or which could be made by, any other person.

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12.2	Each of Mr. Van Blitterswijk, Mr. Van der Velden, De Bruijn Holding, Mr. De Bruijn and Mr. Yuan hereby indemnifies the Investor and holds the Investor harmless for any claim or liability from any third party that originates from the business of Progentix B.V., aforementioned, in as far as the claim or liability does not — directly or indirectly - relate to the Osteoinductive Bone Graft Material Technology (e.g. claims with respect to non-related subsidies).

12.3	Each of the Company, Mr. Van Blitterswijk, Mr. Van der Velden, Mr. De Bruijn and Mr. Yuan (the “Representing Parties”) hereby represents and warrants towards the Investor that all of the representations and warranties stated in Exhibit 2 hereto pertaining to the Company and the business of the Company (the “Representations and Warranties”) are true, correct and not misleading on the Signing Date and on the Closing Date.

12.4	In the event of a breach or series of breaches of, or default or series of defaults under, any of the Representations and Warranties (such breach of or default under hereinafter a “Breach”), the Representing Parties shall, subject to the succeeding provisions of this Article 12, be severally liable (and not also jointly) and be obliged to place the Investor that should elect to exercise its rights under this Article 12 or, at the option of the Investor, the Company in the same position as the Investor or, as the case may be, the Company would have been if such Breach had not occurred. For the avoidance of doubt, the Parties agree that in the event of a Breach the Investor — unless the Investor should demand that not the Investor, but the Company shall be placed in the same position as the Company would have been if the Breach had not occurred — shall be entitled to receive from the Representing Parties such amount (the “Damage”) as may be calculated by multiplying the monetary value of the difference between, on the one hand, the position in which the Company would have been if the Breach had not occurred and, on the other hand, the actual position of the Company, by the percentage of the Company’s share capital that the Shares then directly or indirectly held by the Investor account for.

12.5	The Representing Parties shall not be liable under this Article 12 for as long as the amount of Damage per individual Breach does not exceed EUR 10,000 (ten thousand euro).

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12.6	Any and all liability of the Representing Parties in respect of the Representations and Warranties shall fully and, save for the condition set out herein, unconditionally expire at the third anniversary of the Closing Date or in the case of a tax claim as referred to under D. (‘tax warranties’) of Exhibit 2 (‘Representation and Warranties’) on the day the statutory limitations period in respect of tax claims expires, provided that any claim which would otherwise terminate pursuant to this Article 12 will continue to survive if a claim notice in writing shall have been timely sent to a Representing Party on or prior to the end of such term.

12.7	Any potential Breach that has been disclosed to the Investor in the disclosure letter (the “Disclosure Letter”), attached hereto as Exhibit 7, will prevent the Investor from claiming under the Representations and Warranties in the event that such potential Breach would materialize. At the Signing Date, the Investor has no knowledge of a Warranty being untrue, inaccurate or incomplete.

12.8	In the event that the Investor has or believes to have a claim in relation to a Breach, the Investor shall notify the Representing Parties thereof by service of a registered claim notification (aangetekende brief), stating the nature of the claim, whether or not the Investor chooses to have the Representing Parties hold harmless either the Investor or the Company in accordance with the provisions of the second sub-article of this Article 12, and the amount of the claim. If a claim of the Investor can reasonably be considered to be genuine, the Representing Parties shall forthwith remedy the Breach in accordance with the provisions of this Article 12,

12.9	The liability of each of the Representing Parties with respect to the Representations and Warranties shall be limited to the following amounts, which have been agreed in negotiations between the Parties:

Representing Party	Maximum liability amount
Company	EUR 1,000,000

Mr. Van Blitterswijk	EUR 50,000

Mr. Van der Velden	EUR 50,000

Mr. J.D. de Bruijn	EUR 50,000

Mr. Yuan	EUR 10,000

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provided, however, that the Company shall be entitled, if and to the extent (partial) payment of Damages would immediately result in bankruptcy of the Company (such amount of Damages that would result in bankruptcy of the Company hereinafter referred to as the “Excess Damages”), to pay the Excess Damages by means of an issuance of such a number of Preferred Shares, or at the option of the Investor, any other classes of Shares that may exist at that time, at their then current fair market value, to be calculated in accordance with the procedure described in the Articles, to the Investor as is equal to the Excess Damages.

12.10	In view of the provisions of article 1:88 of the Dutch Civil Code Mr. De Bruijn and Mr. Yuan shall procure that the Investor shall have received on or prior to the Closing Date a duly signed declaration of spousal consent, in the form attached hereto as Exhibit 8.
Article 13. Management Board
13.1	The management board (statutair bestuur) of the Company shall require Investor’s Consent, to the extent not provided for in the budget approved in accordance with the provision of this Article 13.1 and Article 17 hereof, for resolutions relating to any of the following decisions, provided, however that each of such decisions has an aggregate value in excess of EUR 25,000 (twenty-five thousand euro):
(a)	opening or shutting down (branch)offices, direct or indirect participation in the capital of another company and terminating or changing the size of any such participation, whether or not abroad;

(b)	lending and borrowing money (including inter-company loans) in excess of 10% (ten percent) of the Contribution, with the exception of acquiring money under a credit already granted to the Company by a bank;

(c)	entering into agreements by which the Company binds itself as guarantor or as severally-liable co-debtor, or otherwise guarantees or agrees to bind itself as security for a debt of a third party in excess of 10% (ten percent) of the Contribution;

(d)	acquiring, alienating, encumbering, leasing, letting and in any other way obtaining and giving the use or benefit of (registered) property and assets;

(e)	entering into agreements, whereby the Company is granted credit by a bank in excess of 10% (ten percent) of the Contribution;

(f)	long term direct or indirect co-operation with another company and the termination of such co-operation;

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(g)	transactions outside the ordinary course of the business of the Company;

(h)	investments or divestitures, or otherwise acquiring or disposing of a business;

(i)	application for bankruptcy or the suspension of payments;

(j)	granting registration rights or similar rights, except as provided for in this Agreement;

(k)	preparation or direct or indirect enablement of a Liquidity Event;

(l)	concluding, terminating or amending any (licensing) agreement relating to licensed intellectual property rights of the Company; and

(m)	exercising the voting rights attributable to shares held by the Company.
13.2	The protective rights of the Investor as laid down in Article 13.1 shall automatically lapse in the event at least 75% (seventy-five percent) Of the Preferred Shares have been converted into Ordinary Shares.

13.3	The management board (statutaire bestuur) of the Company shall require, to the extent not provided for in the budget approved in accordance with the provision of Article 13.1 and Article 17 hereof, the prior written approval of the Supervisory Board (as defined below) for resolutions relating to the any of the following decisions provided, however that each of such decisions has an aggregate value in excess of EUR 10,000 (ten thousand euro):
(a)	the adoption of the annual budget, which shall include an investment plan and a financing plan, annually and obligatory to be drawn up by the management board;

(b)	any expenditure that exceeds the budget by 10% (ten percent) of the level in the Company’s budget as approved by the Investor;

(c)	making settlements;

(d)	being a party to legal proceedings, including conducting arbitration proceedings with the exception of taking legal measures that cannot be delayed;

(e)	granting bonuses or profit rights to the management board, management team or personnel of the Company;

(f)	adopting a share option plan and granting individual stock options under such plan;

(g)	establishing pension plans and granting pension rights in excess of those arising from existing arrangements;

(h)	entering into any contract, transaction or commitment exceeding an aggre- gate value of EUR 100,000 (one hundred thousand euro);

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(i)	entering into and changing employment agreements, whereby a gross remuneration is granted in excess of EUR 50,000 (fifty thousand euro) per annum;

(j)	entering into an arrangement or agreement with (an individual related to) a shareholder, a managing or supervisory director of the Company or of any of its subsidiaries;

(k)	appointing proxy holders (procuratiehouders c.q. gevolmachtigden) and determining their authority and title;

(l)	appointing advisors or investment bankers with respect to a sale, IPO or financing round.
Article 14. General meeting of shareholders
14.1	The following resolutions of the general meeting of shareholders of the Company shall be adopted by (i) a simple majority of the votes validly cast at a meeting of shareholders of the Company including (ii) Investor’s Consent:
(a)	issuance of Shares;

(b)	limitation or exclusion of pre-emptive rights in respect of an issuance of Shares;

(c)	transfer or revocation of the authority to issue Shares to another corporate body;

(d)	acquisition or transfer of Shares or depository receipts thereof by the Company or any of its subsidiaries;

(e)	reduction of the Company’s issued capital;

(f)	amendment of the Articles;

(g)	statutory merger or statutory demerger;

(h)	dissolution of the Company; and

(i)	the distribution of dividends.
14.2	A resolution to appoint, dismiss or suspend a statutory director (statutair bestuurder) shall be adopted by a 2/3 (two/thirds) majority of the votes validly cast at a meeting of shareholders of the Company in which at least 50% (fifty percent) of the issued and outstanding share capital of the Company is present.

14.3	The Parties hereby agree that the protective rights of the Investor set forth in Article 14.1 shall automatically lapse in the event at least 75% (seventy-five percent) of the Preferred Shares have been converted into Ordinary Shares.

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Article 15. Consent of the Investor
To the extent this Agreement prescribes the consent of the Investor this consent shall mean the explicit consent of the Investor, which consent shall either be in writing or somehow recorded for purposes of evidence (hereinafter referred to as: “Investor’s Consent”). In the event the Company has more investors then the Investor due the syndication of the investment, the definition of Investor’s Consent shall include the consent of at least 50% (fifty percent) of all outstanding Preferred Shares.
Article 16. Supervisory Board
16.1	The Parties shall procure that the supervisory board of the Company (the “Supervisory Board”) shall be composed of 3 (three) members, to be appointed by the general meeting of shareholders:
–	1(one) of whom shall be appointed upon a binding nomination of the Investor; and,

–	1(one) of whom shall be appointed upon a binding nomination of the Founders; and,

–	1(one) of whom shall be appointed as an independent member recognised as an industry expert upon a binding nomination of the Investor together with the Founders.
At the Closing Date, the following persons shall be nominated by the following Parties:
•	Mr. E.C.M. van Wezel as Supervisory Board member on behalf of the Investor;

•	Dr. C.A. Van Blitterswijk as Supervisory Board member on behalf of the Founders.
The third, independent Supervisory Board member, shall be nominated as soon as reasonably possible.
16.2	Each of the Shareholders hereby agrees to Vote at the relevant general meetings of shareholders in favour of any binding nominations made in accordance with this Article 16, unless any candidate nominated cannot reasonably be regarded as an appropriate member of the Supervisory Board. Likewise each of the Shareholders hereby agrees to vote at the relevant general meeting of shareholders in favour of

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any proposals to suspend or dismiss a Supervisory Board member if such proposal is made by the same Party which is entitled to nominate candidates for the seat then held by such Supervisory Board member.
16.3	The Parties shall procure that the Supervisory Board shall meet at regular intervals, but at least quarterly. Votes may be rendered by power of attorney given by one Supervisory Board member to another member. The Parties agree that the Supervisory Board will adopt resolutions by a simple majority of the votes of the members present.

16.4	The Supervisory Board members shall receive reimbursement of all reasonable expenses incurred for their membership of the Supervisory Board.

16.5	To the extent allowed under applicable law, the Company shall indemnify and keep indemnified the members of the Supervisory Board from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs or expenses of any kind or nature whatsoever to which such member may become subject by reason of its/their status as member of the Supervisory Board, unless such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs or expenses of any kind or nature whatsoever is/are caused by its/their gross negligence, wilful misconduct or fraud.

16.6	The Supervisory Board members shall have the benefit of directors’ insurance in amounts and covering risks as is determined by the management board (statutaire bestuur) of the Company, subject to Investor’s Consent.
Article 17. Information
17.1	The Company agrees to furnish to the Investor the following information in electronic format:
•	Monthly financial- and management updates of the Company and its subsidiaries: within 15 (fifteen) days following the end of each month a report comprising updates on cash position and cash burn, actual versus budget;

•	Quarterly financial- and management statements of the Company and its subsidiaries: within 30 (thirty) days following the end of each quarter a report comprising at least a profit and loss account for the prior quarter, actual versus budget updates on cash position and cash burn, updated sales and profit

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and loss forecasts, estimates for the running quarter, a quarterly progress report, and other key performance indicators relating to the Company;

•	Annual reports: within 90 (ninety) days after the end of each financial year the audited financial statements according to generally accepted accounting principles in the Netherlands;

•	Annual budget: at least 60 (sixty) days before the end of each financial year, which budget will include a projected income statement, cash flow projections and a balance sheet of the Company and its subsidiaries on a monthly basis for the following financial year;

•	Any other information which the Investor may reasonably require to monitor the Company’s and its subsidiaries business strategy, major business developments and the financial and overall performance of the Company and its subsidiaries on a regular basis.
17.2	The Company and the Founders agree to allow the Investor and its external advisers for as long as the Investor is a Shareholder, to visit each and every office of the Company and/or any of its subsidiaries as often as the Investor should reasonably request (after having given a reasonable written notice) and to inspect and copy the Company’s and/or its subsidiaries’ books and records (including corporate and financial records) and discuss its business and financial matters with the Company’s management unless, either (i) after an IPO such visits and/or inspections cannot, under the regulations applicable to companies listed on the relevant stock exchange, be allowed to the investor or (ii) such visits and/or inspections cannot be allowed to the Investor due to non disclosure obligations of the Company in connection with its business. All costs and expenses in relation to the provisions in this sub-article, shall be borne by the Investor who incurred such costs and expenses. Should it appear from these inspections that the Company has not — or not timely—met its obligations pursuant to Article 17.1 all costs shall be borne by the Company.
Article 18. Budget
To the extent that the Investor should notify the Company that it does not approve the budget provided to them pursuant to Article 17.1, then the Company shall (i) refrain from any actions aimed at or relating to the implementation of any and all of the items referred to in such budget, and (ii) submit to the Investor an amended budget.

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Article 19. Non-Competition Agreements
19.1	Each of the Mr. De Bruijn and Mr. Yuan hereby undertakes and covenants with the Company and the Investor that he shall not, except with the prior written approval of the Company and each of the Investors:
a.	while he is (either directly or indirectly) a manager with or advisor to the Company or its (future) subsidiaries, be engaged or interested directly or indirectly (in any capacity whatsoever) in Osteoinductive Bone Graft Material Technology; or

b.	during a period commencing on the date he (either directly or indirectly) no longer is a holder of Shares in the capital of the Company, manager with or advisor to the Company or its (future) subsidiaries and ending two (2) years later or, if earlier, at the IPO: (i) carry on or be concerned, engaged or interested directly or indirectly in any capacity whatsoever in Osteoinductive Bone Graft Material Technology; or (ii) either on his own behalf or in any other capacity whatsoever directly or indirectly do or say anything which may lead to any person or entity ceasing to do business with the Company or its (future) subsidiaries on substantially the same terms as previously (or at all) or endeavour to entice away from the Company or its (future) subsidiaries or solicit any person, firm or company who at the date of cessation does business with the Company or its (future) subsidiaries or which has during such a period been a customer of the Company or its (future) subsidiaries; or (iii) either on his/its own behalf or in any other capacity whatsoever directly or indirectly employ, engage or induce, or seek to induce, to leave the service of the Company or its (future) subsidiaries, any person who at that date is employed by the Company or its (future) subsidiaries.
Article 20. Future pre-emptive rights
In the event of an issue of new Shares (irrespective of the class of such Shares) and notwithstanding any contrary provision in the Articles (as the Articles may read from time to time), all Shareholders (including the holders of Preferred Shares and/or any future classes of Preferred Shares) shall (in deviation Of section 2:206a subsection 2 of the Dutch Civil Code) have a first right to subscribe for any newly issued Shares in proportion to their individual shareholdings of Shares in the Company. In the event a Shareholder does not exercise its pre-emptive rights in respect of such newly issued Shares, the other Shareholders shall have pre-emptive rights in respect of those shares in proportion to

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their individual shareholdings of Shares in the Company. For the purpose of clarification, the Parties observe that in case of an issue of new Shares, the provisions of Article 9 hereof (Anti-Dilution Adjustments) will apply in preference to the provisions of this Article 20 (Future Pre-emptive rights). The Investor is entitled to exercise any pre-emptive rights of any Shareholder that does not exercise its own pre-emptive rights, whereby BioGeneration is entitled to transfer or assign its pre-emptive rights to affiliates, to successor funds and/or to Forbion Capital Partners.
Article 21. Assignments; Perpetual Covenant
21.1	The Investor shall at all times have the right to transfer the Shares held by it along with their rights and obligations under this Agreement to any (other) company, for as long as such (other) company is controlled by the Investor, for as long as such (other) company (directly or indirectly) controls the relevant Investor, or for as long such company is an investment fund or similar entity managed by one or more investment managers of such Investor or managed by the same general partner or manager as such Investor or by any other general partner or manager within the same group as such Investor or its general partner, except for portfolio companies and provided that such transfer takes place in accordance with Article 21.2 hereof. Each of the other Parties hereby agrees to unconditionally co-operate to effect any such transfer.
21.2	Notwithstanding any other provisions of this Agreement, no Party shall transfer any Shares to any transferee which is not bound by the provisions of this Agreement without procuring that such transferee shall have agreed to become a party to this Agreement effective as from the moment that it shall be a shareholder of the Company, and by doing so shall have accepted the rights and obligations under this Agreement which apply to the transferor of the relevant Shares immediately prior to the transfer of such Shares.
Article 22. Costs and Expenses
22.1	All fees, costs and expenses, up to a maximum amount of EUR 30,000 (thirty thousand euro) charged by the advisor(s) of the Investor in relation to the drawing up and negotiation of this Agreement and the (notarial) execution thereof, shall, be borne by the Company. All fees, costs and expenses incurred in excess thereof and all fees, costs and expenses incurred by the other Parties shall be borne by

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each such Party.
22.2	Each of the Parties represents that he/it has not incurred and will not incur any brokerage fees, agent’s fees or any other commissions in connection with the transactions contemplated by this Agreement.
Article 23. Confidentiality; Announcements
23.1	Each of the Parties agrees to keep secret and strictly confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of (except for the purposes of the Company’s and/or its subsidiaries business) any confidential information relating to the Company and/or its subsidiaries including but not limited to intellectual property (whether owned or licensed by the Company and/or its subsidiaries), lists of customers, reports, notes, memoranda and all other documentary records pertaining to the Company and/or its subsidiaries, or its/their business affairs, finances, suppliers, customers or contractual or other arrangements but excluding any information which is in the public domain or which they are required to disclose by law or by the rules of any regulatory body to which the relevant Party is subject.
23.2	Notwithstanding the previous sub-clause, the Company and the Investor shall have the right to (i) make such announcements in connection with the participation of the Investor in the Company as is customary for such Party to make, for example through press releases or tombstone advertisements in newspapers, provided however that information made public reveals nothing more than (a) the name of the Investor (b) total invested amount, and (ii) use, disclose or divulge any such information to its (supervisory) board members, members of their investment committee or similar committees, other financial investors and financial institutions in their capacity as lenders to the Company.
Article 24. Notices
Any notices given in connection with this Agreement must be in writing and may be given by fax and registered mail to the addresses referred to in this Agreement or, in respect of any of such addresses, to such other address as the recipient may notify to the other Parties for such purpose.

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Article 25. Entire Agreement
This Agreement and its Exhibits, annexes and schedules sets out the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes and terminates all prior understandings, discussions and agreements with respect to the subject matter of this Agreement between the Parties.
Article 26. General Provisions
26.1	In accordance with the laws designated to combat money laundering, each Party including any Party acting on behalf of a fund, hereby certifies:
a.	that he/it has identified the underlying investors in all the funds for which he/it is acting; and

b.	that he/it is unaware of any activities on the part of such investors which lead it to suspect that anyone of such investors is or has been involved in criminal conduct or money laundering activities, and that in case of any suspicion of any such activity he/it will, subject to any legal constraints, inform the competent authorities of such suspicions and activities; and

c.	he/it will retain, until further notice, all documentation required to identify the underlying investors in the funds for which he/it is acting.
26.2	Amendments to this Agreement, in order to be effective, must be made in writing and be signed by all Parties to this Agreement
26.3	In the event of any discrepancies or contradictions between this Agreement and the Articles, this Agreement shall prevail to the extent permitted under the laws of the Netherlands.
26.4	Each of the Parties hereby waives its right to have this Agreement rescinded (ontbonden) or to claim the rescission (ontbinding) thereof, or to cancel or terminate (opzeggen) this Agreement.
26.5	Should any provision of this Agreement be or become partly or entirely invalid or impractical, then this shall not affect the validity of the remaining provisions.

26.6	This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

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26.7	The courts of Amsterdam, the Netherlands shall have exclusive jurisdiction over a dispute arising out of or in connection with this Agreement, as well as over any claims to demand performance under this Agreement.
In witness whereof this Agreement has been sighed and executed by the Parties hereto in singular on the 11th of January 2008.

/s/ Dr. C.A. van Blitterswijk	/s/ Mr. F.J.W.E.B. van der Velden

Dr. C.A. van Blitterswijk	Mr. F.J.W.E.B. van der Velden

/s/ Mr. H. Yuan	/s/ Mr. J.D. de Bruijn

Mr. H. Yuan	Mr. J.D. de Bruijn

/s/ J.D. de Bruijn	/s/ J.D. de Bruijn

J.D. de Bruijn Holding B.V.	Progentix Orthobiology B.V.
By: J.D. de Bruijn	By: J.D. de Bruijn Holding B.V.
By: J.D. de Bruijn
/s/ Mr. E.C.M. van Wezel /s/ Mr. W.M. Hazenberg

BioGeneration Ventures B.V. By: BioGeneration Management B.V.
By: Mr. E.C.M. van Wezel By: Mr. W.M. Hazenberg

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EXHIBIT K
FOUNDERS’ NON-COMPETITION AGREEMENT
     THIS FOUNDERS’ NON-COMPETITION AGREEMENT (the “Agreement”) is made as of January 13, 2009, by on the one hand NuVasive, Inc., a Delaware corporation, whose registered office is at 7473 Lusk Boulevard, San Diego, California 92121 (the “Purchaser”) and on the other hand Joost D de Bruijn (“Bruijn”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Preferred Stock Purchase Agreement (as defined below).
RECITALS
     (i) Purchaser intends to purchase from the Sellers forty percent (40%) of the shares in the capital of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands with Company No. 30234249, whose registered office is at Professor Bronkhorstlaan 10 D (3723 MB) Bilthoven, the Netherlands held by the Sellers (the “Company”).
     (ii) In connection with the transactions contemplated thereby, the Company has entered into a Distribution Agreement, dated January 13, 2009, with Purchaser (the “Distribution Agreement”) regarding the manufacture by the Company and distribution by Purchaser of certain products (the “Products”) set forth on Exhibit A attached thereto in the Field (as defined in the Distribution Agreement).
     (iii) As stipulated in the Preferred Stock Purchase Agreement, dated January 13, 2009, by and among Purchaser, the Company and the Sellers (the “Preferred Stock Purchase Agreement”), Purchaser has conditioned the closing of the transactions contemplated by the Preferred Stock Purchase Agreement on the execution of this Agreement by Bruijn.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. PURPOSE. Bruijn understands that, solely to extent expressly set forth herein, he is prohibited from (i) engaging in any competition with the Purchaser’s group of companies, which group includes the Company (the “Purchaser’s Group”) and (ii) soliciting any person of the Purchaser’s Group to leave the latter.
     2. NON-COMPETITION. Except with respect to RevOs, a synthetic polymer-Nano HA composite bone substitute intended to mimic cortical bone, Bruijn agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly, (i) engage in any commercial activity with any competitor of the Purchaser’s Group with respect to any of the Products in the Field (a “Competing Business”) if such activity is related to the commercialization of a biologic

(e.g. bone graft material and/or biologically active compound) or other Product or compound intended to foster bone growth that will compete with the Products and includes a use in spinal applications (“Competitive Services”), or (ii) provide Competitive Services to, any person (or any affiliate of any person) who or which is engaged in a Competing Business with respect to such Competing Business (whether directly or indirectly). Purchaser expressly acknowledges and agrees that Bruijn is or may become a member of a not-for-profit institution or association (collectively, the “Institutions”) and notwithstanding anything to the contrary contained herein, nothing in this Agreement shall preclude or in any way restrict Bruijn from providing educational services at any such Institution or conducting research at any such Institution. A complete list of the research activities of Bruijn relating to any biologic or other Product or compound intended to foster bone growth as of the date of this Agreement is attached hereto as Exhibit A.
     3. NON-SOLICITATION.
     (a) Bruijn agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly, solicit, encourage or attempt to solicit or encourage any person who is at the time of such solicitation, encouragement, or attempted solicitation or encouragement an employee of the Company and who was immediately prior to the closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing”), an employee of the Company to leave the employment of the Company.
     (b) Bruijn agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit, encourage or attempt to solicit or encourage to cease to work with the Company, any employee of, or consultant then under contract with the Company who is or has been engaged in the business of the Company (the “Business”).
     (c) Bruijn agrees that he will not, directly or indirectly: (i) solicit, induce or attempt to induce any customer to cease doing business in whole or in part with the Purchaser’s Group; (ii) attempt to limit or interfere with any business agreement existing between the Purchaser’s Group and any third party; or (iii) disparage the business reputation or employees of the Purchaser’s Group or take any actions, knowingly, willfully or, recklessly, that are harmful to the Purchaser Group’s goodwill with their customers, clients, publishers, advertisers, marketers, vendors, employees, service providers, media or the public.
     4. RESTRICTED PERIOD. The prohibitions set forth above shall apply from the date of closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing Date”) through the second anniversary of the Closing Date.
     5. TERRITORY. The prohibitions set forth above will globally apply, unless the Purchaser has in written form indicated differently.

     6. MISCELLANEOUS. This Agreement shall be binding upon and for the benefit of the undersigned parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term thereof. Any amendment to this Agreement must be in writing and signed by an authorized representative of each party. This Agreement may be signed in counterparts.
     7. BREACH. In the event of a breach by Bruijn of his obligations pursuant to this Agreement, Bruijn agrees that he shall forfeit to Purchaser, without any further notice or demand being required, an immediately payable penalty in the amount of fifty percent (50%) of any amounts received by Bruijn Holding B.V. under the Preferred Stock Purchase Agreement (the “Liquidated Damages”) for any such violation, without limiting or precluding the right of the Purchaser to claim from Bruijn specific performance or any damages which the Purchaser has incurred; provided, that any Liquidated Damages collected by Purchaser hereunder shall be offset against any Damages to which Purchaser is otherwise entitled under the Preferred Stock Purchase Agreement.
     8. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands and shall be binding upon the parties hereto in the Netherlands and worldwide. Bruijn and the Purchaser agree that any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts in the Netherlands, and each party agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above.

JOOST D DE BRUIJN	NUVASIVE INC.

By:

Joost D de Bruijn		Name:
Title:

Exhibit A
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT L
FOUNDERS’ NON-COMPETITION AGREEMENT
     THIS FOUNDERS’ NON-COMPETITION AGREEMENT (the “Agreement”) is made as of January 13, 2009, by on the one hand NuVasive, Inc., a Delaware corporation, whose registered office is at 7473 Lusk Boulevard, San Diego, California 92121 (the “Purchaser”) and on the other hand Clemens van Blitterswijk (“Blitterswijk”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Preferred Stock Purchase Agreement (as defined below).
RECITALS
     (i) Purchaser intends to purchase from the Sellers forty percent (40%) of the shares in the capital of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands with Company No. 30234249, whose registered office is at Professor Bronkhorstlaan 10 D (3723 MB) Bilthoven, the Netherlands, held by the Sellers (the “Company”).
     (ii) In connection with the transactions contemplated thereby, the Company has entered into a Distribution Agreement, dated January 13, 2009, with Purchaser (the “Distribution Agreement”) regarding the manufacture by the Company and distribution by Purchaser of certain products (the “Products”) set forth on Exhibit A attached thereto in the Field (as defined in the Distribution Agreement).
     (iii) As stipulated in the Preferred Stock Purchase Agreement, dated January 13, 2009, by and among Purchaser, the Company and the Sellers (the “Preferred Stock Purchase Agreement”), Purchaser has conditioned the closing of the transactions contemplated by the Preferred Stock Purchase Agreement on the execution of this Agreement by Blitterswijk.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. PURPOSE. Blitterswijk understands that, solely to extent expressly set forth herein, he is prohibited from (i) engaging in any competition with the Purchaser’s group of companies, which group includes the Company (the “Purchaser’s Group”) and (ii) soliciting any person of the Purchaser’s Group to leave the latter.
     2. NON-COMPETITION. Except with respect to RevOs, a synthetic polymer-Nano HA composite bone substitute intended to mimic cortical bone, Blitterswijk agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly; (i) engage in any commercial activity with any competitor of the Purchaser’s Group with respect to any of the Products in the Field (a “Competing Business”) if such activity is related to the commercialization of a

1

biologic (e.g. bone graft material and/or biologically active compound) or other Product or compound intended to foster bone growth that will compete with the Products and includes a use in spinal applications (“Competitive Services”), or (ii) provide Competitive Services to, any person (or any affiliate of any person) who or which is engaged in a Competing Business. Purchaser expressly acknowledges and agrees that Blitterswijk is or may become a member of a not-for-profit institution or association (collectively, the “Institutions”) and notwithstanding anything to the contrary contained herein, nothing in this Agreement shall preclude or in any way restrict Blitterswijk from providing educational services at any such Institution or conducting research at any such Institution. A complete list of the research activities of Blitterswijk relating to any biologic or other Product or compound intended to foster bone growth as of the date of this Agreement is attached hereto as Exhibit A. Purchaser expressly acknowledges and agrees that Blitterswijk is or may in the future enter the business of venture capital investing and in such capacity may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and/or Purchaser Group. Nothing in this Agreement shall preclude or in any way restrict any venture capital firm or similar institutional investor with which Blitterswijk is affiliated from investing or participating in any particular enterprise, or any other general partner, member, officer or employee of any such venture capital firm or similar institutional investor from serving on the board of directors of any enterprise in which it makes an investment, whether or not such enterprise has products or services which compete with those of the Company and/or the Purchaser Group.
     3. NON-SOLICITATION.
     (a) Blitterswijk agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly: solicit, encourage or attempt to solicit or encourage any person who is at the time of such solicitation, encouragement, or attempted solicitation or encouragement an employee of the Company and who was immediately prior to the closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing”), an employee of the Company to leave the employment of the Company.
     (b) Blitterswijk agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit, encourage or attempt to solicit or encourage to cease to work with the Company, any employee of, or consultant then under contract with the Company who is or has been engaged in the business of the Company (the “Business”).
     (c) Blitterswijk agrees that he will not, directly or indirectly: (i) solicit, induce or attempt to induce any customer to cease doing business in whole or in part with the Purchaser’s Group; (ii) attempt to limit or interfere with any business agreement existing between the Purchaser’s Group and any third party; or (iii) disparage the business reputation or employees of the Purchaser’s Group or take any actions, knowingly, willfully or, recklessly, that are harmful to the Purchaser Group’s goodwill with their

2

customers, clients, publishers, advertisers, marketers, vendors, employees, service providers, media or the public.
     4. RESTRICTED PERIOD. The prohibitions set forth above shall apply from the date of closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing Date”) through the second anniversary of the Closing Date.
     5. TERRITORY. The prohibitions set forth above will globally apply, unless the Purchaser has in written form indicated differently.
     6. MISCELLANEOUS. This Agreement shall be binding upon and for the benefit of the undersigned parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term thereof. Any amendment to this Agreement must be in writing and signed by an authorized representative of each party. This Agreement may be signed in counterparts.
     7. BREACH. In the event of a breach by Blitterswijk of his obligations pursuant to this Agreement, Blitterswijk agrees that he shall forfeit to Purchaser, without any further notice or demand being required, an immediately payable penalty in the amount of fifty percent (50%) of any amounts received by Incubation B.V. under the Preferred Stock Purchase Agreement (the “Liquidated Damages”) for any such violation, without limiting or precluding the right of the Purchaser to claim from Blitterswijk specific performance or any damages which the Purchaser has incurred; provided, that any Liquidated Damages collected by Purchaser hereunder shall be offset against any Damages to which Purchaser is otherwise entitled under the Preferred Stock Purchase Agreement.
     8. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands and shall be binding upon the parties hereto in the Netherlands and worldwide. Blitterswijk and the Purchaser agree that any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts in the Netherlands, and each party agrees to submit to the personal and exclusive jurisdiction and venue of such courts.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above.

CLEMENS VAN BLITTERSWIJK	NUVASIVE INC.

By:

Clemens van Blitterswijk		Name:
Title:

3

Exhibit A
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

4

EXHIBIT M
INVESTOR NON-COMPETITION AGREEMENT
     THIS INVESTOR NON-COMPETITION AGREEMENT (the “Agreement”) is made as of January 13, 2009, by on the one hand NuVasive, Inc., a Delaware corporation, whose registered office is at 7473 Lusk Boulevard, San Diego, California 92121 (the “Purchaser”) and on the other hand Edward van Wezel (“Wezel”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Preferred Stock Purchase Agreement (as defined below).
RECITALS
     (i) Purchaser intends to purchase from the Sellers forty percent (40%) of the shares in the capital of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands with Company No. 30234249, whose registered office is at Professor Bronkhorstlaan 10 D (3723 MB) Bilthoven, the Netherlands held by the Sellers (the “Company”).
     (ii) In connection with the transactions contemplated thereby, the Company has entered into a Distribution Agreement, dated January 13, 2009, with Purchaser (the “Distribution Agreement”) regarding the manufacture by the Company and distribution by Purchaser of certain products (the “Products”) set forth on Exhibit A attached thereto in the Field (as defined in the Distribution Agreement).
     (iii) As stipulated in the Preferred Stock Purchase Agreement, dated January 13, 2009, by and among Purchaser, the Company and the Sellers (the “Preferred Stock Purchase Agreement”), Purchaser has conditioned the closing of the transactions contemplated by the Preferred Stock Purchase Agreement on the execution of this Agreement by Wezel.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. PURPOSE. Wezel understands that, solely to extent expressly set forth herein, he is prohibited from engaging in any competition with the Purchaser’s group of companies, which group includes the Company (the “Purchaser’s Group”).
     2. NON-COMPETITION. Except with respect to RevOs, a synthetic polymer-Nano HA composite bone substitute intended to mimic cortical bone, Wezel agrees that he will not personally serve as a member of the supervisory board (raad van comissarissen) of any party that is a competitor of the Purchaser’s Group with respect to any of the Products in the Field if such competitor is engaged in the business of commercializing a biologic (e.g. bone graft material and/or biologically active compound) or other Product or compound intended to foster bone growth that will

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compete with the Products and includes a use in spinal applications (a “Competing Business”). Wezel further agrees that he will not personally serve as a member of the board of directors or a substantially equivalent governing body of any Competing Business, if BioGeneration Ventures BV makes an investment in any such Competing Business outside the Netherlands. Purchaser expressly acknowledges and agrees that Wezel is in the business of venture capital investing and therefore (a) Wezel reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and/or Purchaser Group, (b) Wezel monitors investments in Competing Businesses, including consulting with members of BioGeneration Ventures BV that serve on the board of directors, and (c) Wezel may take any and all actions on behalf of BioGeneration Ventures BV as a shareholder of a Competing Business (including, without limitation, the activities described in clauses (a) and (b) of this Section 2). Nothing in this Agreement shall preclude or in any way restrict any venture capital firm or similar institutional investor with which Wezel is affiliated from investing or participating in any particular enterprise, or any other general partner, member, officer or employee of any such venture capital firm or similar institutional investor from serving on the supervisory board (raad van comissarissen) or the board of directors or a substantially equivalent governing body of an entity in which it makes an investment, whether or not such entity has products or services which compete with those of the Company and/or the Purchaser Group.
     4. RESTRICTED PERIOD. The prohibitions set forth above shall apply from the date of closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing Date”) through the second anniversary of the Closing Date.
     5. TERRITORY. The prohibitions set forth above will globally apply, unless the Purchaser has in written form indicated differently.
     6. MISCELLANEOUS. This Agreement shall be binding upon and for the benefit of the undersigned parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term thereof. Any amendment to this Agreement must be in writing and signed by an authorized representative of each party. This Agreement may be signed in counterparts.
     7. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands and shall be binding upon the parties hereto in the Netherlands and worldwide. Wezel and the Purchaser agree that any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts in the Netherlands, and each party agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above.

EDWARD VAN WEZEL	NUVASIVE INC.

By:

Edward van Wezel		Name:
Title:

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